Filed pursuant to Rule 424(b)(3)

Registration No. 333-184172

PROSPECTUS

SandRidge Energy, Inc.

Offer to Exchange

$275,000,000 of 7.5% Senior Notes due 2021

$825,000,000 of 7.5% Senior Notes due 2023

We are offering to exchange, in transactions registered under the Securities Act of 1933, as amended (the “Securities Act”), and on the terms and subject to the conditions described in this prospectus and the accompanying letter of transmittal, $275,000,000 aggregate principal amount of our 7.5% Senior Notes due 2021 (the “new 2021 notes”) and $825,000,000 aggregate principal amount of our 7.5% Senior Notes due 2023 (the “new 2023 notes” and collectively with the new 2021 notes, the “new notes”) for like principal amounts of our outstanding unregistered 7.5% Senior Notes due 2021 (the “old 2021 notes”) and 7.5% Senior Notes due 2023 (the “old 2023 notes” and collectively with the old 2021 notes, the “old notes”). We refer to the new notes and the old notes collectively as the “notes.” We also refer to the new 2021 notes and the old 2021 notes collectively as the “2021 notes,” and to the new 2023 notes and the old 2023 notes collectively as the “2023 notes.”

We are offering the new notes in order to satisfy our obligations under the registration rights agreements entered into in connection with the private placements of the old notes. In the exchange offers, we will exchange an equal principal amount of new notes that are freely tradable for all old notes of the same series that are validly tendered and not validly withdrawn. Each exchange offer expires at 5:00 p.m., Eastern time, on November 8, 2012, unless extended. You may withdraw tenders of outstanding old notes at any time prior to the expiration of the applicable exchange offer. We will accept for exchange any and all old notes validly tendered and not withdrawn prior to the expiration of the applicable exchange offer.

The exchange offers are subject to the conditions discussed under “The Exchange Offers–Conditions to the Exchange Offers,” including, among other things, the effectiveness of the registration statement of which this prospectus forms a part.

The exchange of old notes for new notes in the exchange offers will not be a taxable event for U.S. federal income tax purposes. We will not receive any proceeds from the exchange offers.

The old notes are, and the new notes will be, unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by certain of our existing subsidiaries and by certain of our future domestic restricted subsidiaries.

The new notes are being issued under the indentures under which we previously issued the old notes and the terms of the new notes are identical to the terms of the old notes, except that the transfer restrictions, registration rights and provisions for additional interest relating to the old notes do not apply to the new notes.

The new notes will not be listed on any securities exchange. Currently, there is no public market for the old notes. As of the date of this prospectus, $275,000,000 in aggregate principal amount of old 2021 notes are outstanding and $825,000,000 in aggregate principal amount of old 2023 notes are outstanding.

See “Risk Factors” beginning on page 8 for a discussion of certain risks that you should consider before participating in the exchange offers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the new notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 11, 2012.

We are incorporating by reference into this prospectus important business and financial information that is not included in or delivered with this prospectus. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. We are not making offers to sell these securities in any state or jurisdiction where the offers are not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

The information incorporated herein by reference is available without charge to holders upon written or oral request to: SandRidge Energy, Inc., 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102, Attention: Corporate Secretary, (405) 429-5500. In order to ensure timely delivery of such documents, holders must request this information no later than five days before the date they must make their investment decision. Each exchange offer is expected to expire on November 8, 2012 and you must make your exchange decision by the expiration date of the applicable exchange offer. Accordingly, any request for documents should be made by November 1, 2012 to ensure timely delivery of the documents prior to the expiration of the applicable exchange offer.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offers, we will make this prospectus available to any broker-dealer for use in connection with any such resale. Please read “Plan of Distribution.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission (the “SEC”) (File No. 001-33784) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public through the SEC’s website at http://www.sec.gov. You may read and copy any document we file at the SEC’s public reference room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 27, 2012, as amended by Amendment No. 1, filed with the SEC on March 20, 2012;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2012 and June 30, 2012, which were filed with the SEC on May 7, 2012 and August 6, 2012, respectively; and

•

Our Current Reports on Form 8-K filed with the SEC on February 3, 2012, February 27, 2012, April 2, 2012 (two Current Reports on Form 8-K filed on such date, excluding a Current Report on Form 8-K furnished under Item 7.01 on such date), April 4, 2012, April 9, 2012, April 17, 2012, April 18, 2012, April 24, 2012, May 18, 2012, June 6, 2012, June 22, 2012 (as amended by Amendment No. 1 filed on August 31, 2012), August 6, 2012, August 10, 2012 and August 21, 2012.

We also hereby incorporate by reference into this prospectus any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the filing of the registration statement to which this prospectus relates and prior to the effectiveness of such registration statement, and all such future filings that we make with the SEC prior to the completion or termination of the exchange offers to which this prospectus relates.

You may request a copy of these filings at no cost by writing or telephoning us at the address and telephone number below. We will not send exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. Please direct requests for documents incorporated by reference to:

Philip T. Warman

Corporate Secretary

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma 73102-6406

(405) 429-5500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus. In order to ensure timely delivery of documents, holders must request this information no later than five business days before the date they must make their investment decision. Accordingly, any request for documents should be made by November 1, 2012 to ensure timely delivery of the documents prior to the expiration of the applicable exchange offer.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in or incorporated by reference into this prospectus, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements express a belief, expectation or intention and generally are accompanied by words that convey projected future events or outcomes. These forward-looking statements may include projections and estimates concerning capital expenditures, our liquidity and capital resources, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes, elements of our business strategy, compliance with governmental regulation of the oil and natural gas industry, including environmental regulations, the effects of our acquisition of Dynamic Offshore Resources, LLC, and other statements concerning our operations, economic performance and financial condition. Forward-looking statements are generally accompanied by words such as “estimate,” “assume,” “target,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “could,” “may,” “foresee,” “plan,” “goal,” “should,” “intend” or other words that convey the uncertainty of future events or outcomes. We have based these forward-looking statements on our current expectations and assumptions about future events. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are reasonable and appropriate under the circumstances. The actual results or developments anticipated may not be realized, or even if substantially realized, they may not have the expected consequences to or effects on our business or results. These forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation to update or revise these statements unless required by law, and we caution you not to rely on them unduly. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties relating to, among other matters, the risks and uncertainties discussed under the heading “Risk Factors” in this prospectus, including the following:

•	risks associated with drilling oil and natural gas wells;

•	the volatility of oil and natural gas prices;

•	uncertainties in estimating oil and natural gas reserves;

•	the need to replace the oil and natural gas we produce;

•	our ability to execute our growth strategy by drilling wells as planned;

•	risks to our ability to drill productive, economically viable oil and natural gas wells;

•	risks and liabilities associated with acquired properties and risks related to the integration of acquired businesses;

•	amount, nature and timing of capital expenditures, including future development costs, required to develop our undeveloped areas;

•	concentration of operations in the Mid-Continent, west Texas and the Gulf of Mexico;

•	economic viability of certain natural gas production in west Texas due to high CO2 content;

•	availability of natural gas production for our midstream services operations;

•	limitations of seismic data;

•	the potential adverse effect of commodity price declines on the carrying value of our oil and natural gas properties;

•	severe or unseasonable weather that may adversely affect production;

•	availability of satisfactory oil and natural gas marketing and transportation;

•	availability and terms of capital to fund capital expenditures;

•	amount and timing of proceeds of asset sales and asset monetizations;

•	substantial existing indebtedness;

•	limitations on operations resulting from debt restrictions and financial covenants;

•	potential financial losses or earnings reductions from commodity derivatives;

•	potential elimination or limitation of tax incentives;

•	competition in the oil and natural gas industry;

•	general economic conditions, either internationally or domestically or in the jurisdictions in which we operate;

•

costs to comply with current and future governmental regulation of the oil and natural gas industry, including environmental, health and safety laws and regulations, and regulations with respect to hydraulic fracturing; and

•	the need to maintain adequate internal control over financial reporting.

v

PROSPECTUS SUMMARY

The following summary may not contain all of the information that may be important to you and should be read in conjunction with the more detailed information, financial statements and related notes appearing elsewhere in or incorporated by reference in this prospectus. References in this prospectus to “SandRidge,” the “Company,” “we,” “our,” or “us,” refer to SandRidge Energy, Inc. and its subsidiaries on a consolidated basis, unless otherwise indicated or the context requires otherwise.

Our Company

We are an independent oil and natural gas company concentrating on development and production activities in the Mid-Continent, west Texas and the Gulf of Mexico. Our primary areas of focus are the Mississippian formation in the Mid-Continent area of Oklahoma and Kansas and the Permian Basin in west Texas. We own and operate additional interests in the Mid-Continent, Gulf of Mexico, West Texas Overthrust (“WTO”) and Gulf Coast. We also operate businesses that are complementary to our primary development and production activities, including gas gathering and processing facilities, an oil and natural gas marketing business and an oil field services business, including its wholly owned drilling rig business.

Our principal executive offices are located at 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102 and our telephone number is (405) 429-5500. Our website is http://www.sandridgeenergy.com. Our common stock is listed on the New York Stock Exchange under the symbol “SD.”

Recent Developments

Issuance of Old 2021 Notes and Old 2023 Notes

On August 20, 2012, we issued $275 million aggregate principal amount of old 2021 notes and $825 million aggregate principal amount of old 2023 notes to qualified institutional buyers eligible under Rule 144A of the Securities Act and to persons outside the United States under Regulation S under the Securities Act. Net proceeds from the offerings were approximately $1,080.5 million after deducting offering expenses, and were used to fund our tender offer for, and subsequent redemption of, $350 million aggregate principal amount of our Senior Floating Rate Notes due 2014 (the “2014 notes”), as described below, and for general corporate purposes, including funding our capital expenditure program. The 2021 notes and 2023 notes are jointly and severally guaranteed unconditionally, in full, on an unsecured basis by certain of our wholly owned subsidiaries. In conjunction with the issuance of the old 2021 notes and old 2023 notes, we entered into registration rights agreements requiring that we commence registered exchange offers for these notes no later than August 20, 2013. See “Description of Other Indebtedness—Outstanding Senior Notes.”

Extinguishment of Senior Floating Rate Notes due 2014

On August 20, 2012, we purchased $329.9 million, or 94.26%, of the aggregate principal amount of our 2014 notes pursuant to a tender offer and consent solicitation, to holders who tendered 2014 notes prior to August 17, 2012. We paid consideration for tendered 2014 notes of $1,002.50 per $1,000 principal amount of such notes tendered, plus accrued and unpaid interest from July 1, 2012. On September 4, 2012, we redeemed the remaining outstanding $20.1 million aggregate principal amount of 2014 notes at 100% of the aggregate principal amount, plus accrued and unpaid interest from July 1, 2012.

Acquisition of Gulf of Mexico Properties

On June 20, 2012, we acquired oil and natural gas properties located on approximately 184,000 gross (103,000 net) acres in the Gulf of Mexico (the “Gulf of Mexico Properties”) for approximately $38.5 million, net of purchase price adjustments, subject to post-closing adjustments. The acquisition of the Gulf of Mexico Properties added oil and natural gas reserves and production to our existing asset base in the Gulf of Mexico. The Gulf of Mexico Properties were producing approximately 3,000 barrels of oil equivalent per day at the time this transaction was completed.

Sale of Tertiary Recovery Properties

On June 4, 2012, we sold our tertiary recovery properties located in the Permian Basin area of west Texas for approximately $130.0 million, subject to post-closing adjustments. The divested areas were producing approximately 1,100 barrels of oil equivalent per day at the time of this transaction.

The Exchange Offers

On August 20, 2012, we completed private placements of the outstanding, unregistered old notes. In connection with that issuance, we entered into a registration rights agreement for each series of notes in which we agreed, among other things, to deliver this prospectus to you and to use our best efforts to complete registered exchange offers for the applicable series of old notes. The following is a summary of the exchange offers. See “The Exchange Offers” on page 33 for a full description of the terms of the exchange offers.

Old Notes	$275,000,000 of our 7.5% Senior Notes due 2021 and $825,000,000 of our 7.5% Senior Notes due 2023, all of which were issued on August 20, 2012.

New Notes	$275,000,000 of our 7.5% Senior Notes due 2021 and $825,000,000 of our 7.5% Senior Notes due 2023. The terms of the new 2021 notes are identical to the terms of the old 2021 notes and the terms of the new 2023 notes are identical to the terms of the old 2023 notes, except that in each case the transfer restrictions, the registration rights and provisions for additional interest relating to the old notes do not apply to the new notes.

The Exchange Offers	We are offering to exchange up to $275,000,000 aggregate principal amount of our new 2021 notes, which will be registered under the Securities Act, for up to $275,000,000 aggregate principal amount of our old 2021 notes. We are also offering to exchange up to $825,000,000 aggregate principal amount of our new 2023 notes, which will be registered under the Securities Act, for up to $825,000,000 aggregate principal amount of our old 2023 notes. We are offering to exchange the new notes for the old notes on the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, which we refer to as the “exchange offers.” You may tender old notes only in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The old 2021 notes we are offering to exchange hereby were issued as additional notes under an indenture dated as of March 15, 2011, as supplemented and amended by supplemental indentures dated April 17, 2012 and June 1, 2012. The old 2023 notes we are offering to exchange hereby were issued under an indenture dated as of August 20, 2012.

Resale of New Notes

Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that you may resell and transfer the new notes issued pursuant to the exchange offers in exchange for old notes without compliance with the registration and prospectus delivery provisions of the Securities Act if:

•      you are acquiring the new notes in the ordinary course of your business;

•      you have no arrangement or understanding with any person to participate in the distribution of the new notes within the meaning of the Securities Act;

•      you are not an affiliate of ours, as such term is defined in Rule 405 under the Securities Act; and

•      you are not a broker-dealer and you are not engaged in and do not intend to engage in the distribution of the new notes.

If you fail to satisfy any of these conditions, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the new notes, unless an exemption therefrom is applicable to you.

Broker-dealers that acquired the old notes directly from us, but not as a result of market-making activities or other trading activities, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the new notes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offers in exchange for old notes that it acquired as a result of market-making or other trading activities must deliver a prospectus in connection with any resale of the new notes and provide us with a signed acknowledgement of this obligation.

Consequences If You Do Not Exchange Your Old Notes

Old notes that are not tendered in the exchange offers or that are not accepted for exchange will continue to bear legends restricting their transfer. You will not be able to offer or sell the old notes unless:

•        an exemption from the registration requirements of the Securities Act is available to you;

•        we register the resale of old notes under the Securities Act; or

•        the transaction requires neither an exemption from nor registration under the Securities Act.

After the completion of the exchange offers, we will no longer have an obligation to register the old notes, except in limited circumstances.

Expiration Date	Each exchange offer will expire at 5:00 p.m., Eastern time, on November 8, 2012, unless we decide to extend it.

Conditions to the Exchange Offers	The registration rights agreements we entered into in connection with the issuance of the old notes do not require us to accept old notes for exchange if the exchange offer or the making of any exchange by a holder of the old notes would not be permissible under applicable law or SEC policy. The exchange offers are also conditioned upon the effectiveness of the registration statement to which this prospectus relates and certain other customary conditions, as discussed in “The Exchange Offers–Conditions to the Exchange Offers.”

Procedures for Tendering Old Notes

If you wish to accept either exchange offer, you must deliver to the exchange agent:

•        either a completed and signed letter of transmittal or, for old notes tendered electronically, an agent’s message from The Depository Trust Company, or DTC, stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer;

•        your old notes, either by tendering them in certificated form or by timely confirmation of book-entry transfer through DTC; and

•        all other documents required by the letter of transmittal.

These actions must be completed before the expiration of the applicable exchange offer. If you hold old notes through DTC, you must comply with its standard for electronic tenders, by which you will agree to be bound by the letter of transmittal.

There is no procedure for guaranteed late delivery of the old notes.

By signing, or by agreeing to be bound by, the letter of transmittal, you will be representing to us that:

•      you will be acquiring the new notes in the ordinary course of your business;

•      you have no arrangement or understanding with any person to participate in the distribution of the new notes within the meaning of the Securities Act;

•      you are not an affiliate of ours, as such term is defined in Rule 405 under the Securities Act; and

•      if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes.

See “The Exchange Offers–Terms of the Exchanges” and “The Exchange Offers–Procedures for Tendering.”

Special Procedures for Beneficial Holders	If you beneficially own old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the applicable exchange offer, you should contact the registered holder promptly and instruct such person to tender on your behalf. If you wish to tender your old notes in the applicable exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your old notes, either arrange to have the old notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Withdrawal Rights	You may withdraw your tender of old notes at any time prior to 5:00 p.m., Eastern time, on the expiration date of the applicable exchange offer. Any withdrawn old notes will be credited to the tendering holder’s account at DTC or, if the withdrawn old notes are held in certificated form, will be returned to the tendering holder. We will accept for exchange any and all old notes validly tendered and not withdrawn prior to the expiration of the applicable exchange offer.

Acceptance of Old Notes and Delivery of New Notes	If you fulfill all conditions required for proper acceptance of old notes we will accept any and all old notes that you validly tender in the applicable exchange offer before 5:00 p.m., Eastern time, on the expiration date of the applicable exchange offer. We will return any old note that we do not accept for exchange, without expense, promptly after the expiration date of the applicable exchange offer. We will deliver the new notes promptly after the expiration date of the applicable exchange offer and acceptance of the old notes for exchange. Please read “The Exchange Offers–Terms of the Exchange Offers.”

U.S. Federal Income Tax Considerations	The exchange of new notes for old notes in the exchange offers will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Tax Considerations” for more information regarding the tax consequences to you of the exchange offers.

Use of Proceeds	We will not receive any proceeds from the exchange or the issuance of new notes in connection with the exchange offers.

Fees and Expenses	We will pay all of our expenses related to the exchange offers.

Accounting Treatment	We will record the new notes in our accounting records at the same carrying value as the old notes. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offers.

Exchange Agent	We have appointed Wells Fargo Bank, National Association, as exchange agent for each exchange offer. The address, telephone number and facsimile number of the exchange agent are set forth below under “The Exchange Offers–Exchange Agent.”

The New Notes

The form and terms of the new notes are the same as the form and terms of the old notes, except that:

•	the new notes will be registered under the Securities Act and will therefore not bear legends restricting their transfer; and

•

specified rights under the registration rights agreements we entered into in connection with the issuance of the old notes, including provisions providing for registration rights and the payment of additional interest in specified circumstances, will be limited or eliminated.

The new notes will evidence the same indebtedness as the old notes for which they will be exchanged and will rank equally with the old notes. The indentures governing the old notes will also govern the new notes. Unless the context otherwise requires, when we refer to the old notes, we also refer to the guarantees associated with the old notes, and when we refer to the new notes, we also refer to the guarantees associated with the new notes.

The following is a brief summary of the material terms of the new notes. For a more complete description of the terms of the new notes, please read “Description of the 2021 Notes” and “Description of the 2023 Notes” below.

Issuer	SandRidge Energy, Inc.

Securities offered	$275,000,000 aggregate principal amount of 7.5% Senior Notes due 2021 and $825,000,000 aggregate principal amount of 7.5% Senior Notes due 2023.

The new 2021 notes are being offered as additional notes under an indenture dated as of March 15, 2011, as supplemented and amended by supplemental indentures dated April 17, 2012 and June 1, 2012, pursuant to which we previously issued (i) the old 2021 notes and (ii) $900,000,000 in aggregate principal amount of 7.5% Senior Notes due 2021 on March 15, 2011.

The new 2023 notes are being offered under an indenture dated as of August 20, 2012, pursuant to which we previously issued the old 2023 notes.

Maturity date	The new 2021 notes will mature on March 15, 2021. The new 2023 notes will mature on February 15, 2023.

Interest payment dates

Interest on the 2021 notes is payable semi-annually in cash in arrears on March 15 and September 15 of each year, beginning on September 15, 2012.

Interest on the 2023 notes is payable on February 15 and August 15 of each year, beginning on February 15, 2013.

Interest accrued through the expiration date of the applicable exchange offer on old notes that are exchanged for new notes will be paid to holders of record of the new notes on the next regular payment date.

Guarantees	The payment of the principal, premium, if any, and interest on the new notes will be fully and unconditionally guaranteed on a senior unsecured basis by our existing material subsidiaries and by certain of our future domestic restricted subsidiaries.

Ranking

The new notes and guarantees will be our and the guarantors’ senior unsecured obligations and will:

•      rank equally in right of payment with all of our and the guarantors’ existing and future senior indebtedness;

•      rank senior in right of payment to all of our and the guarantors’ existing and future subordinated indebtedness;

•      be effectively subordinated in right of payment to all of our and the guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•      be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any of our subsidiaries that are not also a guarantor of the new notes.

As of June 30, 2012, our total indebtedness was approximately $3.5 billion (or approximately $4.3 billion on an “as adjusted” basis to give effect to the issuance of the old 2023 notes and old 2021 notes and the extinguishment of the 2014 notes), and as of June 30, 2012 the total liabilities of our consolidated subsidiaries (other than the guarantors) were approximately $21.4 million, including trade payables. We have no current borrowings under our senior credit facility, which has a borrowing base of $775.0 million.

Optional redemption

We have the option to redeem all or a portion of the new 2021 notes at any time on or after March 15, 2016, at the redemption prices described in this prospectus. In addition, before March 15, 2014, we may redeem up to 35% of the aggregate principal amount of the new 2021 notes with the net proceeds of certain equity offerings at the redemption price equal to 107.5% of the aggregate principal amount of the notes redeemed, provided that at least 65% of the original principal amount of the new 2021 notes remain outstanding after the redemption. We may, on any one or more occasions, redeem some or all of the new 2021 notes at any time prior to March 15, 2016, at a price equal to 100% of the aggregate principal amount of the new 2021 notes redeemed, plus a “make-whole” premium. Please see “Description of the 2021 Notes–Optional Redemption.”

We have the option to redeem all or a portion of the new 2023 notes at any time after August 15, 2017 at the redemption prices set forth in this prospectus. In addition, before August 15, 2015, we may redeem up to 35% of the aggregate principal amount of the new 2023 notes with the net proceeds of certain equity offerings at the redemption price equal to 107.5% of the aggregate principal amount of the new 2023 notes redeemed, provided that at least 65% of the original principal amount of the new 2023 notes remain outstanding after the redemption. We may, on one or more occasions, redeem some or all of the new 2023 notes at any time prior to August 15, 2017, at a price equal to 100% of the aggregate principal amount of the new 2023 notes redeemed, plus a “make-whole” premium. Please see “Description of the 2023 Notes–Optional Redemption.”

The new notes will not be subject to any sinking fund provision.

Change of control	If we experience specific kinds of changes of control, we must offer to repurchase all of the notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.

Covenants	The indentures governing the notes contain restrictive covenants. For a more detailed description, please see “Description of the 2021 Notes–Certain Covenants” and “Description of the 2023 Notes–Certain Covenants.”

Covenant suspension	If at any time the 2021 notes or the 2023 notes are rated investment grade by either Standard & Poor’s or Moody’s and no default has occurred and is continuing under the respective indenture, certain of the restrictions and related events of default under the indenture governing such notes will terminate and will not apply to us or our subsidiaries so long as the applicable series of notes retain such a rating. Please see “Description of the 2021 Notes–Suspension of Covenants when Notes Rated Investment Grade” and “Description of the 2023 Notes–Suspension of Covenants when Notes Rated Investment Grade.”

Risk Factors

Prospective investors should carefully consider all of the information set forth or incorporated by reference in this prospectus. Investing in the new notes involves substantial risk and investors should evaluate the specific factors set forth under “Risk Factors” beginning on page 8 for a discussion of risks involved with an investment in the new notes.

RISK FACTORS

You should carefully consider these risk factors together with the other information included or incorporated by reference in this prospectus in evaluating us, our business and your participation in the exchange offers, which could materially affect our business, financial condition or future results.

Risks Related to Our Business

Drilling for and producing oil and natural gas are high risk activities with many uncertainties that could adversely affect our business, financial condition or results of operations.

Our drilling and operating activities are subject to numerous risks, including the risk that we will not discover commercially productive reservoirs. Drilling for oil and natural gas can be unprofitable if dry wells are drilled and if productive wells do not produce sufficient revenues to return a profit. Decisions to develop properties depend in part on the evaluation of data obtained through geophysical and geological analyses, production data and engineering studies, the results of which are often inconclusive or subject to varying interpretations. The estimated cost of drilling, completing and operating wells is uncertain before drilling commences. Overruns in budgeted expenditures are common risks that can make a particular project uneconomical. In addition, our drilling and producing operations may be curtailed, delayed or canceled as a result of various factors, including the following:

•	delays imposed by or resulting from compliance with regulatory requirements including permitting;

•	unusual or unexpected geological formations and miscalculations;

•	shortages of or delays in obtaining equipment and qualified personnel;

•	shortages of or delays in obtaining water for hydraulic fracturing operations;

•	equipment malfunctions, failures or accidents;

•	lack of available gathering facilities or delays in construction of gathering facilities;

•	lack of available capacity on interconnecting transmission pipelines;

•	lack of adequate electrical infrastructure;

•	unexpected operational events and drilling conditions;

•	pipe or cement failures and casing collapses;

•	pressures, fires, blowouts and explosions;

•	lost or damaged drilling and service tools;

•	loss of drilling fluid circulation;

•	uncontrollable flows of oil, natural gas, brine, water or drilling fluids;

•	natural disasters;

•	environmental hazards, such as oil and natural gas leaks, pipeline ruptures and discharges of toxic gases or fluids;

•	adverse weather conditions such as extreme cold, fires caused by extreme heat or lack of rain, and severe storms, tornadoes or hurricanes;

•	reductions in oil and natural gas prices;

•	oil and natural gas property title problems; and

•	market limitations for oil and natural gas.

Any of these risks can cause substantial losses, including personal injury or loss of life, damage to or destruction of property, natural resources and equipment, environmental contamination or loss of wells and regulatory fines or penalties.

Oil and natural gas prices fluctuate due to a number of factors that are beyond our control, and a decline in oil and natural gas prices could significantly affect our financial results and impede our growth.

Our revenues, profitability and cash flow are highly dependent upon the prices we realize from the sale of oil and natural gas. The markets for these commodities are very volatile. Oil and natural gas prices can fluctuate widely in response to a variety of factors that are beyond our control. These factors include, among others:

•	regional, domestic and foreign supply of, and demand for, oil and natural gas, as well as perceptions of supply of, and demand for, oil and natural gas;

•	the price and quantity of foreign imports;

•	U.S. and worldwide political and economic conditions;

•	weather conditions and seasonal trends;

•	anticipated future prices of oil and natural gas, alternative fuels and other commodities;

•	technological advances affecting energy consumption and energy supply;

•	the proximity, capacity, cost and availability of pipeline infrastructure, treating, transportation and refining capacity;

•	natural disasters and other acts of force majeure;

•	domestic and foreign governmental regulations and taxation;

•	energy conservation and environmental measures; and

•	the price and availability of alternative fuels.

For oil, from January 1, 2008 through June 30, 2012, the highest monthly NYMEX settled price was $140.00 per Bbl and the lowest was $41.68 per Bbl. For natural gas, from January 1, 2008 through June 30, 2012, the highest monthly NYMEX settled price was $13.11 per MMBtu and the lowest was $2.04 per MMBtu. In addition, the market price of oil and natural gas is generally higher in the winter months than during other months of the year due to increased demand for oil and natural gas for heating purposes during the winter season.

Lower oil and natural gas prices may not only decrease our revenues on a per share basis, but also may ultimately reduce the amount of oil and natural gas that we can produce economically and, therefore, could have a material adverse effect on our financial condition and results of operations. This also may result in our having to make substantial downward adjustments to our estimated proved reserves.

Future price declines may result in further reductions of the asset carrying values of our oil and natural gas properties.

We utilize the full cost method of accounting for costs related to our oil and natural gas properties. Under this accounting method, all costs for both productive and nonproductive properties are capitalized and amortized on an aggregate basis over the estimated lives of the properties using the unit-of-production method. However, the amount of these costs that can be carried as capitalized assets is subject to a ceiling, which limits such pooled costs to the aggregate of the present value of future net revenues of proved oil and natural gas reserves attributable to proved properties, discounted at 10%, plus the lower of cost or market value of unevaluated properties. The full cost ceiling is evaluated at the end of each quarter using the most recent 12-month average prices for oil and natural gas, adjusted for the impact of derivatives accounted for as cash flow hedges. In the event any of our derivatives are accounted for as cash flow hedges, the impact of these derivative contracts will be included in the determination of our full cost ceiling. We had no full cost ceiling impairments during the years ended December 31, 2011 or 2010, while our ceiling limitations during 2009 resulted in non-cash impairment charges totaling $1,693.3 million. Future declines in oil and natural gas prices, without other mitigating circumstances, could result in additional losses of future net revenues, including losses attributable to quantities that cannot be economically produced at lower prices, which could cause us to record additional write-downs of capitalized costs of our oil and natural gas properties and non-cash charges against future earnings. The amount of such future write-downs and non-cash charges could be substantial.

We have a substantial amount of indebtedness and other obligations and commitments, which may adversely affect our cash flow and our ability to operate our business.

As of June 30, 2012, our total indebtedness was $3.5 billion (or $4.3 billion on an “as adjusted” basis to give effect to the issuance of the old 2023 notes and old 2021 notes and the extinguishment of the 2014 notes), and we had preferred stock outstanding with an aggregate liquidation preference of $765.0 million. Our substantial level of indebtedness and the dividends payable on our preferred stock outstanding increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due in respect of our indebtedness and/or the preferred stock dividends. Our indebtedness and outstanding preferred stock, combined with our lease and other financial obligations and contractual commitments, such as our obligations to drill development wells for multiple royalty trusts, could have other important consequences to us. For example, it could:

•	make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a disadvantage compared to our competitors that are less leveraged and, therefore, may be able to take advantage of opportunities that our indebtedness prevents us from pursuing; and

•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other purposes.

Any of the above listed factors could have a material adverse effect on our business, financial condition and results of operations.

Our estimated reserves are based on many assumptions that may turn out to be inaccurate. Any significant inaccuracies in these reserve estimates or underlying assumptions could materially affect the quantities and present value of our reserves. Our current estimates of reserves could change, potentially in material amounts, in the future.

The process of estimating oil and natural gas reserves is complex and inherently imprecise, requiring interpretations of available technical data and many assumptions, including assumptions relating to production rates and economic factors such as oil and natural gas prices, drilling and operating expenses, capital expenditures, the assumed effect of governmental regulation and availability of funds. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of our reserves. See our Annual Report on Form 10-K for the year ended December 31, 2011 for information on our oil and natural gas reserves.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves most likely will vary from our estimates. Any significant variance could materially affect the estimated quantities and present value of reserves shown in our Annual Report on Form 10-K for the year ended December 31, 2011, which in turn could have a negative effect on the value of our assets. In addition, from time to time in the future, we may adjust estimates of proved reserves, potentially in material amounts, to reflect production history, results of exploration and development, oil and natural gas prices and other factors, many of which are beyond our control.

The present value of future net cash flows from our proved reserves will not necessarily be the same as the current market value of our estimated oil and natural gas reserves.

We base the estimated discounted future net cash flows from our proved reserves on 12-month average prices and costs. Actual future net cash flows from our oil and natural gas properties also will be affected by factors such as:

•	actual prices we receive for oil and natural gas;

•	the accuracy of our reserve estimates;

•	the actual cost of development and production expenditures;

•	the amount and timing of actual production;

•	supply of and demand for oil and natural gas; and

•	changes in governmental regulations or taxation.

The timing of both our production and our incurrence of expenses in connection with the development and production of oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves, and thus their actual present value. In addition, we use a 10% discount factor when calculating discounted future net cash flows, which may not be the most appropriate discount factor based on interest rates in effect from time to time and risks associated with us or the oil and natural gas industry in general.

Unless we replace our oil and natural gas reserves, our reserves and production will decline, which would adversely affect our business, financial condition and results of operations.

Our future oil and natural gas reserves and production, and therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. We may not be able to develop, find or acquire additional reserves to replace our current and future production at acceptable costs.

We will not know conclusively prior to drilling whether oil or natural gas will be present in sufficient quantities to be economically producible.

The use of seismic data and other technologies and the study of producing fields in the same area does not enable us to know conclusively prior to drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in sufficient quantities to be economically viable. Even if sufficient amounts of oil or natural gas exist, we may damage the potentially productive hydrocarbon bearing formation or experience mechanical difficulties while drilling or completing the well, resulting in a reduction in production from the well or abandonment of the well. During 2011, we completed a total of 936 gross wells, of which three were identified as dry wells. If we drill additional wells that we identify as dry wells in our current and future prospects, our drilling success rate may decline and materially harm our business. In summary, the cost of drilling, completing and operating any well is often uncertain, and new wells may not be productive.

Production of oil, natural gas and natural gas liquids could be materially and adversely affected by natural disasters or severe or unseasonable weather.

Production of oil, natural gas and natural gas liquids could be materially and adversely affected by natural disasters or severe weather. Repercussions of natural disasters or severe weather conditions may include:

•	evacuation of personnel and curtailment of operations;

•	damage to drilling rigs or other facilities, resulting in suspension of operations;

•	inability to deliver materials to worksites; and

•	damage to, or shutting in of, pipelines and other transportation facilities.

In addition, our hydraulic fracturing operations require significant quantities of water. Regions in which we operate have recently experienced drought conditions. Any diminished access to water for use in hydraulic fracturing, whether due to usage restrictions or drought or other weather conditions, could curtail our operations or otherwise result in delays in operations or increased costs.

Volatility in the capital markets could affect our ability to obtain capital, cause us to incur additional financing expense or affect the value of certain assets.

In recent periods, global financial markets and economic conditions have been volatile due to multiple factors, including significant write-offs in the financial services sector and weak economic conditions. In some cases, the markets have produced downward pressure on stock prices and credit capacity for certain issuers without regard to those issuers’ underlying financial and/or operating strength. Due to this volatility, for many companies the cost of raising money in the debt and equity capital markets has been greater in recent periods than has historically been the case. Continued market volatility may from time to time adversely affect our ability to access capital and credit markets or to obtain funds at low interest rates or on other advantageous terms. These factors may adversely affect our business, results of operations or liquidity.

These factors may adversely affect the value of certain of our assets and our ability to draw on our senior credit facility. Adverse credit and capital market conditions may require us to reduce the carrying value of assets associated with derivative contracts to account for non-performance by, or increased credit risk from, counterparties to those contracts. If financial institutions that have extended credit commitments to us are adversely affected by volatile conditions of the United States and international capital markets, they may become unable to fund borrowings under their credit commitments to us, which could have a material adverse effect on our financial condition and our ability to borrow additional funds, if needed, for working capital, capital expenditures and other corporate purposes.

Properties that we buy may not produce as projected, and we may be unable to determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against them.

Our initial technical reviews of properties we acquire are inherently incomplete because an in-depth review of every individual property involved in each acquisition generally is not feasible. Even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Inspections may not always be performed on every well and environmental problems, such as soil or ground water contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, we may assume certain environmental and other risks and liabilities in connection with acquired properties, and such risks and liabilities could have a material adverse effect on our results of operations and financial condition.

The development of our proved undeveloped reserves may take longer and may require higher levels of capital expenditures than we currently anticipate.

As of December 31, 2011, 51% of our total reserves were proved undeveloped reserves. Development of these reserves may take longer and require higher levels of capital expenditures than we currently anticipate. Therefore, ultimate recoveries from these fields may not match current expectations. Delays in the development of our reserves or increases in costs to drill and develop such reserves will reduce the PV-10 value of our estimated proved undeveloped reserves and future net revenues estimated for such reserves.

A significant portion of our operations are located in northwest Oklahoma, Kansas, west Texas and the Gulf of Mexico, making us vulnerable to risks associated with operating in a limited number of major geographic areas.

As of June 30, 2012, approximately 96.9% of our production was located in the Mid-Continent, Permian Basin and Gulf of Mexico. This concentration could disproportionately expose us to operational and regulatory risk in these areas. This relative lack of diversification in location of our key operations could expose us to adverse developments in these areas or the oil and natural gas markets, including, for example, transportation or treatment capacity constraints, curtailment of production or treatment plant closures for scheduled maintenance. These factors could have a significantly greater impact on our financial condition, results of operations and cash flows than if our properties were more diversified.

Our development and exploration operations require substantial capital, and we may be unable to obtain needed capital or financing on satisfactory terms, which could lead to a loss of properties and a decline in our oil and natural gas reserves.

The oil and natural gas industry is capital intensive. We make substantial capital expenditures in our business and operations for the exploration, development, production and acquisition of oil and natural gas reserves. Historically, we have financed capital expenditures primarily with proceeds from asset sales and from the sale of equity, debt and cash generated by operations. We expect to finance our future capital expenditures with the sale of equity and debt securities, cash flow from operations, asset sales and other financing arrangements. Our cash flow from operations and access to capital are subject to a number of variables, including:

•	our proved reserves;

•	the level of oil and natural gas we are able to produce from existing wells;

•	the prices at which oil and natural gas are sold; and

•	our ability to acquire, locate and produce new reserves.

If our revenues decrease as a result of lower oil and natural gas prices, operating difficulties, declines in reserves or for any other reason, we may have limited ability to obtain the capital necessary to sustain our operations at current levels. In order to fund our capital expenditures, we may seek additional financing. However, our senior credit facility contains covenants limiting our ability to incur additional indebtedness, which our lenders may withhold in their sole discretion. Our senior note indentures also contain covenants that may restrict our ability to incur additional indebtedness if we do not satisfy certain financial metrics. If we are unable to obtain additional financing, it may be necessary for us to reduce or suspend our capital expenditures.

Disruptions in the global financial and capital markets also could adversely affect our ability to obtain debt or equity financing on favorable terms, or at all. The failure to obtain additional financing could result in a curtailment of our operations relating to exploration and development of our prospects, which in turn could lead to a possible loss of properties and a decline in our oil and natural gas reserves.

The agreements governing our existing indebtedness have restrictions, financial covenants and borrowing base redeterminations which could adversely affect our operations.

Our senior credit facility and the indentures governing our senior notes restrict our ability to obtain additional financing, make investments, lease equipment, sell assets and engage in business combinations. We also are required to comply with certain financial covenants and ratios. Our ability to comply with these restrictions and covenants in the future is uncertain and could be affected by the levels of cash flow from our operations and events or circumstances beyond our control. If commodity prices decline, this could adversely affect our ability to meet such restrictions and covenants. Our failure to comply with any of the restrictions and covenants under the senior credit facility, senior notes or other debt financing could result in a default under those instruments, which could cause all of our existing indebtedness to be immediately due and payable.

Our senior credit facility limits the amounts we can borrow to a borrowing base amount. The borrowing base is subject to review semi-annually; however, the lenders reserve the right to have one additional re-determination of the borrowing base per calendar year. Unscheduled re-determinations may be made at our request, but are limited to two requests per year. Borrowing base determinations are based upon proved developed producing reserves, proved developed non-producing reserves and proved undeveloped reserves. Outstanding borrowings exceeding the borrowing base must be repaid promptly, or we must pledge other oil and natural gas properties as additional collateral. We may not have the financial resources in the future to make any mandatory principal prepayments under the senior credit facility, which are required, for example, when the committed line of credit is exceeded, proceeds of asset sales in new oil and natural gas properties are not reinvested, or indebtedness that is not permitted by the terms of the senior credit facility is incurred. If the indebtedness under our senior credit facility and senior notes were to be accelerated, our assets may not be sufficient to repay such indebtedness in full.

Our derivative activities could result in financial losses and could reduce our earnings.

To achieve a more predictable cash flow and to reduce our exposure to adverse fluctuations in the prices of oil and natural gas, we currently have entered, and may in the future enter, into derivative contracts for a portion of our oil and natural gas production, including fixed price swaps, collars and basis swaps. We have not and do not plan to designate any of our derivative contracts as hedges for accounting purposes and, as a result, record all derivative contracts on our balance sheet at fair value with changes in the fair value recognized in current period earnings. Accordingly, our earnings may fluctuate significantly as a result of changes in fair value of our derivative contracts. Derivative contracts also expose us to the risk of financial loss in some circumstances, including when:

•	production is less than expected;

•	the counterparty to the derivative contract defaults on its contract obligations; or

•	there is a change in the expected differential between the underlying price in the derivative contract and actual prices received.

In addition, these types of derivative contracts limit the benefit we would receive from increases in the prices for oil and natural gas.

All of our consolidated drilling and services revenues are derived from companies in the oil and natural gas industry.

Companies to which we provide drilling and related services are affected by the oil and natural gas industry risks mentioned above. Market prices of oil and natural gas, limited access to capital and reductions in capital expenditures could result in oil and natural gas companies canceling or curtailing their drilling programs, which could reduce the demand for our drilling and related services. Any prolonged reduction in the overall level of exploration and development activities, whether resulting from changes in oil and natural gas prices or otherwise, could impact our drilling and services segment by negatively affecting:

•	revenues, cash flow and profitability;

•	our ability to retain skilled rig personnel whom we would need in the event of an upturn in the demand for drilling and related services; and

•	the fair value of our rig fleet.

Our use of 2-D and 3-D seismic data is subject to interpretation and may not accurately identify the presence of oil and natural gas. In addition, the use of such technology requires greater predrilling expenditures, which could adversely affect the results of our drilling operations.

A significant aspect of our exploration and development plan involves seismic data. Even when properly used and interpreted, 2-D and 3-D seismic data and visualization techniques are only tools used to assist geoscientists in identifying subsurface structures and hydrocarbon indicators and do not enable the interpreter to know whether hydrocarbons are present in those structures. Other geologists and petroleum professionals, when studying the same seismic data, may have significantly different interpretations than our professionals.

In addition, the use of 2-D and 3-D seismic and other advanced technologies requires greater predrilling expenditures than traditional drilling strategies, and we could incur losses due to such expenditures. As a result, our drilling activities may not be geologically successful or economical, and our overall drilling success rate or our drilling success rate for activities in a particular area may not improve.

We may often gather 2-D and 3-D seismic data over large areas. Our interpretation of seismic data delineates for us those portions of an area that we believe are desirable for drilling. Therefore, we may choose not to acquire option or lease rights prior to acquiring seismic data, and in many cases, we may identify hydrocarbon indicators before seeking option or lease rights in the location. If we are not able to lease those locations on acceptable terms, we will have made substantial expenditures to acquire and analyze 2-D and 3-D seismic data without having an opportunity to attempt to benefit from those expenditures.

Oil and natural gas wells are subject to operational hazards that can cause substantial losses for which we may not be adequately insured.

There are a variety of operating risks inherent in oil and natural gas production and associated activities, such as fires, leaks, explosions, mechanical problems, major equipment failures, blowouts, uncontrollable flow of oil, natural gas and natural gas liquids, water or drilling fluids, casing collapses, abnormally pressurized formations and natural disasters. The occurrence of any of these or similar accidents that temporarily or permanently halt the production and sale of oil and natural gas at any of our properties could have a material adverse impact on our business activities, financial condition and results of operations.

Additionally, if any of such risks or similar accidents occur, we could incur substantial losses as a result of injury or loss of life, severe damage or destruction of property, natural resources and equipment, regulatory investigation and penalties and environmental damage and clean-up responsibility. If we experience any of these problems, our ability to conduct operations could be adversely affected. While we maintain insurance coverage that we deem appropriate for these risks, our operations may result in liabilities exceeding such insurance coverage or liabilities not covered by insurance.

Shortages or increases in costs of equipment, services and qualified personnel could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

The demand for qualified and experienced personnel to conduct field operations, geologists, geophysicists, engineers and other professionals in the oil and natural gas industry can fluctuate significantly, often in correlation with oil and natural gas prices, causing periodic shortages. Historically, there have been shortages of drilling rigs and other equipment as demand for rigs and equipment has increased along with the number of wells being drilled. These factors also cause significant increases in costs for equipment, services and personnel. Higher oil and natural gas prices generally stimulate demand and result in increased prices for drilling rigs, crews and associated supplies, equipment and services. Shortages of field personnel and equipment or price increases could significantly affect our ability to execute our exploration and development plans as projected.

Market conditions or operational impediments may hinder our access to oil and natural gas markets or delay our production.

Market conditions or a lack of satisfactory oil and natural gas transportation arrangements may hinder our access to oil and natural gas markets or delay our production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. Our ability to market our production depends, in substantial part, on the availability and capacity of gathering systems, pipelines and treating facilities. Our failure to obtain such services on acceptable terms in the future or to expand our midstream assets could have a material adverse effect on our business. We may be required to shut in wells for a lack of a market or because access to natural gas pipelines, gathering system capacity or treating facilities may be limited or unavailable. We would be unable to realize revenue from any shut-in wells until production arrangements were made to deliver the production to market.

Competition in the oil and natural gas industry is intense, which may adversely affect our ability to succeed.

The oil and natural gas industry is intensely competitive, and we compete with companies that have greater resources than we do. Many of these companies not only explore for and produce oil and natural gas, but also conduct refining operations and market petroleum and other products on a regional, national or worldwide basis. These companies may be able to pay more for productive oil and natural gas properties and exploratory prospects or identify, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may have a greater ability to continue exploration activities during periods of low oil and natural gas market prices. Our larger competitors may be able to absorb the burden of present and future federal, state, local and other laws and regulations more easily than we can, which would adversely affect our competitive position. Our ability to acquire additional properties and to discover reserves in the future will be dependent upon our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. In addition, because we have fewer financial and human resources than many companies in our industry, we may be at a disadvantage in bidding for exploratory prospects and producing oil and natural gas properties.

Downturns in oil and natural gas prices can result in decreased oil field activity which, in turn, can result in an oversupply of service providers and drilling rigs. This oversupply can result in severe reductions in prices received for oil field services or a complete lack of work for crews and equipment.

Many of our prospects in the WTO may contain natural gas that is high in CO2 content, which can negatively affect our economics.

The reservoirs of many of our prospects in the WTO may contain natural gas that is high in CO2 content. The natural gas produced from these reservoirs must be treated for the removal of CO2 prior to marketing. If we cannot obtain sufficient capacity at treatment facilities for our natural gas with a high CO2 concentration, or if the cost to obtain such capacity significantly increases, we could be forced to delay production and development or experience increased production costs. We will not know the amount of CO2 that we will encounter in any well until it is drilled. As a result, sometimes we encounter CO2 levels in our wells that are higher than expected. Since the treatment expenses are incurred on a Mcf basis, we will incur a higher effective treating cost per MMBtu of natural gas sold for natural gas with a higher CO2 content. As a result, high CO2 gas wells must produce at much higher rates than low CO2 gas wells to be economic, especially in a low natural gas price environment.

Furthermore, when we treat the gas for the removal of CO2, some of the methane is used to run the treatment plant as fuel gas and other methane and heavier hydrocarbons, such as ethane, propane and butane, cannot be separated from the CO2 and is lost. This is known as plant shrink. During 2012, our plant shrink has been approximately 5% in the WTO. After giving effect to plant shrink, as many as 3.3 Mcf of high CO2 natural gas must be produced to sell one MMBtu of natural gas. We report our volumes of natural gas reserves and production net of CO2 volumes that are removed prior to sales.

The cost to construct the Century Plant may exceed estimated costs.

We are constructing the Century Plant, a CO2 treatment plant in Pecos County, Texas, and associated compression and pipeline facilities pursuant to an agreement with a subsidiary of Occidental Petroleum Corporation (“Occidental”). The Century Plant will be owned and operated by Occidental for the purpose of separating and removing CO2 from natural gas delivered by us. The cost to construct the Century Plant may exceed current estimated costs, which as of June 30, 2012 were expected to exceed the contract amount by approximately $140.0 million. In addition, there are significant risks associated with the operation and performance of a facility such as the Century Plant, and no guarantee that the Century Plant will operate at its designed capacity or otherwise perform as anticipated.

Significant or prolonged decreases in natural gas production in the WTO, due to declines in production from existing wells, depressed commodity prices or otherwise, adversely affect our ability to satisfy certain contractual obligations and revenues and cash flow from our midstream gas services segment.

We have entered into a 20-year gas gathering agreement with Piñon Gathering Company, LLC (“PGC”) and a 30-year gas treating agreement with Occidental. These agreements require us annually to deliver certain minimum volumes of natural gas to PGC and CO2 to Occidental and to compensate PGC and Occidental to the extent we do not satisfy the contractual delivery requirements. A material decrease in production in the WTO, where the applicable natural gas assets are located, would result in a decline in the volume of natural gas and CO2 delivered to PGC and Occidental, respectively, and to our own pipelines and facilities for gathering, transporting and treating. We have no control over many factors affecting production activity in the WTO, including prevailing and projected energy prices, demand for hydrocarbons, the level of reserves, geological considerations, governmental regulation and the availability and cost of capital. As a consequence of these factors, we may not be able to find, produce and deliver sufficient quantities of natural gas or CO2 to meet our contractual delivery obligations. In addition, if we fail to connect new wells to our gathering systems, the amount of natural gas we gather, transport and treat will decline substantially over time and could, upon exhaustion of the current wells, cause us to abandon our gathering systems and, possibly cease gathering, transporting and treating operations.

We are subject to complex federal, state, local and other laws and regulations that could adversely affect the cost, manner or feasibility of conducting our operations or expose us to significant liabilities.

Our oil and natural gas exploration, production, transportation and treatment operations are subject to complex and stringent laws and regulations. In order to conduct our operations in compliance with these laws and regulations, we must obtain and maintain numerous permits, approvals and certificates from various federal, state and local governmental authorities. We may incur substantial costs in order to maintain compliance with these existing laws and regulations. Further, in light of the explosion and fire on the drilling rig Deepwater Horizon in the Gulf of Mexico, as well as recent incidents involving the release of oil and natural gas and fluids as a result of drilling activities in the United States, there have been a variety of regulatory initiatives at the federal and state levels to restrict oil and natural gas drilling operations in certain locations. Any increased regulation or suspension of oil and natural gas exploration and production, or revision or reinterpretation of existing laws and regulations, that arises out of these incidents or otherwise could result in delays and higher operating costs. Such costs or significant delays could have a material adverse effect on our business, financial condition and results of operations. We must also comply with laws and regulations prohibiting fraud and market manipulations in energy markets. To the extent we are a shipper on interstate pipelines, we must comply with the tariffs of such pipelines and with federal policies related to the use of interstate capacity.

Laws and regulations governing oil and natural gas exploration and production may also affect production levels. We are required to comply with federal and state laws and regulations governing conservation matters, including provisions related to the unitization or pooling of the oil and natural gas properties; the establishment of maximum rates of production from wells; the spacing of wells; and the plugging and abandonment of wells. These and other laws and regulations can limit the amount of oil and natural gas we can produce from our wells, limit the number of wells we can drill, or limit the locations at which we can conduct drilling operations.

New laws or regulations, or changes to existing laws or regulations may unfavorably impact us, could result in increased operating costs and have a material adverse effect on our financial condition and results of operations. For example, Congress has recently considered, and may continue to consider, legislation that, if adopted in its proposed form, would subject companies involved in oil and natural gas exploration and production activities to, among other items, additional regulation of and restrictions on hydraulic fracturing of wells, and the elimination of most U.S. federal tax incentives and deductions available to oil and natural gas exploration and production activities. In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and rules promulgated thereunder could reduce trading positions in the energy futures or swaps markets and materially reduce hedging opportunities for us, which could adversely affect our revenues and cash flows during periods of low commodity prices, and which could adversely affect our ability to restructure our hedges when it might be desirable to do so.

Additionally, state and federal regulatory authorities may expand or alter applicable pipeline safety laws and regulations, compliance with which may increase capital costs for us and third party downstream oil and natural gas transporters. These and other potential regulations could increase our operating costs, reduce our liquidity, delay our operations, increase direct and third party post production costs or otherwise alter the way we conducts our business, which could have a material adverse effect on our financial condition, results of operations and cash flows and which could reduce cash received by or available for distribution, including any amounts paid by us for transportation on downstream interstate pipelines.

Our operations are subject to environmental laws and regulations that could adversely affect the cost, manner or feasibility of conducting operations or result in significant costs and liabilities.

Our oil and natural gas exploration and production operations are subject to stringent and comprehensive federal, state and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may impose numerous obligations that are applicable to our operations, including the acquisition of a permit before conducting drilling; water withdrawal or waste disposal activities; the restriction of types, quantities and concentration of materials that can be released into the environment; the limitation or prohibition of drilling activities on certain lands lying within wilderness, wetlands and other protected areas; the imposition of regulations designed to protect employees from exposure to hazardous substances; and the imposition of substantial liabilities for pollution resulting from operations. Numerous governmental authorities, such as the Environmental Protection Agency (“EPA”) and analogous state agencies, have the power to enforce compliance with these laws and regulations and the permits issued under them, often requiring difficult and costly actions. Failure to comply with these laws and regulations may result in litigation; the assessment of administrative, civil or criminal penalties; the imposition of investigatory or remedial obligations; and the issuance of injunctions limiting or preventing some or all of our operations.

There is inherent risk of incurring significant environmental costs and liabilities in the performance of our operations due to our handling of petroleum hydrocarbons and wastes, because of air emissions and wastewater discharges related to our operations, and as a result of historical industry operations and waste disposal practices. Under certain environmental laws and regulations, we could be subject to joint and several strict liability for the investigation, removal or remediation of previously released materials or property contamination regardless of whether we were responsible for the release or contamination or if the operations were not in compliance with all applicable laws at the time those actions were taken. Private parties, including the owners of properties upon which our wells are drilled and facilities where our petroleum hydrocarbons or wastes are taken for reclamation or disposal may also have the right to pursue legal actions to enforce compliance, as well as to seek damages for contamination even in the absence of non-compliance, with environmental laws and regulations or for personal injury, natural resources damage or property damage. In addition, the risk of accidental spills or releases could expose us to significant liabilities that could have a material adverse effect on our financial condition or results of operations. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent or costly construction, drilling, water management, completion, waste handling, storage, transport, disposal or cleanup requirements could require us to incur significant expenditures to attain and maintain compliance and may otherwise have a material adverse effect on our results of operations, competitive position or financial condition. We may not be able to recover some or any of these costs from insurance. As a result of the increased cost of compliance, we may decide to discontinue drilling.

Repercussions from terrorist activities or armed conflict could harm our business.

Terrorist activities, anti-terrorist efforts or other armed conflict involving the United States or its interests abroad may adversely affect the United States and global economies and could prevent us from meeting our financial and other obligations. If events of this nature occur and persist, the attendant political instability and societal disruption could reduce overall demand for oil and natural gas, potentially putting downward pressure on prevailing oil and natural gas prices and causing a reduction in our revenues. Oil and natural gas production facilities, transportation systems and storage facilities could be direct targets of terrorist attacks, and or operations could be adversely impacted if infrastructure integral to our operations is destroyed by such an attack. Costs for insurance and other security may increase as a result of these threats, and some insurance coverage may become more difficult to obtain, if available at all.

If we fail to maintain an adequate system of internal control over financial reporting, it could adversely affect our ability to accurately report our results.

Management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. A material weakness is a deficiency, or a combination of deficiencies, in our internal control over financial reporting that results in a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and deter and detect any material fraud. If we cannot provide reliable financial reports or prevent material fraud, our reputation and operating results would be harmed. Our efforts to develop and maintain our internal controls may not be successful, and we may be unable to maintain adequate controls over our financial processes and reporting in the future, including future compliance with the obligations under Section 404 of the Sarbanes-Oxley Act of 2002. Any failure to develop or maintain effective controls, or difficulties encountered in their implementation, including those related to acquired businesses, or other effective improvement of our internal controls could harm our operating results. Ineffective internal controls could also cause investors to lose confidence in our reported financial information.

Certain U.S. federal income tax preferences currently available with respect to oil and natural gas production may be eliminated as a result of future legislation.

In recent years, the Obama administration’s budget proposals and other proposed legislation have included the elimination of certain key U.S. federal income tax incentives currently available to oil and gas exploration and production. If enacted into law, these proposals would eliminate certain tax preferences applicable to taxpayers engaged in the exploration or production of natural resources. These changes include, but are not limited to (i) the repeal of the percentage depletion allowance for oil and gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) the elimination of the deduction for U.S. production activities and (iv) the increase in the amortization period from two years to seven years for geophysical costs paid or incurred in connection with the exploration for, or development of, oil and gas within the United States. It is unclear whether any such changes will be enacted or how soon any such changes would become effective. The passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could negatively affect our financial condition and results of operations.

New derivatives legislation and regulation could adversely affect our ability to hedge risks associated with our business.

The Dodd-Frank Act creates a new regulatory framework for oversight of derivatives transactions by the Commodity Futures Trading Commission (the “CFTC”) and the SEC. Among other things, the Dodd-Frank Act subjects certain swap participants to new capital, margin and business conduct standards. In addition, the Dodd-Frank Act contemplates that where appropriate in light of outstanding exposures, trading liquidity and other factors, swaps (broadly defined to include most hedging instruments other than futures) will be required to be cleared through a registered clearing facility and traded on a designated exchange or swap execution facility. The Dodd-Frank Act also establishes a new Energy and Environmental Markets Advisory Committee to make recommendations to the CFTC regarding matters of concern to exchanges, firms, end users and regulators with respect to energy and environmental markets and also expands the CFTC’s power to impose position limits on specific categories of swaps (excluding swaps entered into for bona fide hedging purposes).

There are some exceptions to these requirements for entities that use swaps to hedge or mitigate commercial risk. However, although we may qualify for exceptions, our derivatives counterparties may be subject to new capital, margin and business conduct requirements imposed as a result of the new legislation, which may increase our transaction costs or make it more difficult for us to enter into hedging transactions on favorable terms. Our inability to enter into hedging transactions on favorable terms, or at all, could increase our operating expenses and put us at increased exposure to risks of adverse changes in oil and natural gas prices, which could adversely affect the predictability of cash flows from sales of oil and natural gas.

In November 2011, the CFTC finalized rules to establish a position limits regime on certain “core” physical-delivery contracts and their economically equivalent derivatives, some of which reference major energy commodities, including oil and natural gas. The final rules became effective on January 17, 2012 and compliance with the rules was to have become mandatory on October 12, 2012. However, on September 28, 2012 the District Court of the District of Columbia vacated the CFTC’s rulemaking and remanded to the CFTC for further proceedings. It is not clear what action if any the CFTC will take in response to the court’s decision. However, regulations that subject us or our derivatives counterparties to limits on commodity positions could have an adverse effect on our ability to hedge risks associated with our business or on the cost of our hedging activity.

Federal and state legislative and regulatory initiatives as well as governmental reviews relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays as well as adversely affect our level of production.

Hydraulic fracturing is an important and common practice that is used to stimulate production of hydrocarbons from tight formations, such as shales. The process involves the injection of water, sand and chemicals under pressure into formations to fracture the surrounding rock and stimulate production. The process is typically regulated by state oil and gas commissions. Certain states in which we operate, including Texas and Oklahoma, and municipalities have adopted, or are considering adopting, regulations that have imposed, or that could impose, more stringent permitting, disclosure, disposal and well construction requirements on hydraulic fracturing operations. For example, in December 2011, the Railroad Commission of Texas finalized regulations requiring public disclosure of all the chemicals in fluids used in the hydraulic fracturing process. Local ordinances or other regulations may regulate or prohibit the performance of well drilling in general and hydraulic fracturing in particular. If new laws or regulations that significantly restrict or regulate hydraulic fracturing are adopted, such legal requirements could cause project delays and make it more difficult or costly for us to perform fracturing to stimulate production from a formation. These delays or additional costs could adversely affect the determination of whether a well is commercially viable. Restrictions on hydraulic fracturing could also reduce the amount of oil and natural gas that we are ultimately able to produce in commercial quantities.

In addition, a number of federal entities are analyzing, or have been requested to review, a variety of environmental issues associated with hydraulic fracturing. In April 2012, President Obama issued an executive order that established a working group for the purpose of coordinating policy, information sharing, and planning among federal agencies and offices regarding “unconventional natural gas production,” including hydraulic fracturing. In April 2012, the EPA issued final Clean Air Act regulations governing performance standards, including standards for the capture of air emissions released during hydraulic fracturing that will take effect in 2015. The EPA also has commenced a study of the potential environmental effects of hydraulic fracturing on drinking water and groundwater, with initial results expected to be available by late 2012 and final results by 2014, and a study regarding wastewater resulting from hydraulic fracturing activities. Moreover, the EPA plans to propose by 2014 standards that such wastewater must meet before being transported to a treatment plant. In May 2012, the U.S. Department of the Interior issued a proposed rule addressing disclosure of chemicals used, flowback fluid management requirements and other mandates for hydraulic fracturing on federal lands. Additionally, a committee of the United States House of Representatives has conducted an investigation of hydraulic fracturing practices, and certain members of Congress have called upon the U.S. Government Accountability Office to investigate how hydraulic fracturing might adversely affect water resources; the SEC to investigate the natural gas industry and any possible misleading of investors or the public regarding the economic feasibility of pursuing natural gas deposits in shales by means of hydraulic fracturing; and the U.S. Energy Information Administration to provide a better understanding of that agency’s estimates regarding natural gas reserves, including reserves from shale formations, as well as uncertainties associated with those estimates. Bills introduced in both the Senate and the House of Representatives in 2011 would, among other things, amend the federal Safe Drinking Water Act to repeal provisions that currently exempt hydraulic fracturing operations from restrictions that otherwise would apply to underground injection of fluids or propping agents. The studies and initiatives described above, depending on their degree of pursuit and any meaningful results obtained, could spur efforts to further regulate hydraulic fracturing under the Safe Drinking Water Act or other regulatory mechanisms.

Climate change laws and regulations restricting emissions of “greenhouse gases” could result in increased operating costs and reduced demand for the oil and natural gas that we produce while the physical effects of climate change could disrupt our production and cause us to incur significant costs in preparing for or responding to those effects.

In December 2009, the EPA published its findings that emissions of greenhouse gases (“GHGs”) present a danger to public health and the environment. These findings allow the agency to adopt and implement regulations that would restrict emissions of GHGs under existing provisions of the federal Clean Air Act. Accordingly, the EPA has adopted rules that require a reduction in emissions of GHGs from motor vehicles and also trigger Clean Air Act construction and operating permit review for GHG emissions from certain stationary sources. The EPA’s rules relating to emissions of GHGs from stationary sources of emissions are currently subject to a number of political and legal challenges, but the federal courts have thus far declined to issue any injunctions to prevent EPA from implementing, or requiring state environmental agencies to implement, the rules. In addition, the EPA has adopted rules requiring the reporting of GHG emissions from onshore oil and natural gas production facilities in the United States on an annual basis. Both houses of Congress have from time to time considered legislation to reduce emissions of GHGs and almost one-half of the states, either individually or through multi-state regional initiatives, already have begun implementing legal measures to reduce emissions of GHGs. The adoption and implementation of any regulations imposing reporting obligations on, or limiting emissions of GHGs from, our equipment and operations could require us to incur additional costs to reduce emissions of GHGs associated with our operations or could adversely affect demand for the oil and natural gas that we produce. Finally, some scientists have concluded that increasing concentrations of GHGs in the Earth’s atmosphere may produce climate changes that could have significant physical effects, such as increased frequency and severity of storms, droughts, and floods and other climatic events; if any such effects were to occur, they could have an adverse effect on our assets and operations.

We may not realize the anticipated benefits of our acquisitions of Dynamic and the Gulf of Mexico Properties or other future acquisitions, and integration of acquisitions may disrupt our business and management.

We acquired Dynamic and the Gulf of Mexico Properties in the second quarter of 2012, and we may acquire other companies or large asset packages in the future as we have done in the past. We may not realize the anticipated benefits of these acquisitions or other future acquisitions, and each acquisition has numerous risks. These risks include:

•	difficulty in assimilating the operations and personnel of the acquired company;

•	difficulty in maintaining controls, procedures and policies during the transition and integration;

•	disruption of our ongoing business and distraction of our management and employees from other opportunities and challenges;

•	difficulty integrating the acquired company’s accounting, management information, human resources and other administrative systems;

•	inability to retain key personnel of the acquired business;

•	inability to achieve the financial and strategic goals for the acquired and combined businesses;

•	inability to take advantage of anticipated tax benefits;

•	potential failure of the due diligence processes to identify significant problems, liabilities or other shortcomings or challenges of an acquired business;

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exposure to litigation and other potential liabilities in connection with environmental laws regulating exploration and production activities related to entities that we acquire, or that were previously acquired by such entities;

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exposure to litigation or other claims in connection with, or inheritance of claims or litigation risk as a result of, an acquisition, including but not limited to, claims from terminated employees, customers, former stockholders or other third-parties;

•	potential inability to assert that internal controls over financial reporting are effective; and

•	potential incompatibility of business cultures.

Offshore operations involve special risks that could adversely affect operations.

Offshore operations are subject to a variety of operating risks specific to the marine environment, such as capsizing, collisions and damage or loss from hurricanes or other adverse weather conditions. These conditions can cause substantial damage to facilities and interrupt production. As a result, our acquisition of Dynamic and the Gulf of Mexico Properties could cause us to incur substantial liabilities that could reduce or eliminate the funds available for exploration, development or leasehold acquisitions or result in loss of equipment and properties.

In addition, as a result of our acquisition of Dynamic and the Gulf of Mexico Properties, an oil spill on or related to offshore properties and operations could expose us to joint and several strict liability, without regard to fault, under applicable law for all containment and oil removal costs and a variety of public and private damages including, but not limited to, the costs of responding to a release of oil, natural resource damages, and economic damages suffered by persons adversely affected by an oil spill. If an oil discharge or substantial threat of discharge were to occur, we may be liable for costs and damages, which costs and damages could be material to our business, financial condition or results of operations.

Reserves associated with Gulf of Mexico properties will have relatively short production periods or reserve lives.

High production rates generally result in recovery of a relatively higher percentage of reserves from properties in the Gulf of Mexico during the initial few years when compared to other regions in the United States. Due to high initial production rates, production of reserves from reservoirs in the Gulf of Mexico generally decline more rapidly than from other producing reservoirs. As a result, our reserve replacement needs from new prospects in the Gulf of Mexico may be greater than reserve replacement needs for other properties with longer-life reserves in other producing areas. Also, expected revenue and return on capital for Gulf of Mexico properties will depend on prices prevailing during these relatively short production periods.

Our operations in the Gulf of Mexico may face broad adverse consequences resulting from increased regulation of offshore drilling operations as a result of the Deepwater Horizon incident, some of which may be unforeseeable.

The April 2010 explosion and fire on the drilling rig Deepwater Horizon and resulting major oil spill produced significant economic, environmental and natural resource damage in the Gulf Coast region. In response to the explosion and spill, there have been many proposals by governmental and private constituencies to address the direct impact of the disaster and to prevent similar disasters in the future. The Bureau of Ocean Energy, Management, Regulation and Enforcement (the “BOEMRE”), the agency within the U.S. Department of Interior formerly responsible for regulation of offshore energy production, issued a series of “Notices to Lessees and Operators” (“NTLs”), which imposed a variety of new safety measures and permitting requirements, and implemented a temporary moratorium on deepwater drilling activities in the Gulf of Mexico that effectively shut down deepwater drilling activities for six months in 2010. Despite the fact that the drilling moratorium was lifted, this spill and its aftermath have led to delays in obtaining drilling permits. We must interact with both the Bureau of Energy Management and the Bureau of Safety and Environmental Enforcement, which assumed the responsibilities of BOEMRE on October 1, 2011, to obtain approval of exploration and development plans and issuance of drilling permits for our Gulf of Mexico properties, which may result in added plan approval or drilling permit delays. While legislation has been introduced in the U.S. Congress to expedite the process for obtaining offshore permits that include limitations on the timeframe for environmental and judicial review, there is no guarantee that this or similar legislation will pass.

In addition to the drilling restrictions, new safety measures and permitting requirement, there have been numerous additional proposed changes in laws, regulations, guidance and policy in response to the Deepwater Horizon explosion and oil spill that could affect offshore operations and cause us to incur substantial losses or expenditures. Implementation of any one or more of the various proposed responses to the disaster could materially adversely affect operations in the Gulf of Mexico by raising operating costs, increasing insurance premiums, delaying drilling operations and increasing regulatory costs and, further, could lead to a wide variety of other unforeseeable consequences that could make operations in the Gulf of Mexico more difficult, time consuming and costly.

New regulatory requirements could significantly delay our ability to obtain permits to drill new wells in offshore waters.

Following the Deepwater Horizon incident, the BOEMRE issued a series of NTLs and other regulatory requirements imposing new standards and permitting procedures for new wells to be drilled in federal waters of the Outer Continental Shelf. These requirements include the following:

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The Environmental NTL, which imposes new and more stringent requirements for documenting the environmental impacts potentially associated with the drilling of a new offshore well and significantly increases oil spill response requirements.

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The Compliance and Review NTL, which imposes requirements for operators to secure independent reviews of well design, construction and flow intervention processes, and also requires certifications of compliance from senior corporate officers.

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The Drilling Safety Rule, which prescribes tighter cementing and casing practices, imposes standards for the use of drilling fluids to maintain wellbore integrity, and stiffens oversight requirements relating to blowout preventers and their components, including shear and pipe rams.

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The Workplace Safety Rule, which requires operators to have a comprehensive safety and environmental management system (“SEMS”) in order to reduce human and organizational errors as root causes of work-related accidents and offshore spills.

On September 14, 2011, BOEMRE proposed rules that would amend the Workplace Safety Rule by requiring the imposition of certain added safety procedures to a company’s SEMS not covered by the original rule and revising existing obligations that a company’s SEMS be audited by requiring the use of an independent third party auditor who has been pre-approved by the agency to perform the auditing task.

As a result of the issuance of these new regulatory requirements, the Bureau of Safety and Environmental Enforcement has been taking much longer than in the past to review and approve permits for drilling operations. As a result, we may encounter increased costs associated with regulatory compliance and delays in obtaining permits for other operations such as recompletions, workovers and abandonment activities. We are unsure what long-term effect, if any, additional regulatory requirements and permitting procedures will have on offshore operations. Consequently, as a result of our acquisition of Dynamic, we may become subject to a variety of unforeseen adverse consequences arising directly or indirectly from the Deepwater Horizon incident.

As a result of our acquisition of Dynamic and the Gulf of Mexico Properties, new regulatory requirements could have a significant impact on our estimates of future asset retirement obligations from period to period.

We are responsible for plugging and abandoning wellbores and decommissioning associated platforms, pipelines and facilities on our acquired oil and natural gas properties. In addition to the NTLs discussed previously, the BOEMRE issued an NTL that became effective in October 2010, which establishes more stringent requirements for the timely decommissioning of wells, platforms and pipelines that are no longer producing or serving exploration or support functions related to an operator’s lease in the Gulf of Mexico. This NTL requires that any well that has not been used during the past five years for exploration or production on an active lease and is no longer capable of producing in paying quantities must be permanently plugged or temporarily abandoned within three years. Plugging or abandonment of wells may be delayed by two years if all of the well’s hydrocarbon and sulphur zones are appropriately isolated. Similarly, platforms or other facilities that are no longer useful for operations must be removed within one year of the cessation of operations. These new regulations affecting plugging, abandonment and removal activities may serve to increase, perhaps materially, the future plugging, abandonment and removal costs associated with Dynamic’s properties, which may translate into a need to increase our estimate of future asset retirement obligations required to meet such increased costs. Moreover, implementation of this NTL could likely result in increased demand for salvage contractors and equipment, resulting in increased estimates of plugging, abandonment and removal costs and increases in related asset retirement obligations.

Our estimates of future asset retirement obligations may increase significantly and become more variable from period to period due to our increased operations in the Gulf of Mexico.

We are required to record a liability for the present value of asset retirement obligations to plug and abandon inactive, non-producing wells, to remove inactive or damaged platforms, facilities and equipment, and to restore the land or seabed at the end of oil and natural gas production operations. These costs are typically considerably more expensive for offshore operations as compared to most land-based operations, due to increased regulatory scrutiny and the logistical issues associated with working in waters of various depths. Estimating future restoration and removal costs in the Gulf of Mexico is especially difficult because most of the removal obligations may be many years in the future, regulatory requirements are subject to change or more restrictive interpretation, and asset removal technologies are constantly evolving, which may result in additional or increased costs. As a result, our acquisitions of Dynamic and the Gulf of Mexico Properties may require us to make significant increases or decreases to estimated asset retirement obligations in future periods. For example, our platforms, facilities and equipment in the Gulf of Mexico are subject to damage or destruction as a result of hurricanes. The estimated cost to plug and abandon a well or dismantle a platform can change dramatically if the host platform from which the work was anticipated to be performed is damaged or toppled, rather than structurally intact. Accordingly, our increased operations in the Gulf of Mexico could cause our estimates of future asset retirement obligations to differ dramatically from what we may ultimately incur as a result of damage from a hurricane.

Insurance may not protect us against business and operating risks associated with our Gulf of Mexico properties.

We maintain insurance for some, but not all, of the potential risks and liabilities associated with Dynamic’s business. For some risks, we may not obtain insurance if we believe the cost of available insurance is excessive relative to the risks presented. Due to market conditions, premiums and deductibles for certain insurance policies can increase substantially and, in some instances, certain insurance policies are economically unavailable or available only for reduced amounts of coverage. Although we will maintain insurance at levels we believe are appropriate and consistent with industry practice, we will not be fully insured against all risks, including high-cost business interruption insurance and drilling and completion risks that are generally not recoverable from third parties or insurance. In addition, pollution and environmental risks generally are not fully insurable. Losses and liabilities from uninsured and underinsured events and delay in the payment of insurance proceeds could have a material adverse effect on our business, financial condition and results of operations.

Insurance costs have generally risen in recent years due to a number of catastrophic events, including Hurricanes Ivan, Katrina, Rita, Gustav and Ike, the Deepwater Horizon incident, the September 11, 2001 terrorist attacks and the 2011 Japanese tsunami. The offshore oil and natural gas industry suffered extensive damage from the previously mentioned hurricanes and, as a result, insurance costs related to offshore oil and gas operations have increased significantly compared to the cost of insuring onshore oil and gas production. Insurers are requiring higher retention levels and limit the amount of insurance proceeds that are available after a major windstorm in the event that damages are incurred. If storm activity in the future is as severe as it was in 2005 or 2008, insurance underwriters may no longer insure Gulf of Mexico assets against weather-related damage. In addition, we do not have in place, and do not intend to put in place, business interruption insurance due to its high cost. If an accident or other event results in damage to offshore operations, including severe weather, terrorist acts, war, civil disturbances, pollution or environmental damage, and such damage is not fully covered by insurance or a recoverable indemnity from a vendor, it could adversely affect our business, financial condition and results of operations. Moreover, we may not be able to maintain adequate insurance in the future at rates we consider reasonable or be able to obtain insurance against certain risks.

Risks Relating to the Exchange Offers

If you fail to exchange your old notes, they will continue to be restricted securities and may become less liquid.

Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offers may be substantially limited. Any old note tendered and exchanged in the exchange offers will reduce the aggregate principal amount of the applicable series of old notes that are outstanding. Following the exchange offers, if you did not validly tender your old notes, you generally will not have any further registration rights and your old notes will continue to be subject to transfer restrictions. Old notes that you do not tender or that we do not accept will, following the exchange offers, continue to be restricted securities. You may not offer of sell any old notes you own following the exchange offers except under an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the liquidity of the market for any old notes could be adversely affected.

You may not receive new notes in the exchange offers if the procedures for the exchange offers are not followed.

We will issue the new notes in exchange for your old notes only if you tender the old notes and deliver a properly completed and duly executed letter of transmittal and consent or the electronic transmittal through DTC’s Automated Tender Offer Program, which binds holders of the old notes to the terms of the letter of transmittal and consent, and other required documents before expiration of the applicable exchange offer. You should allow sufficient time to ensure timely delivery of the necessary documents. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If you are the beneficial owner of old notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the applicable exchange offer, you should promptly contact the person in whose name your old notes are registered and instruct that person to tender on your behalf.

We may repurchase any old notes that are not tendered in the exchange offers on terms that are more favorable to the holders of the old notes than the terms of the exchange offers.

Although we do not currently intend to do so, we may, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions, through subsequent tender or exchange offers or otherwise. Any other purchases may be made on the same terms or on terms that are more or less favorable to holders than the terms of these exchange offers. We also reserve the right to repurchase any existing notes not tendered. If we decide to repurchase old notes on terms that are more favorable than the terms of the exchange offers, those holders who decide not to participate in the exchange offers could be better off than those who participate in the exchange offers.

Risks Relating to the New Notes

We may incur substantial additional indebtedness, including debt ranking equal to the new notes.

Subject to the restrictions in the indentures governing the new notes and in other instruments governing our other outstanding debt (including our senior credit facility), we and our subsidiaries may be able to incur substantial additional debt in the future. Although the indentures governing the new notes and the instruments governing certain of our other outstanding debt contain restrictions on the incurrence of additional debt, these restrictions are subject to a number of significant qualifications and exceptions, and debt incurred in compliance with these restrictions could be substantial. To the extent new debt is added to our current debt levels, the substantial leverage-related risks described above would increase.

If we or any of our subsidiaries that is a guarantor of the new notes incur any additional debt that ranks equally with the new notes (or with the guarantee thereof), including trade payables, the holders of that debt will be entitled to share ratably with noteholders in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us or such guarantor. This may have the effect of reducing the amount of proceeds paid to holders of the new notes in connection with such a distribution.

We may not be able to generate sufficient cash to service all of our indebtedness, including the new notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the new notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the new notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments and the indentures governing the new notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our senior credit facility and indentures, including the indentures governing the new notes offered for exchange hereby, restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

Your right to receive payments on the new notes is effectively junior to the right of lenders who have a security interest in our assets to the extent of the value of those assets.

Our obligations under the new notes and the guarantors’ obligations under their guarantees of the new notes will be unsecured, but our obligations under our senior credit facility and each guarantor’s obligations under its guarantee of our senior credit facility are secured by a security interest in substantially all of our domestic tangible and intangible assets, including the stock of substantially all of our wholly-owned subsidiaries. If we are declared bankrupt or insolvent, or if we default under our senior credit facility, the funds borrowed thereunder, together with accrued interest, could become immediately due and payable. If we were unable to repay such indebtedness, the lenders under our senior credit facility could foreclose on the pledged assets to the exclusion of holders of the new notes, even if an event of default exists under the indentures governing the new notes at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any guarantor in a transaction permitted under the terms of the indentures governing the new notes, then such guarantor will be released from its guarantee of the new notes automatically and immediately upon such sale. In any such event, because the new notes are not secured by any of such assets or by the equity interests in any such guarantor, it is possible that there would be no assets from which your claims could be satisfied or, if any assets existed, they might be insufficient to satisfy your claims in full.

We have no current borrowings under our senior credit facility, which has a borrowing base of $775.0 million. Please see “Description of Other Indebtedness.” As of June 30, 2012, we had approximately $3.5 billion of other outstanding secured long-term debt (or approximately $4.3 billion on an “as adjusted” basis to give effect to the issuance of the old 2023 notes and old 2021 notes and the extinguishment of the 2014 notes). Subject to the limits set forth in the indentures, we may also incur additional secured debt.

Our ability to repay our debt, including the new notes, is affected by the cash flow generated by our subsidiaries.

Our subsidiaries own some of our assets and conduct some of our operations. Accordingly, repayment of our indebtedness, including the new notes, will be dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors, our subsidiaries will not have any obligation to pay amounts due on the new notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the new notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indentures governing the new notes limit the ability of our subsidiaries to incur consensual encumbrances or restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the new notes.

Claims of new noteholders will be structurally subordinated to claims of creditors of certain of our subsidiaries that will not guarantee the new notes.

We conduct some of our operations through our subsidiaries, and certain of our immaterial domestic subsidiaries did not guarantee the old notes and will not guarantee the new notes. Subject to certain limitations, the indentures governing the new notes permit us to form or acquire additional subsidiaries that are not guarantors of the new notes and to permit such non-guarantor subsidiaries to acquire additional assets and incur additional indebtedness. Noteholders would not have any claim as a creditor against any of our non-guarantor subsidiaries to the assets and earnings of those entities. The claims of the creditors of those subsidiaries, including their trade creditors, banks and other lenders, would have priority over any of our claims or those of our other subsidiaries as equity holders of the non-guarantor subsidiaries. Consequently, in any insolvency, liquidation, reorganization, dissolution or other winding-up of any of the non-guarantor subsidiaries, creditors of those subsidiaries would be paid before any amounts would be distributed to us or to any of the guarantors as equity, and thus be available to satisfy our obligations under the new notes and other claims against us or the guarantors.

For the quarter ended June 30, 2012, our non-guarantor subsidiaries and variable interest entities accounted for approximately $76.2 million, or 15.9%, of our revenues. As of June 30, 2012, these entities accounted for approximately $1,458.3 million, or 15.9%, of our consolidated total assets and approximately $21.4 million, or 0.4%, of our total liabilities, in each case after giving effect to intercompany eliminations. The indentures governing the new notes permit these entities to incur certain additional debt and do not limit their ability to incur other liabilities that are not considered indebtedness under the indentures.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the new notes.

Any default under the agreements governing our indebtedness, including a default under our senior credit facility, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the new notes and substantially decrease the market value of the new notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness (including covenants in our senior credit facility and the indentures governing the new notes), we could be in default under the terms of the agreements governing such indebtedness, including our senior credit facility and the indentures governing the new notes. In the event of such default:

•	the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•	the lenders under our senior credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

•	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior credit facility to avoid being in default. If we breach our covenants under our senior credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the new notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we may be required to offer to repurchase all outstanding new notes at 101% of their principal amount plus accrued and unpaid interest, if any. The source of funds for any such purchase of the new notes will be our available cash or cash generated from our operations or the operations of our subsidiaries or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the new notes upon a change of control because we may not have sufficient financial resources to purchase all of the new notes that are tendered upon a change of control. Our failure to repurchase the new notes upon a change of control would cause a default under the indentures governing the new notes and could lead to a cross default under our senior credit facility.

The Chancery Court of Delaware has raised the possibility that a change of control put right occurring as a result of a failure to have “continuing directors” comprising a majority of a board of directors might be unenforceable on public policy grounds. Therefore, you may not be entitled to receive this protection under the indentures.

The term “change of control” is limited to certain specified transactions and may not include other events that might adversely affect our financial condition. Our obligation to repurchase the notes upon a change of control would not necessarily provide holders of the notes with protection.

Insolvency and fraudulent transfer laws and other limitations may preclude the recovery of payment under the new notes and the guarantees.

Federal and state fraudulent transfer laws permit a court, if it makes certain findings, to avoid all or a portion of the obligations of the guarantors pursuant to their guarantees of the new notes, or to subordinate a guarantor’s obligations under such guarantee to claims of its other creditors, reducing or eliminating the noteholders’ ability to recover under such guarantees. Although laws differ among these jurisdictions, in general, under applicable fraudulent transfer or conveyance laws, the new notes or guarantees could be voided as a fraudulent transfer or conveyance if: (1) we or any of the guarantors, as applicable, issued the new notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors; or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the new notes or incurring the guarantees and, in the case of (2) only, one of the following is also true:

•

we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the new notes or the incurrence of the guarantees or subsequently become insolvent for other reasons;

•	the issuance of the new notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay such debts as they mature; or

•

we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

Many of the covenants contained in the indentures governing the notes will be suspended if the notes are rated investment grade by either Standard & Poor’s or Moody’s and no default has occurred and is continuing.

Many of the covenants in the indentures governing the notes will be suspended if the applicable series of notes are rated investment grade by either Standard & Poor’s or Moody’s, provided at such time no default or event of default has occurred and is continuing. The covenants will restrict, among other things, our ability to pay dividends, incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place even if the notes are subsequently downgraded below investment grade. Please read “Description of the 2021 Notes–Suspension of Covenants when Notes Rated Investment Grade” and “Description of the 2023 Notes–Suspension of Covenants when Notes Rated Investment Grade.”

An active trading market for the new notes may not develop.

There is no existing market for the old notes. The new notes will not be listed on any securities exchange, and we do not intend to apply for listing of the new notes in the future. There can be no assurance that a trading market for the new notes will ever develop or will be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the new notes, your ability to sell your new notes or the price at which you will be able to sell your new notes. Future trading prices of the new notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the new notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the new notes;

•	outstanding amount of the new notes;

•	the terms related to optional redemption of the new notes; and

•	level, direction and volatility of market interest rates generally.

The future trading price of the notes is subject to fluctuation.

The future trading price of the new notes will depend on many factors, including prevailing interest rates, the liquidity of the market for the notes and the market for similar securities. The future trading price of the notes will likely also be affected by our business, results of operations and credit ratings. Accordingly, there can be no assurance as to the price at which noteholders will be able to sell their notes.

USE OF PROCEEDS

The exchange offers are intended to satisfy our obligations under the registration rights agreements we entered into in connection with the issuance of the old notes. We will not receive any cash proceeds from the issuance of the new notes in the exchange offers. In consideration for issuing the new notes as contemplated in this prospectus, we will receive in exchange old notes in like principal amount. We will cancel and retire all old notes surrendered in exchange for new notes in the exchange offers. As a result, the issuance of the new notes will not result in any increase or decrease in our indebtedness.

We received net proceeds of approximately $1,080.5 million, after deducting the initial purchasers’ discounts and our expenses, from the August 20, 2012 private placements of the old notes. Proceeds received in the private placements were used to fund the aggregate tender price of our tender offer for up to $350.0 million in aggregate principal amount of our 2014 notes and the subsequent redemption of the 2014 notes that remained outstanding following the completion of the tender offer, including in each case payment of accrued but unpaid interest on the 2014 notes to the date of purchase, and for general corporate purposes, including funding our capital expenditure program.

RATIO OF EARNINGS TO FIXED CHARGES

We have computed our ratio of earnings to fixed charges for the six months ended June 30, 2012 and 2011 and for each of our fiscal years ended December 31, 2011, 2010, 2009, 2008 and 2007. The computation of earnings to fixed charges is set forth on Exhibit 12.1 to the registration statement of which this prospectus forms a part.

Ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges from operations for the periods indicated. For purposes of calculating the ratio of earnings to fixed charges, (a) earnings represents pre-tax income from continuing operations plus fixed charges and (b) fixed charges represents interest expensed and capitalized, amortization of financing costs and required dividends on preference securities.

You should read the ratio information below in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the period ended June 30, 2012, which are incorporated by reference in this prospectus.

	Six months ended June 30,			Twelve months ended December 31,
	2012	2011		2011	2010		2009		2008		2007
Consolidated Ratio of Earnings to Fixed Charges	4.4	(a	)	1.4	(a	)	(a	)	(a	)	1.6

(a)	Due to our loss for the six months ended June 30, 2011 and the years ended December 31, 2010, 2009 and 2008, the ratio of earnings to fixed charges was less than 1:1 for these periods. We would have needed to generate additional earnings of $99.9 million, $257.1 million, $1,785.1 million and $1,480.9 million to achieve a ratio of 1:1 for the six months ended June 30, 2011 and the years ended December 31, 2010, 2009 and 2008, respectively.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and our consolidated capitalization as of June 30, 2012:

•	on an actual basis; and

•

on an as adjusted basis to give effect to (i) the issuance of the 2023 notes and additional 2021 notes on August 20, 2012 and (ii) the application of the net proceeds of that offering, including to purchase all of the outstanding 2014 notes pursuant to the tender offer for and subsequent redemption of the remaining notes of such series.

You should read the following table in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus. The as adjusted information may not reflect our cash, debt and capitalization in the future.

	As of June 30, 2012
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$421,073	$1,150,740

Long term debt, including current maturities:
Senior credit facility	$—	$—
Senior Floating Rate Notes due 2014	350,000	—
9.875% Senior Notes due 2016, net	355,591	355,591
8.0% Senior Notes due 2018	750,000	750,000
8.75% Senior Notes due 2020, net	443,841	443,841
7.5% Senior Notes due 2021	900,000	1,179,469	[1]
8.125% Senior Notes due 2022	750,000	750,000
7.5% Senior Notes due 2023, net	—	820,875	[2]

Total Debt	3,549,432	4,299,776

Stockholders’ equity:
Preferred stock, $0.001 par value; 50,000 shares authorized;
8.5% Convertible perpetual preferred stock—2,650 shares issued and outstanding; aggregate liquidation preference of $265,000	3	3
6.0% Convertible perpetual preferred stock—2,000 shares issued and outstanding; aggregate liquidation preference of $200,000	2	2
7.0% Convertible perpetual preferred stock—3,000 shares issued and outstanding; aggregate liquidation preference of $300,000	3	3
Common stock, $0.001 par value; 800,000 shares authorized; 490,161 issued and 489,191 outstanding	475	475
Additional paid-in capital	5,202,119	5,202,119
Treasury stock, at cost	(6,925)	(6,925)
Accumulated deficit	(2,360,172)	(2,360,732)

Total SandRidge Energy, Inc. stockholders’ equity	2,835,505	2,834,945

Noncontrolling interest	1,586,573	1,586,573

Total equity	4,422,078	4,421,518
Total capitalization	$7,971,510	$8,721,294

[1]

Includes $900.0 million aggregate principal amount of 2021 notes issued on March 15, 2011 at par and $275.0 million aggregate principal amount of additional 2021 notes issued in our August 2012 offering with approximately $4.5 million of issue premium, which will be amortized over the life of the 2021 notes.

[2]	Net of approximately $4.1 million of issue discount, which will be amortized over the life of the 2023 notes.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

Set forth below is our selected historical consolidated financial data for each of the six-month periods ended June 30, 2012 and 2011 and for each of the five years in the period ended December 31, 2011. The selected financial data as of June 30, 2012 and for the six-month periods ended June 30, 2012 and 2011 is derived from the unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2012, which is incorporated by reference in this prospectus and, in the opinion of management, such data includes all adjustments necessary for a fair statement of the results for the applicable interim period. The selected financial data as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 is derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus. The selected financial data as of June 30, 2011 and December 31, 2008 and 2007, and portions of the data as of December 31, 2009, is derived from financial information that we have filed with the SEC, but that is not incorporated by reference in this prospectus. The selected historical financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the notes thereto, each of which is incorporated by reference in this prospectus from our 2011 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the period ended June 30, 2012. The historical results presented are not necessarily indicative of future results.

	Six Months Ended June 30,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(in thousands, except per share data)
Statement of Operations Data:
Revenues	$860,069	$677,621	$1,415,213	$931,736	$591,044	$1,181,814	$677,452
Expenses:
Production	205,791	155,791	322,877	237,863	169,880	159,545	106,192
Production taxes	23,255	23,242	46,069	29,170	4,010	30,594	19,557
Drilling and services	36,802	33,099	65,654	22,368	28,380	22,872	44,211
Midstream and marketing	16,513	38,156	66,007	90,149	80,608	189,428	94,253
Depreciation and depletion — oil and natural gas	226,326	145,286	317,246	265,914	168,919	285,644	169,431
Depreciation and amortization — other	29,860	26,368	53,630	50,776	50,865	70,448	53,541
Accretion of asset retirement obligation	10,572	4,786	9,368	9,421	7,108	5,273	4,137
Impairment	—	—	2,825	—	1,707,150	1,867,497	—
General and administrative	112,017	72,091	148,643	179,565	100,256	109,372	61,780
(Gain) loss on derivative contracts	(415,204)	107,640	(44,075)	50,872	(147,527)	(211,439)	(60,732)
Loss (gain) on sale of assets	3,380	(725)	(2,044)	2,424	26,419	(9,273)	(1,777)

Total expenses	249,312	605,734	986,200	938,522	2,196,068	2,519,961	490,593

Income (loss) from operations	610,757	71,887	429,013	(6,786)	(1,605,024)	(1,338,147)	186,859

Other income (expense):
Interest expense	(135,534)	(121,124)	(237,332)	(247,442)	(185,316)	(143,458)	(112,491)
Bargain purchase gain	124,446	—	—	—	—	—	—
Loss on extinguishment of debt	—	(38,232)	(38,232)	—	—	—	—
Income from equity investments	—	—	—	—	1,020	1,398	4,372
Other income, net	2,387	1,335	3,122	2,558	7,272	1,454	729

Total other expense	(8,701)	(158,021)	(272,442)	(244,884)	(177,024)	(140,606)	(107,390)

Income (loss) before income taxes	602,056	(86,134)	156,571	(251,670)	(1,782,048)	(1,478,753)	79,469
Income tax (benefit) expense	(103,587)	(6,967)	(5,817)	(446,680)	(8,716)	(38,328)	29,524

Net income (loss)	705,643	(79,167)	162,388	195,010	(1,773,332)	(1,440,425)	49,945
Less: net income (loss) attributable to noncontrolling interest	100,958	13,161	54,323	4,445	2,258	855	(276)

Net income (loss) attributable to SandRidge Energy, Inc.	604,685	(92,328)	108,065	190,565	(1,775,590)	(1,441,280)	50,221
Preferred stock dividends and accretion	27,763	27,821	55,583	37,442	8,813	16,232	39,888

Income available (loss applicable) to SandRidge Energy, Inc. common stockholders	$576,922	$(120,149)	$52,482	$153,123	$(1,784,403)	$(1,457,512)	$10,333

	Historical
	Six Months Ended June 30,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(In thousands except per share data)
Earnings Per Share Information:
Basic
Net income (loss) attributable to SandRidge Energy, Inc.	$1.40	$(0.23)	$0.27	$0.65	$(10.15)	$(9.26)	$0.46
Preferred stock dividends	(0.06)	(0.07)	(0.14)	(0.13)	(0.05)	(0.10)	(0.37)

Income available (loss applicable) to SandRidge Energy, Inc. common Stockholders	$1.34	$(0.30)	$0.13	$0.52	$(10.20)	$(9.36)	$0.09

Weighted average number of SandRidge Energy, Inc. common shares outstanding(1):
Basic	430,802	398,343	398,851	291,869	175,005	155,619	108,828
Diluted	530,378	398,343	406,645	315,349	175,005	155,619	110,041

	As of June 30,		As of December 31,
	2012	2011	2011	2010	2009	2008	2007
	(In thousands)
Balance Sheet Data:
Cash and cash equivalents	$421,073	$4,615	$207,681	$5,863	$7,861	$636	$63,135
Property, plant and equipment, net	$7,729,012	$5,070,850	$5,389,424	$4,733,865	$2,433,643	$3,175,559	$3,337,410
Total assets	$9,178,535	$5,596,674	$6,219,609	$5,231,448	$2,780,317	$3,655,058	$3,630,566
Long-term debt	$3,549,432	$2,893,453	$2,814,176	$2,909,086	$2,578,938	$2,375,316	$1,067,649
Redeemable convertible preferred stock (1)	$—	$—	$—	$—	$—	$—	$450,715
Total stockholders’ equity (accumulated deficit)	$4,422,078	$1,796,685	$2,548,950	$1,547,483	$(195,905)	$793,551	$1,771,563
Total liabilities and stockholders’ equity	$9,178,535	$5,596,674	$6,219,609	$5,231,448	$2,780,317	$3,655,058	$3,630,566

(1)	On May 7, 2008, we converted all of our then outstanding redeemable convertible preferred stock into shares of common stock.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

On August 20, 2012, we completed the issuance and sale of the old notes in unregistered private placements to a group of investment banks that served as the initial purchasers. Following the sale, the initial purchasers then resold the old notes pursuant an offering memorandum dated August 6, 2012 to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The old notes are subject to transfer restrictions. In general, you may not offer or sell the old notes unless the offer and sale thereof are registered under the Securities Act or are exempt from or not subject to registration under the Securities Act and applicable state securities laws.

As part of the private placements, we and the guarantors entered into registration rights agreements with the initial purchasers. Under the registration rights agreements, we and the guarantors agreed to file the registration statement of which this prospectus forms a part relating to our offers to exchange the old 2021 notes for new 2021 notes and the old 2023 notes for new 2023 notes in transactions registered under the Securities Act. We and the guarantors also agreed to:

•

file with the SEC an exchange offer registration statement with respect to registered offers to exchange the old notes for new notes under the indentures in the same aggregate principal amount as and with terms that shall be identical in all respects to the old notes (but which will not contain terms with respect to payment of additional interest or transfer restrictions, as described below);

•	use commercially reasonable best efforts to cause the registration statement to become effective under the Securities Act; and

•	use commercially reasonable best efforts to consummate the exchange offers by August 20, 2013.

We and the guarantors also agreed to keep the exchange offer registration statement effective for not less than 30 calendar days after the date on which notice of the exchange offers is mailed to the holders of the old notes.

In the event that:

•

we and the guarantors are not required to file an exchange offer registration statement or to consummate either exchange offer because such exchange offer is not permitted by applicable law or SEC policy;

•	for any reason, we do not consummate the exchange offers by August 20, 2013; or

•	any holder of old notes notifies us following the consummation of the exchange offers that:

•	it is prohibited by applicable law or SEC policy from participating in the applicable exchange offer;

•

it cannot resell the new notes it acquires in an exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for resale by that holder; or

•	it is a broker-dealer and holds old notes acquired directly from us or one of our affiliates then, upon such holder’s request, we will be required to file a shelf registration statement with the SEC to provide for resales of all old notes of the applicable series. In that case, we and the guarantors will be required to (a) file a shelf registration statement as promptly as practicable and, in any event, on or prior to the 30th calendar day after a shelf registration statement filing obligation arises, (b) use commercially reasonable best efforts to cause the shelf registration statement to become effective on or before the 120th calendar day after the date on which the filing obligation arose, and (c) maintain the effectiveness of the shelf registration statement until the earlier of two years after the effective date or the date when all of the notes covered by such registration statement have been sold pursuant to such registration statement.

We will pay additional interest on the notes if one of the following “registration defaults” occurs:

•	we do not consummate the exchange offers by August 20, 2013;

•	if required, a shelf registration statement is not filed or declared effective when required; or

•

the exchange offer registration statement or a shelf registration statement is declared effective, but thereafter fails to remain effective or usable in connection with resales for more than 30 calendar days.

If one of these registration defaults occurs, we will be required to pay liquidated damages in the form of additional interest on the applicable series of old notes in an amount equal to 0.25% per year from the date of such registration default to the first 90-day period after such date. The amount of additional interest will increase by an additional 0.25% per year for each subsequent 90-day period during which such registration default continues, up to a maximum of 0.50% per year. Following the cure of any registration default, additional interest will cease to accrue and the interest rate on the notes will revert to 7.5%; provided, however, that if a subsequent registration default occurs, additional interest may again begin to accrue.

Terms of the Exchange Offers

Subject to the terms and conditions described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., Eastern time, on the expiration date of the applicable exchange offer. We will issue new notes in principal amount equal to the principal amount of old notes surrendered in each exchange offer. Old 2021 notes may be tendered only for new 2021 notes and old 2023 notes may be tendered only for new 2023 notes and only in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The exchange offers are not conditioned upon any minimum amount of old notes being tendered for exchange.

The terms of the new notes will be identical to the terms of the old notes, except that:

•	we will register the new notes under the Securities Act and, therefore, these notes will not bear legends restricting their transfer; and

•

specified rights under the registration rights agreements, including the provisions providing for registration rights and payment of additional interest in specified circumstances relating to the exchange offers, will be limited or eliminated.

The new notes will evidence the same indebtedness as the old notes. The new notes will be issued under the same indentures, and will be entitled to the same benefits under their respective indentures, as the old notes being exchanged. As of the date of this prospectus, $275,000,000 in aggregate principal amount of the old 2021 notes and $825,000,000 in aggregate principal amount of the old 2023 notes are outstanding. Old notes that are accepted for exchange will be retired and cancelled and not reissued.

In connection with the issuance of the old notes, we arranged for the old notes originally purchased by qualified institutional buyers (as defined in Rule 144A under the Securities Act) and those sold to non-U.S. persons in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. Except as described in “Book-entry settlement and clearance,” we will issue the new notes in the form of global notes registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.

Holders of old notes do not have any appraisal or dissenters’ rights in connection with the exchange offers. We intend to conduct the exchange offers in accordance with the applicable requirements of the Exchange Act, the rules and regulations of the SEC and state securities laws.

We will be deemed to have accepted for exchange validly tendered old notes when we have given oral or written notice of such acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender old notes in either exchange offer, you will not be required to pay brokerage commissions or fees or, except to the extent indicated by the instructions to the letter of transmittal, transfer taxes with respect to the exchange of the applicable series of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offers. Please read “–Fees and Expenses” for more details regarding fees and expenses incurred in connection with the exchange offers. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holders promptly after the expiration or termination of the applicable exchange offer.

Old notes not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest. These old notes will be entitled to the rights and benefits such holders have under the indenture governing such old notes, but holders of old notes after the exchange offers in general will not have further rights under any registration rights agreement, including registration rights and any rights to additional interest. After completion of the exchange offers holders of old notes wishing to transfer their old notes would have to rely on exemptions from the registration requirements of the Securities Act.

Expiration, Extension and Amendment

Each exchange offer will expire at 5:00 p.m., Eastern time, on November 8, 2012, unless, in our sole discretion, we extend it. If we so extend the expiration date, the term “expiration date” will mean the latest date and time to which we extend the applicable exchange offer.

We reserve the right, in our sole discretion:

•	to delay accepting any old notes;

•	to extend either exchange offer;

•	to terminate either exchange offer if, in our sole judgment, any of the conditions described below are not satisfied; or

•	to amend the terms of either exchange offer in any manner.

We will give oral or written notice of any delay, extension or termination to the exchange agent. In addition, we will promptly give oral or written notice regarding any delay in acceptance, extension or termination of either exchange offer to the registered holders of the applicable series of old notes. If we amend either exchange offer in a matter that we determine constitutes a material change, or if we waive a material condition or if any other material change occurs in the information contained herein, we will promptly disclose the amendment, waiver or other material change in a manner reasonably calculated to inform the holders of the applicable series of old notes of the amendment, waiver or other material change and we will extend the applicable exchange offer to the extent required by law or by SEC rules and regulations.

Without limiting the manner in which we may choose to make a public announcement of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offers, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Conditions to the Exchange Offers

Registration conditions. Notwithstanding any other provisions of the exchange offers, or any extension of the exchange offers, consummation of the exchange offers is subject to the following registration conditions, which we cannot waive:

•	the registration statement of which this prospectus forms a part shall have been declared effective by the SEC;

•	no stop order suspending the effectiveness of the registration statement will have been issued; and

•	no proceedings for that purpose will have been instituted or be pending or, to our knowledge, be contemplated or threatened by the SEC.

General conditions. Despite any other term of the exchange offers, we will not be required to accept for exchange, or exchange new notes for, any old notes and we may terminate either exchange offer as provided in this prospectus before the acceptance of the old notes, if:

•	the exchange offer, or the making of any exchange by a holder, violate, in our reasonable judgment, any applicable law, rule or regulation or any applicable interpretation of the staff of the SEC;

•

any action or proceeding shall have been instituted or threatened with respect to either exchange offer that, in our reasonable judgment, would impair our ability to proceed with such exchange offer; or

•	we have not obtained any governmental approval that we, in our reasonable judgment, consider necessary for the completion of such exchange offer as contemplated by this prospectus.

The conditions listed under “General conditions” are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time prior to the expiration of the applicable exchange offer, except for waivers of government approvals which we may make after the expiration of such exchange offer. A failure on our part to exercise any of the above rights will not constitute a waiver of that right, and that right will be considered an ongoing right which we may assert at any time and from time to time.

If we determine in our sole discretion that any of the events listed above has occurred, we may, subject to applicable law:

•	refuse to accept any old notes and return all tendered old notes to the tendering holders;

•	extend either exchange offer and retain all old notes tendered before the expiration of such exchange offer, subject, however, to the rights of holders to withdraw these old notes; or

•	waive unsatisfied conditions listed under “General conditions” above and accept all validly tendered old notes which have not been withdrawn.

Any determination by us concerning the above events will be final and binding.

In addition, we reserve the right in our sole discretion to:

•	purchase or make offers for any old notes that remain outstanding subsequent to the expiration date of the applicable exchange offer; and

•	to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers may differ from the terms of the exchange offers.

Procedures for Tendering

To participate in either exchange offer, you must validly tender your old notes of the applicable series to the exchange agent as described below. We will only issue new notes in exchange for old notes that you timely and validly tender. Therefore, you should allow sufficient time to ensure timely delivery of your old notes, and you should follow carefully the instructions on how to tender your old notes. It is your responsibility to validly tender your old notes. We have the right to waive any defects. We are not, however, required to waive defects, and neither we nor the exchange agent is required to notify you of any defects in your tender.

If you have any questions or need help in exchanging your old notes, please call the exchange agent whose address and phone number are described in the letter of transmittal included as Annex A to this prospectus.

All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. The exchange agent and DTC have confirmed that the old notes may be tendered using DTC’s Automated Tender Offer Program, or ATOP. The exchange agent will establish an account with DTC for purposes of each exchange offer promptly after the commencement of the exchange offers, and DTC participants may electronically transmit their acceptance of the applicable exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender old notes and that the participant has received and agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. You will, however, be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the old notes.

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to any particular old notes either before or after the expiration date of the applicable exchange offer. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, holders must cure any defects or irregularities in connection with tenders of old notes within such time as we will determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. We will not consider a tender of old notes to have been validly made until any defect or irregularity has been cured or waived. Any old notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable following the expiration date of the applicable exchange offer.

When We Will Issue New Notes

In all cases, we will issue new notes for old notes that we have accepted for exchange under the applicable exchange offer only after the exchange agent receives, prior to 5:00 p.m., Eastern time, on the expiration date of such exchange offer:

•	a book-entry confirmation of such old notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged

If we do not accept tendered old notes for exchange or if old notes are submitted for a greater principal amount than you desire to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the applicable exchange offer.

Valid Tender

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive pursuant to the applicable exchange offer will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the new notes;

•	you are not an “affiliate” of ours, as such term is defined in Rule 405 under the Securities Act;

•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes; and

•

if you are a broker-dealer and will receive new notes for your own account in exchange for old notes, you acquired such old notes as a result of market-making activities or other trading activities and you acknowledge that you will deliver a prospectus in connection with any resale of the new notes.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., Eastern time, on the expiration date of the applicable exchange offer (including any extensions thereof).

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal, which may be by facsimile transmission or letter, of withdrawal at the address set forth below under “Exchange Agent”; or

•	for DTC participants, holders must comply with DTC’s standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

Any notice of withdrawal must:

•	specify the name of the person who tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of the old notes to be withdrawn;

•	be signed by the person who tendered the old notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

•	specify the name in which the old notes are to be re-registered, if different from that of the withdrawing holder.

We will determine in our sole discretion all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal, and our determination will be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the applicable exchange offer and no new notes will be issued with respect to them unless the old notes so withdrawn are validly re-tendered. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender, expiration or termination of the applicable exchange offer. You may retender properly withdrawn old notes by following the procedures described under “— Procedures for Tendering” above at any time on or prior to the expiration date of the applicable exchange offer.

Resales of New Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties that are not related to us, we believe that new notes issued in the exchange offers in exchange for old notes may be offered for resale, resold or otherwise transferred by holders of the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the new notes are acquired in the ordinary course of the holder’s business;

•	the holders have no arrangement or understanding with any person to participate in the distribution of the new notes;

•	the holders are not “affiliates” of ours within the meaning of Rule 405 under the Securities Act;

•	the holders are not engaged in and do not intend to engage in the distribution of the new notes; and

•	the holders are not broker-dealers who purchased old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

However, the SEC has not considered the exchange offers described in this prospectus in the context of a no-action letter. The staff of the SEC may not make a similar determination with respect to the exchange offers as in the other circumstances. Each holder who wishes to exchange old notes for new notes will be required to represent that it meets the above requirements.

Any holder who is an affiliate of ours or who intends to participate in an exchange offer for the purpose of distributing new notes or any broker-dealer who purchased old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•	cannot rely on the applicable interpretations of the staff of the SEC mentioned above;

•	will not be permitted or entitled to tender its old notes in the applicable exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that the old notes were acquired by it as a result of market-making activities or other trading activities and agree that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Please read “Plan of Distribution.” A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resales of new notes received in exchange for old notes that the broker-dealer acquired as a result of market-making or other trading activities. Any holder that is a broker-dealer participating in either exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offers. We have not entered into any arrangement or understanding with any person to distribute the new notes to be received in the exchange offers.

Exchange Agent

Wells Fargo Bank, National Association, has been appointed as the exchange agent for each exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

Wells Fargo Bank, National Association

By Facsimile for Eligible Institutions:	By Registered and Certified Mail:	Confirm by Telephone:
(612) 667-6282	Wells Fargo Bank, NA	(800) 344-5128
Attention: Corporate Trust Operations	Corporate Trust Operations
MAC N9303-121
PO Box 1517
Minneapolis, MN 55480

By Regular Mail or Overnight Courier:
Wells Fargo Bank, NA
Corporate Trust Operations
MAC N9303-121
Sixth & Marquette Avenue
Minneapolis, MN 55479

In person by hand only:
Wells Fargo Bank, NA
12th Floor — Northstar East Building
Corporate Trust Operations
608 Second Avenue South
Minneapolis, MN 55480

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer manager in connection with the exchange offers and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offers. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out of pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offers. They include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offers. Each tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offers.

Consequences of Failure to Exchange Old Notes

If you do not exchange your old notes for new notes under the applicable exchange offer, the old notes you hold will continue to be subject to the existing restrictions on transfer. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register old notes under the Securities Act unless the applicable registration rights agreement requires us to do so.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offers, other than the recognition of the fees and expenses of the offering as stated under “— Fees and Expenses.”

Other

Participation in either exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire any untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered old notes.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Credit Facility

Effective March 29, 2012, we entered into a Second Amended and Restated Credit Agreement with a group of banks, including affiliates of the purchasers, which is administered by Bank of America, N.A., as administrative agent. We have up to $1.75 billion committed financing under the senior credit facility. Borrowings and letter of credit obligations under the senior credit facility are limited to a periodically determined borrowing base, which is currently $775.0 million. The senior credit facility matures on March 29, 2017 and is available to be drawn on subject to limitations based on its terms and certain financial covenants, as further described below. At the time of the amendment and restatement of the senior credit facility, we had no amounts drawn under it and outstanding letters of credit with an aggregate face amount of $28.7 million.

The obligations under the senior credit facility are guaranteed by certain of our subsidiaries, all of which are guarantors of the notes, and are secured by first priority liens on all shares of capital stock of each of our material present and future subsidiaries; all of our intercompany debt; and substantially all of our assets, including proved oil and natural gas reserves representing at least 80% of the discounted present value (as defined in the senior credit facility) of proved oil and natural gas reserves considered by the lenders in determining the borrowing base for the senior credit facility.

The senior credit facility contains various covenants that limit our ability and that of certain of our subsidiaries to grant certain liens; make certain loans and investments; make distributions; redeem stock; redeem or prepay debt; merge or consolidate with or into a third party; or engage in certain asset dispositions, including a sale of all or substantially all of our assets. Additionally, the senior credit facility limits our ability and that of certain of our subsidiaries to incur additional indebtedness. This limitation is subject to certain exceptions, including an exception that allows for indebtedness under the senior notes.

The senior credit facility also contains financial covenants, including maintenance of agreed upon levels for the (i) ratio of total funded debt to EBITDA, which may not exceed 4.5:1.0 at each quarter end, calculated using the last four completed fiscal quarters and (ii) ratio of current assets to current liabilities, which must be at least 1.0:1.0 at each quarter end (in the current ratio calculation (as defined in the senior credit facility), any amounts available to be drawn under the senior credit facility are included in current assets, and unrealized assets and liabilities resulting from mark-to-market adjustments on our derivative contracts are disregarded). As of June 30, 2012, we were in compliance with all applicable financial covenants under the senior credit facility.

The borrowing base is subject to review semi-annually; however, the lenders reserve the right to have one additional redetermination of the borrowing base in each twelve-month interval. Unscheduled redeterminations may be made at our request, but are limited to two requests per twelve-month interval. With respect to each redetermination, the administrative agent and the lenders under the senior credit facility consider several factors, including our proved reserves and projected cash requirements, and make assumptions regarding, among other things, oil and natural gas prices and production. Because the value of our proved reserves is a key factor in determining the amount of the borrowing base, changing commodity prices and our success in developing reserves may affect the borrowing base. In the event we incur certain types of additional indebtedness, the borrowing base shall automatically be reduced by 30% of the principal amount of such additional indebtedness.

At our election, interest under the senior credit facility is determined by reference to (a) the London Interbank Offered Rate (“LIBOR”) plus an applicable margin between 1.75% and 2.75% per annum, or (b) the “base rate,” which is the highest of (i) the federal funds rate plus 0.5%, (ii) the prime rate published by Bank of America, N.A., or (iii) the Eurodollar rate (as defined in the senior credit facility) plus 1.00% per annum, plus, in each case under scenario (b), an applicable margin between 0.75% and 1.75% per annum. Interest is payable quarterly for base rate loans and at the applicable maturity date for LIBOR loans, except that if the interest period for a LIBOR loan is six months, interest is paid at the end of each three-month period. The average annual interest rate paid on amounts outstanding under the senior credit facility was 2.69% for the year ended December 31, 2011.

Outstanding Senior Notes

In April 2012, we issued $750 million of unsecured 8.125% Senior Notes due 2022 (the “2022 notes”). The 2022 notes bear interest at a fixed rate of 8.125%, payable semi-annually, with the principal due on April 15, 2022. The 2022 notes are redeemable, in whole or in part, prior to their maturity at specified redemption prices.

In March 2011, we issued $900 million of 7.5% Senior Notes due 2021. The 2021 notes bear interest at a fixed rate of 7.5% per annum, payable semi-annually, with the principal due on March 15, 2021. The 2021 notes are redeemable, in whole or in part, prior to their maturity at specified redemption prices. The additional $275 million aggregate principal amount of 2021 notes issued in August 2012 that are subject to the applicable exchange offer described in this prospectus have identical terms to the initial 2021 notes issued in March 2011, other than the issue date and initial interest payment date, and constitute a single class of notes with the initial 2021 notes issued in March 2011.

In December 2009, we issued $450 million of unsecured 8.75% Senior Notes due 2020 (the “2020 notes”). The 2020 notes bear interest at a fixed rate of 8.75% per annum, payable semi-annually, with the principal due on January 15, 2020. The 2020 notes are redeemable, in whole or in part, prior to their maturity at specified redemption prices.

In May 2009, we issued $365.5 million of unsecured 9.875% Senior Notes due 2016 (the “2016 notes”). The 2016 notes bear interest at a fixed rate of 9.875% per annum, payable semi-annually, with the principal due on May 15, 2016. The 2016 notes are redeemable, in whole or in part, prior to their maturity at specified redemption prices.

In May 2008, we issued $750.0 million of unsecured 8.0% Senior Notes due 2018 (the “2018 notes”). The 2018 notes bear interest at a fixed rate of 8.0% per annum, payable semi-annually, with the principal due on June 1, 2018. The 2018 notes are redeemable, in whole or in part, prior to their maturity at specified redemption prices.

Debt covenants under the 2022 notes, 2020 notes, 2016 notes and 2018 notes include financial covenants similar to those of the notes and include limitations on the incurrence of indebtedness, payment of dividends, asset sales, certain asset purchases, transactions with related parties and consolidation or merger agreements. The 2022 notes, 2020 notes, 2016 notes and 2018 notes are also subject to a covenant to offer to purchase all of such notes at a price of 101% of par in the event of certain change of control events similar to those applicable to the notes.

The 2022 notes, 2020 notes, 2016 notes and 2018 notes are jointly and severally, unconditionally guaranteed on an unsecured basis by the Guarantors of the notes, which constitute all of our wholly owned subsidiaries, except certain minor subsidiaries.

DESCRIPTION OF THE 2021 NOTES

In this Description of the 2021 Notes, the term “Company” refers only to SandRidge Energy, Inc., and any successor obligor on the notes, and not to any of its subsidiaries. You can find the definitions of certain terms used in this description under “—Certain Definitions.” Unless stated otherwise, all references in this section to “notes” shall refer to the 2021 notes.

We issued the old 2021 notes, and will issue the new 2021 notes, under an indenture, dated as of March 15, 2011 among us, the Guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented and amended by supplemental indentures dated April 17, 2012 and June 1, 2012 (such indenture, as so supplemented and amended, the “2021 Indenture”). The terms of the notes include those stated in the 2021 Indenture and those made part of the 2021 Indenture by reference to the Trust Indenture Act of 1939, as amended. The new 2021 notes and the old 2021 notes will be identical in all respects, except that the new 2021 notes have been registered under the Securities Act and are free of any obligation regarding registration, including the payment of additional interest upon failure to file or have declared effective an exchange offer registration statement or to consummate an exchange offer by specified dates. Accordingly, unless specifically stated to the contrary, the following description applies equally to the old 2021 notes and the new 2021 notes.

The following is a summary of the material provisions of the 2021 Indenture. Because this is a summary, it may not contain all the information that is important to you and we therefore urge you to read the 2021 Indenture in its entirety. The 2021 Indenture was filed with the SEC on March 18, 2011, as Exhibit 4.1 to our Current Report on Form 8-K, and is incorporated by reference into this prospectus. The supplemental indenture dated April 17, 2012, was filed as Exhibit 4.3 to our Current Report on Form 8-K, filed with the SEC on such date, and the supplemental indenture dated June 1, 2012 was filed as Exhibit 4.3 to our Quarterly Report on Form 10-Q for the period ended June 30, 2012, which are both incorporated by reference into this prospectus. A copy of the 2021 Indenture and supplemental indentures may be obtained as described in the section of this prospectus entitled “Where You Can Find More Information.”

The registered holder of a note will be treated as the owner of the note for all purposes. Only registered holders will have rights under the 2021 Indenture, and all references to “holders” in this description are to registered holders of notes.

Basic Terms of the New 2021 Notes

The new 2021 notes:

•

will be senior unsecured obligations of the Company, having an aggregate principal amount of $275,000,000, ranking equally in right of payment with all existing and future unsubordinated obligations of the Company, including the 2023 notes described under “Description of the 2023 Notes”;

•

will be treated as a single class with the old 2021 notes and the initial 2021 notes issued in 2011 for all purposes of the 2021 Indenture, and will vote together as one class on all matters with respect to the notes;

•	will mature on March 15, 2021;

•

will bear interest at the rate of 7.5% per annum, payable semiannually on each March 15 and September 15 to holders of record of the new 2021 notes on the March 1 or September 1 immediately preceding the interest payment date; and

•	will be guaranteed on a senior unsecured basis by the Company’s existing material subsidiaries and by certain future subsidiaries.

Additional Notes

Subject to the covenants described below, the Company may issue Additional Notes under the 2021 Indenture having the same terms in all respects as the notes, except for their date of issuance and the initial interest payment date. The new 2021 notes offered hereby and any Additional Notes would be treated as a single class for all purposes under the 2021 Indenture and would vote together as one class on all matters with respect to the notes.

Optional Redemption

Except as set forth below and in paragraph (d) under “—Certain Covenants—Repurchase of Notes upon a Change of Control,” the notes are not redeemable at the option of the Company.

Prior to March 15, 2016, the Company will be entitled at its option to redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes plus the Applicable Premium as of, and accrued and unpaid interest if any, to, the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

At any time and from time to time on or after March 15, 2016, the Company may redeem the notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date), if redeemed during the 12-month period beginning on March 15 of the years indicated below.

Year	Percentage
2016	103.75%
2017	102.50%
2018	101.25%
2019 and thereafter	100.00%

If fewer than all of the notes are being redeemed, the Trustee will select the notes to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate (or, in the case of notes represented by global certificates, in such manner as DTC may require), in denominations of $1,000 principal amount and multiples thereof. Upon surrender of any note redeemed in part, the holder will receive a newly-issued note equal in principal amount to the unredeemed portion of the surrendered note. Once notice of redemption is sent to the holders, notes called for redemption become due and payable at the redemption price on the redemption date, and, commencing on the redemption date, notes redeemed will cease to accrue interest.

In addition, at any time and from time to time prior to March 15, 2014, the Company may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of notes issued under the 2021 Indenture (including the principal amount of any Additional Notes issued under the 2021 Indenture) at a redemption price equal to 107.5% of the aggregate principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date); provided that this redemption provision shall not be applicable with respect to any transaction that results in a Change of Control. At least 65% of the aggregate principal amount of notes (including the principal amount of any Additional Notes issued under the 2021 Indenture) must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 60 days after the closing of the related Equity Offering and must complete such redemption within 90 days of the closing of the Equity Offering. Notice of any redemption upon an Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including the completion of the related Equity Offering.

All redemptions of the notes will be made upon not less than 30 days’ nor more than 60 days’ prior notice, except that a redemption notice may be made more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance or discharge of the notes as provided in “—Defeasance and Discharge.”

No Mandatory Redemption or Sinking Fund

There is no mandatory redemption or sinking fund payments for the notes. The Company and any of its Subsidiaries may at any time and from time to time purchase notes in the open market or otherwise.

Guarantees

The obligations of the Company pursuant to the notes, including any repurchase obligation resulting from a Change of Control, will be unconditionally guaranteed, jointly and severally, on an unsecured, senior basis, by the Guarantors (each such guarantee, a “Note Guarantee”). The initial Guarantors are all of our existing material Subsidiaries. We own 50% noncontrolling equity interests in two variable interest entities that are consolidated in our financial accounts but neither qualifies as a “Subsidiary” for purposes of the 2021 Indenture and neither guarantees our other outstanding senior notes or our Senior Credit Facility. We also own approximately 29.3% of the outstanding units of beneficial interest of SandRidge Mississippian Trust I, approximately 30.5% of the outstanding units of beneficial interest of SandRidge Permian Trust, and approximately 39.9% of the outstanding units of beneficial interest of SandRidge Mississippian Trust II, which are variable interest entities that are consolidated in our financial statements but which are not Guarantors and which do not guarantee our other outstanding senior notes or our Senior Credit Facility. If the Company or any of its Restricted Subsidiaries acquires or creates a Restricted Subsidiary (other than a Foreign Subsidiary or an Immaterial Subsidiary) after the date of the 2021 Indenture, the new Restricted Subsidiary must provide a Note Guarantee.

Each Note Guarantee will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors—Risks Related to the New Notes—Insolvency and fraudulent transfer laws and other limitations may preclude the recovery of payment under the new notes and the guarantees.”

The Note Guarantee of a Guarantor will terminate upon:

(1) a sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of consolidation or merger) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition is permitted by the 2021 Indenture,

(2) a sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition is permitted by the 2021 Indenture and as a result of such transaction the Guarantor no longer qualifies as a Subsidiary of the Company,

(3) if the Note Guarantee was required pursuant to the terms of the 2021 Indenture, the cessation of the circumstances requiring the Note Guarantee,

(4) the designation in accordance with the 2021 Indenture of the Guarantor as an Unrestricted Subsidiary,

(5) the liquidation or dissolution of such Guarantor provided no Default or Event of Default has occurred or is continuing, or

(6) defeasance or discharge of the notes, as provided in “—Defeasance and Discharge.”

Ranking

The payment of the principal of, premium, if any, and interest on the notes and the payment of any Note Guarantee will rank equally in right of payment to all existing and future senior indebtedness of the Company or the relevant Guarantor, as the case may be, including our obligations and those of such Guarantor under the Senior Credit Facilities.

The notes and the Note Guarantees will be effectively subordinated in right of payment to all of the Company’s and each Guarantor’s existing and future secured Indebtedness to the extent of the value of the collateral securing such secured indebtedness. Although the 2021 Indenture will contain limitations on the amount of additional Indebtedness that the Company, the Guarantors and the Company’s Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be senior indebtedness. See “—Certain Covenants—Limitation on Indebtedness and Disqualified Stock.”

The Company conducts some of its operations through its subsidiaries, and certain of its immaterial subsidiaries have not guaranteed the notes. Claims of creditors of such non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those subsidiaries, and claims of preferred and minority stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Company, including holders of the notes. The notes and each Note Guarantee therefore will be effectively subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of subsidiaries of the Company (other than the Guarantors). As of June 30, 2012, the total liabilities of the Company’s consolidated subsidiaries (other than the Guarantors) were approximately $21.4 million, including trade payables. Although the 2021 Indenture limits the incurrence of Indebtedness and Disqualified Stock of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the 2021 Indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Indebtedness or Disqualified Stock under the 2021 Indenture. See “—Certain Covenants—Limitation on Indebtedness and Disqualified Stock.”

Certain Covenants

The 2021 Indenture contains covenants including, among others, the following:

Limitation on Indebtedness and Disqualified Stock. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Debt and the issuance of Disqualified Stock), unless such Indebtedness is incurred by the Company or any Guarantor and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.25:1.

(b) Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the “Permitted Debt”):

(1) Indebtedness of the Company or any Guarantor (whether as borrowers or guarantors) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the greater of (x) $1,750,000,000 and (y) 30.0% of Adjusted Consolidated Net Tangible Assets;

(2) Indebtedness of (i) the Company pursuant to the notes (other than Additional Notes) and (ii) any Guarantor pursuant to a Note Guarantee of the notes (including Additional Notes);

(3) Indebtedness of the Company or any Guarantor outstanding on the Issue Date, and not otherwise referred to in this definition of “Permitted Debt”;

(4) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company and its Restricted Subsidiaries) expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(B) (i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof (other than pursuant to a Credit Facility) and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);

(5) Guarantees by the Company or any Guarantor of any Indebtedness of the Company or any of the Guarantors which is permitted to be incurred under the 2021 Indenture;

(6) Indebtedness of the Company or any Restricted Subsidiary that represents:

(A) obligations pursuant to Interest Rate Agreements entered into in the ordinary course of business with respect to Indebtedness permitted by the 2021 Indenture;

(B) obligations under currency exchange contracts entered into in the ordinary course of business; and

(C) obligations pursuant to hedging arrangements (including, without limitation, swaps, caps, floors, collars, options and similar agreements) entered into in the ordinary course of business for the purpose of protecting, on a net basis, against price risks, basis risks, or other risks encountered in the Oil and Gas Business;

(7) Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations (whether or not incurred pursuant to Sale Leaseback Transactions) or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price , lease expense, rental payment or cost of construction or improvement of property used in the business of the Company or any of its Restricted Subsidiaries, whether through the direct purchase of such property or through the purchase of Capital Stock of any Person owning such property, in an aggregate principal amount pursuant to this clause (7) (together with the aggregate principal amount of any Permitted Refinancing Indebtedness in respect of Indebtedness originally incurred pursuant to this clause (7)) not to exceed $100,000,000 outstanding at any time; provided that the principal amount of any Indebtedness permitted under this clause (7) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

(8) Indebtedness of the Company or any Guarantor in connection with

(A) one or more standby letters of credit issued for the account of the Company or a Guarantor in the ordinary course of business and

(B) other letters of credit, surety, bid, performance, appeal or similar bonds, bankers’ acceptances, completion guarantees or similar instruments; provided that, in each case contemplated by this clause (8), upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided, further, that with respect to clauses (A) and (B), such Indebtedness is not in connection with the borrowing of money or the obtaining of advances or credit;

(9) Indebtedness of the Company or any Restricted Subsidiary with respect to obligations relating to oil or gas balancing positions arising in the ordinary course of business;

(10) Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification or purchase price adjustment obligations or similar obligations, earn-outs or other similar obligations or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary;

(11) Permitted Refinancing Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to renew, extend, substitute, defease, refund, refinance or replace, any Indebtedness, including any Disqualified Stock, incurred pursuant to paragraph (a) and clause (2), (3), (7), (11) or (12) of paragraph (b) of this covenant;

(12) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in connection with a transaction meeting any one of the three alternative financial tests set forth in clause (3) of “—Consolidation, Merger or Sale of Assets—Consolidation, Merger or Sale of Assets by the Company”;

(13) Indebtedness of the Company or any Restricted Subsidiary with respect to any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of incurrence; and

(14) Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (1) through (13) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed the greater of (x) $50,000,000 and (y) 1.0% of Adjusted Consolidated Net Tangible Assets outstanding at any one time in the aggregate.

(c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion may classify or reclassify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types (or to divide such Indebtedness between two or more of such types); provided that any Indebtedness under the Senior Credit Facility which was in existence on the Prior Issue Date (after giving effect to the application of the net proceeds from the Prior Notes) shall be deemed to have been incurred pursuant to clause (1) of paragraph (b) of this covenant rather than paragraph (a) of this covenant.

(d) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness.

(e) Accrual of interest, accretion of principal or liquidation preference (or similar amount) in respect of Preferred Stock or amortization of original issue discount, and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the accretion or payment of dividends on any Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof as accrued shall be included as required in the calculation of the Consolidated Fixed Charge Coverage Ratio of the Company.

(f) For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

(g) If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (x) the principal of such Indebtedness and (y) the amount that may be drawn under such letter of credit.

(h) The amount of Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.

Limitation on Restricted Payments. (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

(i) pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable in shares of the Company’s Qualified Capital Stock);

(ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock;

(iii) make any principal payment on, or purchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness (excluding any intercompany Subordinated Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment on, or a purchase, redemption, defeasance, retirement or other acquisition of such Subordinated Indebtedness within one year of its final maturity;

(iv) pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (A) to the Company or any of its Restricted Subsidiaries or any Guarantor or (B) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all holders of the Capital Stock of such Restricted Subsidiary); or

(v) make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing actions described in clauses (i) through (v) above, other than any such action that is a Permitted Payment (as defined in paragraph (b) of this covenant), collectively, “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless

(A) immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default (except a Reporting Default) or Event of Default shall have occurred and be continuing;

(B) immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) under paragraph (a) of the covenant described under “—Limitation on Indebtedness and Disqualified Stock”; and

(C) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after March 22, 2007 (including all Designation Amounts) does not exceed the sum of (such sum being called the “Restricted Payments Basket”):

(1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning April 1, 2007 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

(2) the aggregate Net Cash Proceeds, or the Fair Market Value of property other than cash (including assets used in the Oil and Gas Business or Capital Stock of Persons engaged in the Oil and Gas Business that become Restricted Subsidiaries), received after March 22, 2007 by the Company either (1) as capital contributions in the form of common equity to the Company or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clauses (2) and (3) of paragraph (b) of this covenant, and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(3) the aggregate Net Cash Proceeds received after March 22, 2007 by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(4) the aggregate Net Cash Proceeds received after March 22, 2007 by the Company from the conversion or exchange, if any, of debt securities or Disqualified Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Disqualified Stock were issued after March 22, 2007, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Disqualified Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(5) (a) in the case of the disposition or repayment of any Investment constituting a Restricted Payment (including any Investment in an Unrestricted Subsidiary) made after March 22, 2007, an amount (to the extent not included in Consolidated Net Income) equal to the amount received with respect to such Investment, less the cost of the disposition of such Investment and net of taxes, and (b) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary at the time of such redesignation; and

(6) any amount which previously qualified as a Restricted Payment on account of any Guarantee entered into by the Company or any Restricted Subsidiary; provided that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists.

(b) As of June 30, 2012, the Restricted Payments Basket was approximately $3.9 billion. The foregoing provisions shall not prohibit the following actions (each of clauses (1) through (11) being referred to as a “Permitted Payment”):

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this covenant, and such payment shall be deemed to have been paid on such date of declaration; provided, that in determining the aggregate amount of Restricted Payments made after March 22, 2007 in accordance with clause (C) above, amounts expended pursuant to this clause (1) shall be included in such calculation;

(2) the purchase, defeasance, redemption, or other acquisition or retirement for value of any Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, any Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such Qualified Capital Stock shall be excluded from clause (C)(2) above;

(3) the purchase, redemption, defeasance, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock shall be excluded from clause (C)(2) above;

(4) the purchase, redemption, defeasance, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Stock) through the substantially concurrent issuance of Permitted Refinancing Indebtedness;

(5) any purchase, redemption, retirement, defeasance or other acquisition for value of any Subordinated Indebtedness pursuant to the provisions of such Subordinated Indebtedness upon a Change of Control or an Asset Sale after the Company shall have complied with the provisions of the covenants set forth in “—Repurchase of Notes upon a Change of Control” or “—Limitation on Asset Sales,” as the case may be and repurchased all notes tendered for purchase in connection with the Offer to Purchase;

(6) the purchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees) pursuant to the terms of agreements (including employment agreements) or plans approved by the Company’s Board of Directors, including any such purchase, redemption, defeasance or other acquisition or retirement of such Capital Stock that is deemed to occur upon the exercise of stock options or similar rights if such shares represent all or a portion of the exercise price or are surrendered in connection with satisfying Federal income tax obligations; provided, however, that the aggregate amount of such purchases, redemptions, defeasances or other retirements and acquisitions pursuant to this clause (6) will not, in the aggregate, exceed $2,000,000 per fiscal year (with any unused amount in any fiscal year being carried over into one or more succeeding fiscal years);

(7) loans made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors of the Company in an aggregate amount not to exceed $2,000,000 outstanding at any one time, the proceeds of which are used solely (A) to purchase Capital Stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (B) to refinance loans, together with accrued interest thereon, made pursuant to item (A) of this clause (7);

(8) payments of regularly scheduled or accrued dividends on any Preferred Stock of the Company outstanding on the Issue Date;

(9) payments to dissenting stockholders of the Company (A) pursuant to applicable law or (B) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the 2021 Indenture, and payments made in lieu of the issuance of fractional shares of Capital Stock of the Company in connection with any such transaction;

(10) payments made by any Person other than the Company or any Restricted Subsidiary to the stockholders of the Company in connection with or as part of (A) a merger or consolidation of the Company with or into such Person or a Subsidiary of such Person, or (B) a merger of a Subsidiary of such Person into the Company; and

(11) Restricted Payments not exceeding $25,000,000 in the aggregate since March 22, 2007.

(c) Not later than the date of making any Restricted Payment (except for any Restricted Payment under clauses (2) through (11) of paragraph (b) of this covenant), the Company will deliver to the Trustee an Officers’ Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant were calculated.

(d) For purposes of clauses (2), (3) and (4) above, the term “substantially concurrent” means that the offering was consummated within 180 days after the date of determination.

(e) For purposes of determining compliance with this covenant, if a payment meets the criteria of more than one of the types of Permitted Payments described in clauses (1) through (11) of paragraph (b) of this covenant, the Company, in its sole discretion, may divide, re-divide, classify or reclassify (or later divide, re-divide, classify or reclassify, in whole or in part) such payment in any manner that complies with this covenant.

Limitation on Liens. (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or incur, in order to secure any Indebtedness, any Lien of any kind, other than Permitted Liens, upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the date hereof or acquired after the date hereof, or assign or convey, in order to secure any Indebtedness, any right to receive any income or profits therefrom, unless the notes (or a Note Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the notes shall have with respect to such Subordinated Indebtedness) the Indebtedness secured by such Lien.

(b) Notwithstanding the foregoing, any Lien securing the notes or a Note Guarantee granted pursuant to paragraph (a) above shall be automatically and unconditionally released and discharged upon:

(i) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or

(ii) with respect to any Lien securing a Note Guarantee, the release of such Note Guarantee in accordance with the terms of the 2021 Indenture.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to come into existence or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distribution on its Capital Stock to the Company or any other Restricted Subsidiary,

(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

(iii) make loans or advances to the Company or any other Restricted Subsidiary, or

(iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

(b) However, paragraph (a) above will not prohibit any encumbrance or restriction created, existing or becoming effective under or by reason of:

(1) any agreement (including the Senior Credit Facility) in effect on the Issue Date;

(2) any agreement or instrument with respect to a Person that was not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes (or became) a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

(3) any agreement or instrument governing any Acquired Debt or other agreement of any Person or related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiaries, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets or subsidiaries of the Person, so acquired, so long as the agreement containing such restriction does not violate any other provision of the 2021 Indenture;

(4) any applicable law or any requirement of any regulatory body;

(5) the security documents evidencing any Liens securing obligations or Indebtedness that limit the right of the debtor to dispose of the assets subject to such Liens; provided that such Liens are permitted to be incurred under the covenant described under “—Limitation on Liens”;

(6) provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, or restrictions in licenses relating to the property covered thereby, or other encumbrances or restrictions in agreements or instruments relating to specific assets or property that restrict generally the transfers of such assets or property, provided, however, that such encumbrances or restrictions do not materially impact the ability of the Company to make payments on the notes when due as required by the terms of the 2021 Indenture;

(7) asset sale agreements with respect to asset sales permitted to be made under the covenant described under “—Limitation on Asset Sales” that limit the transfer of such assets pending the closing of such sale;

(8) shareholders’, partnership, joint venture and similar agreements entered into in the ordinary course of business; provided, however, that such encumbrances or restrictions do not apply to any Restricted Subsidiaries other than the applicable company, partnership, joint venture or other entity; and provided, further, however, that such encumbrances and restrictions do not materially impact the ability of the Company to make payments on the notes when due as required by the terms of the 2021 Indenture;

(9) cash or other deposits, or net worth requirements or similar requirements, imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

(10) any other Credit Facility governing debt of the Company or any Guarantor, permitted to be incurred by the covenant described under “—Limitation on Indebtedness and Disqualified Stock”; provided, however, that such encumbrances or restrictions are not (in the view of the Board of Directors of the Company as expressed in a board resolution thereof) materially more restrictive, taken as a whole, than those contained in the Senior Credit Facility;

(11) customary restrictions on the disposition or distribution of assets or property in agreements entered into in the ordinary course of the Oil and Gas Business of the types described in the definition of Permitted Business Investments; and

(12) the 2021 Indenture, or any agreement, amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (11), or in this clause (12); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect taken as a whole than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

Guarantees by Restricted Subsidiaries. (a) Upon the formation or acquisition of any new direct or indirect Restricted Subsidiary (excluding (i) any Foreign Subsidiary and (ii) any Immaterial Subsidiary) by the Company or any Restricted Subsidiary, then such new Restricted Subsidiary will provide a Note Guarantee within 20 days after its formation or acquisition.

(b) A Restricted Subsidiary required to provide a Note Guarantee shall execute a supplemental indenture, and deliver an Opinion of Counsel to the Trustee in accordance with the 2021 Indenture.

(c) Each Note Guarantee will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee.

Repurchase of Notes upon a Change of Control. (a) Not later than 30 days following a Change of Control, the Company will make an Offer to Purchase all outstanding notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

(b) The Company will not be required to make an Offer to Purchase pursuant to paragraph (a) of this covenant if a third party makes an Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in paragraph (a) of this covenant and the other requirements contained in the 2021 Indenture (including those described in the following paragraphs) applicable to an Offer to Purchase made by the Company and purchases all notes validly tendered and not withdrawn pursuant to such Offer to Purchase.

(c) An “Offer to Purchase” must be made by written offer, which will specify the principal amount of notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date. The offer will also contain instructions and materials necessary to enable holders to tender notes pursuant to the offer.

(d) In the event that holders of not less than 90% of the aggregate principal amount of the outstanding notes accept an Offer to Purchase and the Company (or a third party making the Offer to Purchase as provided in paragraph (b) above) purchases all of the notes held by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Offer to Purchase described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the notes that remain outstanding, to the date of redemption (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

(e) A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be in a multiple of $1,000 principal amount. Holders are entitled to withdraw notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.

(f) The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

(g) The Company has agreed in the 2021 Indenture that it will timely repay debt or obtain consents as necessary under, or terminate, agreements or instruments that would otherwise prohibit an Offer to Purchase required to be made pursuant to the 2021 Indenture. Notwithstanding this agreement of the Company, it is important to note that future debt of the Company may prohibit the Company from purchasing notes in the event of a Change of Control, provide that a Change of Control is a default or require repurchase upon a Change of Control. Moreover, the exercise by the noteholders of their right to require the Company to purchase the notes could cause a default under other debt, even if the Change of Control itself does not, due to the financial effect of the purchase on the Company.

(h) Further, the Company’s ability to pay cash to the noteholders following the occurrence of a Change of Control may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the notes. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the new notes upon a change of control.”

(i) The phrase “all or substantially all,” as used with respect to the assets of the Company in the definition of “Change of Control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” the assets of the Company has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear.

(j) Except as described above with respect to a Change of Control, the 2021 Indenture does not contain provisions that permit the holder of the notes to require that the Company purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

(k) The provisions under the 2021 Indenture relating to the Company’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or amended as described in “—Amendments and Waivers.”

Limitation on Asset Sales. (a) The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets and property subject to such Asset Sale and (2) at least 75% of the aggregate consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale and all other Asset Sales since the Prior Issue Date, on a cumulative basis, is in the form of (i) cash, Cash Equivalents, Liquid Securities, Exchanged Properties (including pursuant to asset swaps), or Additional Assets, (ii) the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the notes), (iii) the assumption by the purchaser of liabilities of any Guarantor that made such Asset Sale (other than liabilities of a Guarantor that are by their terms subordinated to such Guarantor’s Guarantee), and, in the case of each of clauses (ii) and (iii) as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable for such liabilities, (iv) solely in the case of any Asset Sale of Midstream Assets, Permitted MLP Securities, or (v) consideration consisting of Indebtedness of the Company or any Guarantor received from Persons who are not the Company or any Restricted Subsidiary.

(b) The Net Available Cash from Asset Sales by the Company or a Restricted Subsidiary may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Pari Passu Indebtedness of the Company or a Restricted Subsidiary), to

(1) repay any Indebtedness of the Company or any Restricted Subsidiaries other than Subordinated Indebtedness; or

(2) reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or make capital expenditures in the Oil and Gas Business.

(c) Excess Proceeds of less than $20,000,000 will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds $20,000,000, the Company must, within seven Business Days, make an Offer to Purchase Notes having a principal amount equal to

(1) accumulated Excess Proceeds, multiplied by

(2) a fraction (x) the numerator of which is equal to the outstanding principal amount of the notes and (y) the denominator of which is equal to the outstanding principal amount of the notes and all Pari Passu Indebtedness similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. Any Offer to Purchase Notes pursuant to this paragraph (c) shall be made ratably to the holders of the notes on the basis of the principal amount of the notes then outstanding. The purchase price for the notes will be 100% of the principal amount plus accrued interest to the date of purchase (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date). Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero.

(d) The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase Notes, and the above procedures will be deemed modified as necessary to permit such compliance.

Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and

(1) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with a party who is not an Affiliate of the Company and, if in the good faith judgment of the Board of Directors of the Company (whose determination shall be conclusive), no comparable transaction is available with which to compare such transaction or series of related transactions, such transaction or series of related transactions is otherwise fair to the Company or such Restricted Subsidiary from a financial point of view,

(2) with respect to any transaction or series of related transactions involving aggregate value in excess of $20,000,000, the Company delivers an Officers’ Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (1) above, and

(3) with respect to any transaction or series of related transactions involving aggregate value in excess of $40,000,000, the Company delivers an Officers’ Certificate to the Trustee certifying that such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director;

provided, however, that this covenant shall not apply to:

(1) employee benefit arrangements with any officer or director of the Company, including under any employment agreement, stock option or stock incentive plans, and customary indemnification arrangements with officers or directors of the Company, in each case entered into in the ordinary course of business,

(2) the payment of reasonable and customary fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate,

(3) any Permitted Investments, Restricted Payments or Permitted Payments made in compliance with the covenant described under “—Limitation on Restricted Payments,”

(4) sales of Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company,

(5) in the case of contracts for purchase of drilling equipment or sale of oil field service supplies or natural gas or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm’s length basis, as determined by the Board of Directors of the Company,

(6) any customary agreements with stockholders of the Company providing for preemptive, voting, tag-along and similar rights to certain stockholders of the Company, provided that such agreements are approved in advance by a majority of the Disinterested Directors, and

(7) any transactions undertaken pursuant to any contracts in existence on the Issue Date (as in effect on such date) and any renewals, replacements or modifications of such contracts (pursuant to new transactions or otherwise) on terms no less favorable to the holders of the notes than those in effect on the Issue Date.

Line of Business. Neither the Company nor any of its Restricted Subsidiaries will directly or indirectly engage in any line or lines of business activity other than that which is an Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Directors of the Company may designate after the Issue Date any Subsidiary as an “Unrestricted Subsidiary” (a “Designation”) only if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(2) (A) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to the covenant described under “—Limitation on Restricted Payments” in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company’s interest in such Subsidiary, or (B) the Designation Amount is less than $1,000;

(3) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

(4) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Note Guarantee; and

(5) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

In the event of any such Designation, the Company shall be deemed, for all purposes of the 2021 Indenture, to have made an Investment equal to the Designation Amount that constitutes a Restricted Payment pursuant to the covenant described under “—Limitation on Restricted Payments.”

(b) The Company shall not and shall not cause or permit any Restricted Subsidiary to at any time

(1) provide credit support for, Guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), provided, however, that the provisions of this clause (1) of this paragraph (b) shall not be deemed to prevent Permitted Investments in Unrestricted Subsidiaries that are otherwise allowed under the 2021 Indenture, or

(2) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

(c) For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries.

(d) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

(2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the 2021 Indenture; and

(3) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Debt), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the covenant described under “—Limitation on Indebtedness and Disqualified Stock.”

(e) All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions of this covenant.

Financial Reports. (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the Trustee and holders of notes within the time periods specified in those sections with

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s certified independent accountants, and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b) Whether or not required by the SEC, the Company will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations, and any such information and reports so filed with the SEC shall be deemed to have been provided to holders pursuant to paragraph (a) of this covenant. The Company will make the information and reports referred to in clauses (1) and (2) above available to securities analysts and prospective investors upon request, to the extent such information and reports have not been filed with the SEC.

(c) If the Company had any Unrestricted Subsidiaries during the relevant period, the Company will provide to the Trustee and the holders of notes information sufficient to ascertain the financial condition and results of operations of the Company and its Restricted Subsidiaries, excluding in all respects the Unrestricted Subsidiaries, to the extent such information has not been filed with the SEC.

(d) For so long as any of the notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the holders of the notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Reports to Trustee. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and their performance under the 2021 Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

(b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

Consolidation, Merger or Sale of Assets

The 2021 Indenture further provides as follows regarding consolidation, merger or disposition of all or substantially all of the properties and assets of the Company or a Guarantor:

Consolidation, Merger or Sale of Assets by the Company. (a) The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or a Guarantor), unless at the time and after giving effect thereto:

(1) either (A) the Company will be the continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation, limited liability company or limited partnership (provided that in the event the Surviving Entity is a limited partnership, then a Subsidiary of the Surviving Entity that is a corporation or limited liability company shall execute a supplement to the 2021 Indenture pursuant to which it shall become a co-obligor of the Surviving Entity’s obligations under the 2021 Indenture and the notes) duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and the Surviving Entity expressly assumes, by executing a supplement to the 2021 Indenture, all the obligations of the Company under the 2021 Indenture and the notes;

(2) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(3) either (x) immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the 2021 Indenture) (A) could incur $1.00 of additional Indebtedness (other than Permitted Debt) under the covenant described under “—Limitation on Indebtedness and Disqualified Stock,” or (B) would have a Consolidated Fixed Charge Coverage Ratio not less than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to such transaction, or (y) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the 2021 Indenture) is no less than the Consolidated Net Worth of the Company immediately prior to such transaction; provided, however, that this clause (3) will be of no effect during any Suspension Period;

(4) unless the Company is the continuing obligor under the 2021 Indenture, at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have confirmed, by executing a supplement to the 2021 Indenture, that its Note Guarantee shall apply to the Surviving Entity’s obligations under the 2021 Indenture and the notes;

(5) at the time of the transaction, if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the covenant described under “—Limitation on Liens” are complied with; and

(6) at the time of the transaction, the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and any supplement to the 2021 Indenture executed and delivered in connection therewith comply with the terms of the 2021 Indenture.

(b) In the event of any transaction (other than a lease) described in and complying with the conditions listed in paragraph (a) of this covenant in which the Company is not the Surviving Entity, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the 2021 Indenture and the notes, and the Company shall be discharged from all obligations and covenants under the 2021 Indenture and the notes.

(c) Notwithstanding the foregoing, the Company may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax or other benefits.

Consolidation, Merger or Sale of Assets by a Guarantor. (a) Each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, (x) consolidate with or merge with or into any other Person (other than the Company or any other Guarantor) or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company or any other Guarantor) or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, in the case of clause (y) would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

(1) either (A) the Guarantor or the Company will be the continuing Person in the case of a merger involving the Guarantor or (B) the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Guarantor Entity”) expressly assumes, by executing a supplement to the 2021 Indenture, all the obligations of such Guarantor under its Note Guarantee;

(2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

(3) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and any supplement to the 2021 Indenture executed and delivered in connection therewith comply with the 2021 Indenture;

provided, however, that paragraph (a) of this covenant shall not apply to any Guarantor whose Note Guarantee is terminated in accordance with the 2021 Indenture.

(b) In the event of any transaction (other than a lease) described in and complying with the conditions listed in paragraph (a) of this covenant in which the Guarantor is not the Surviving Guarantor Entity, the Surviving Guarantor Entity shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under the 2021 Indenture, and such Guarantor shall be discharged from all obligations and covenants under the 2021 Indenture and the Note Guarantee.

(c) Notwithstanding the foregoing, any Guarantor may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in another jurisdiction to realize tax or other benefits.

Suspension of Covenants when Notes Rated Investment Grade

If on any date following the Issue Date:

(1) the notes have achieved Investment Grade Status; and

(2) no Default or Event of Default shall have occurred and be continuing on such date,

then, beginning on that day and continuing until such time, if any, at which the notes cease to have Investment Grade Status (such period, the “Suspension Period”), the covenants specifically listed under the following captions in this prospectus (the “Suspended Covenants”) will no longer be applicable to the notes and any related default provisions of the 2021 Indenture will cease to be effective and will not be applicable to the Company and its Restricted Subsidiaries:

(3) “—Certain Covenants—Limitation on Asset Sales”;

(4) “—Certain Covenants—Limitation on Restricted Payments”;

(5) “—Certain Covenants—Limitation on Indebtedness and Disqualified Stock”;

(6) “—Certain Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(7) “—Certain Covenants—Line of Business”;

(8) “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries”;

(9) “—Certain Covenants—Limitation on Transactions with Shareholders and Affiliates”;

(10) “—Certain Covenants—Guarantees by Restricted Subsidiaries”; and

(11) clause (3) of the first paragraph of the covenant described under “—Consolidation, Merger or Sale of Assets.”

The Suspended Covenants will not, however, be of any effect with regard to the actions of the Company and the Restricted Subsidiaries properly taken during the continuance of the Suspension Period; provided that (1) with respect to the Restricted Payments made after any such reinstatement, the amount of Restricted Payments will be calculated as though the covenant described under the caption “—Certain Covenants—Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period and (2) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of paragraph (b) of the covenant described under the caption “—Certain Covenants—Limitation on Indebtedness and Disqualified Stock.” Upon the occurrence of a Suspension Period, the amount of Excess Proceeds shall be reset at zero.

There can be no assurance that the notes will ever achieve or maintain an Investment Grade Status.

Default and Remedies

Events of Default. An “Event of Default” occurs if

(1) the Company defaults in the payment of the principal of any note when the same becomes due and payable at Stated Maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(2) the Company defaults in the payment of interest (including any Additional Interest) on any note when the same becomes due and payable, and the default continues for a period of 30 days;

(3) the Company fails to make an Offer to Purchase and thereafter accept and pay for notes tendered when and as required pursuant to the covenants described under “—Certain Covenants—Repurchase of Notes Upon a Change of Control” or “—Certain Covenants—Limitation on Asset Sales,” or the Company or any Guarantor fails to comply with “—Consolidation, Merger or Sale of Assets”;

(4) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the 2021 Indenture or under the notes and the default or breach continues for a period of 60 consecutive days after written notice (or 180 consecutive days after written notice in the case of a Reporting Default to the Company by the Trustee or to the Company and the Trustee by the holders of 25% or more in aggregate principal amount of the notes;

(5) there occurs with respect to any Indebtedness of the Company, any Guarantor or any other Significant Subsidiary having an outstanding principal amount of $50,000,000 or more in the aggregate for all such Indebtedness of all such Persons (i) an event of default that results in such Indebtedness (including any scheduled installment of principal with respect to such Indebtedness) being due and payable prior to its Stated Maturity or (ii) failure to make a principal, premium (if any) or interest payment when due and such defaulted payment is not made, waived or extended within the applicable grace period, the result of which is to give the holder of such Indebtedness the right to accelerate such Indebtedness;

(6) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $50,000,000 (determined net of any amounts covered by insurance policies by insurers believed by the Company in good faith to be credit-worthy), either individually or in the aggregate, shall be rendered against the Company, any Guarantor or any other Significant Subsidiary or any of their respective properties and shall not be discharged and either (i) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(7) the Company or any Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law with respect to it, or makes an assignment for the benefit of its creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding;

(8) the Company or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; or

(9) any Note Guarantee ceases to be in full force and effect, other than in accordance with the terms of the 2021 Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guarantee.

Consequences of an Event of Default. (a) If an Event of Default occurs and is continuing under the 2021 Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by such holders), may, and the Trustee at the request of such holders shall, declare the principal of and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the principal of and accrued interest on the notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of notes.

(b) The holders of a majority in aggregate principal amount of the outstanding notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

(1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Except as otherwise provided in “—Consequences of an Event of Default” or “—Amendments and Waivers—Amendments with Consent of Holders,” the holders of a majority in aggregate principal amount of the outstanding notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

The holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the 2021 Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes.

A holder may not institute any proceeding, judicial or otherwise, with respect to the 2021 Indenture or the notes, or for the appointment of a receiver or Trustee, or for any other remedy under the 2021 Indenture or the notes, unless:

(1) the holder has previously given to the Trustee written notice of a continuing Event of Default;

(2) holders of at least 25% in aggregate principal amount of outstanding notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the 2021 Indenture;

(3) holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes have not given the Trustee a direction that is inconsistent with such written request.

Notwithstanding anything to the contrary, the right of a holder of a note to receive payment of principal of or interest on its note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that holder.

If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any note, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the holders.

No Liability of Directors, Officers, Employees, Incorporators, Members, Partners and Stockholders

No director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the notes, any Note Guarantee or the 2021 Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Amendments and Waivers

Amendments Without Consent of Holder. The Company, the Guarantors and the Trustee may amend or supplement the 2021 Indenture or the notes without notice to or the consent of any noteholder

(1) to cure any ambiguity, defect or inconsistency in the 2021 Indenture or the notes;

(2) to comply with the covenants described in “—Certain Covenants—Consolidation, Merger or Sale of Assets”;

(3) to comply with any requirements of the SEC in connection with the qualification of the 2021 Indenture under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of an appointment by a successor Trustee;

(5) to provide for uncertificated notes in addition to or in place of certificated notes;

(6) to provide for any Guarantee of the notes, to secure the notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the notes when such release, termination or discharge is permitted by the 2021 Indenture;

(7) to provide for or confirm the issuance of Additional Notes;

(8) to conform the text of the 2021 Indenture or the notes to any provision set forth in the “Description of the 2021 Notes” section of this prospectus to the extent that such provision in such “Description of the 2021 Notes” section was intended to be a verbatim recitation of a provision of the 2021 Indenture or the notes; or

(9) to make any other change that does not materially and adversely affect the rights of any holder.

Amendments With Consent of Holders. (a) Except as otherwise provided in “—Default and Remedies—Consequences of an Event of Default” or paragraph (b), the Company, the Guarantors and the Trustee may amend, modify or supplement the 2021 Indenture and the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes and the holders of a majority in aggregate principal amount of the outstanding notes may waive future compliance by the Company with any provision of the 2021 Indenture or the notes.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each holder affected, an amendment, modification, supplement or waiver may not

(1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any note,

(2) reduce the rate of or change the Stated Maturity of any interest payment on any note,

(3) reduce the amount payable upon the optional redemption of any note or change the times at which any note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

(4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

(5) make any note payable in money other than that stated in the note,

(6) impair the right of any holder of notes to receive any principal payment or interest payment on such holder’s notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,

(7) make any change in the percentage of the principal amount of the notes required for amendments or waivers,

(8) modify or change any provision of the 2021 Indenture affecting the ranking of the notes or any Note Guarantee in a manner adverse to the holders of the notes or

(9) make any change in any Note Guarantee that would adversely affect the noteholders.

It is not necessary for noteholders to approve the particular form of any proposed amendment, modification, supplement or waiver, but is sufficient if their consent approves the substance thereof.

Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver, amendment or modification of any of the terms or provisions of the 2021 Indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes that consent, waive or agree to amend or modify such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver, amendment or modification.

Defeasance and Discharge

The Company may discharge its obligations under the notes and the 2021 Indenture by irrevocably depositing in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption within sixty days, subject to meeting certain other conditions.

The Company may also elect to

(1) discharge most of its obligations in respect of the notes and the 2021 Indenture, not including obligations related to the defeasance trust or to the replacement of notes or its obligations to the Trustee (“legal defeasance”), or

(2) discharge its obligations under most of the covenants and under clauses (3)—(4) of paragraph (a) of “—Consolidation, Merger or Sale of Assets—Consolidation, Merger or Sale of Assets by the Company” (and the events listed in clauses (3), (4), (5), (6) and (9) under “—Default and Remedies—Events of Default” will no longer constitute Events of Default) (“covenant defeasance”)

by irrevocably depositing in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to final Stated Maturity or redemption and by meeting certain other conditions, including delivery to the Trustee of either a ruling received from the Internal Revenue Service or an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case. Legal defeasance of the notes would be effective when 91 days have passed since the date of the deposit in trust.

In the case of either discharge or defeasance, the Note Guarantees, if any, will terminate.

Concerning the Trustee

Wells Fargo Bank, National Association, the Trustee under the 2021 Indenture, is a lender under the Company’s Senior Credit Facility.

Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the 2021 Indenture and no others, and no implied covenants or obligations will be read into the 2021 Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the 2021 Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of the 2021 Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it is offered reasonable security or indemnity against any loss, liability or expense.

The 2021 Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of any obligor on the notes, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company and its Affiliates; provided that if it acquires any conflicting interest it must either eliminate the conflict within 90 days, apply to the Commission for permission to continue or resign.

Form, Denomination and Registration of Notes

The notes will be issued in fully registered form only, without interest coupons, in denominations of $1,000 and integral multiples thereof.

The Trustee is not required (i) to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any note on or after the regular record date and before the date of redemption or purchase.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Governing Law

The 2021 Indenture, including any Note Guarantees, and the notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Debt” means Indebtedness of a Person (1) existing at the time such Person is merged with or into or becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Additional Assets” means (i) any assets or property (other than cash, Cash Equivalents or securities) used in the Oil and Gas Business or any business ancillary thereto, (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary, (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary or (iv) Permitted Business Investments.

“Additional Interest” means additional interest owed to the holders pursuant to a Registration Rights Agreement.

“Additional Notes” means any notes issued under the 2021 Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes except that interest may accrue on the Additional Notes from their date of issuance.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

(i) the sum of

(a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state, federal or foreign income taxes, as estimated in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers as to reserves accounting for at least 80% of all such discounted future net revenues and by the Company’s petroleum engineers with respect to any other reserves covered by such report, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (2) estimated increases in proved oil and gas reserves since such year-end due to exploration, development or exploitation activities or due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves reflected in such year-end report produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be as estimated by the Company’s petroleum engineers, plus

(b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, plus

(c) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements, plus

(d) the greater of (1) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company’s latest audited financial statements (provided that the Company shall not be required to obtain such appraisal of such assets if no such appraisal has been performed), minus (ii) the sum of:

(a) minority interests, plus

(b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited Consolidated financial statements, plus

(c) to the extent included in (i)(a) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto) plus

(d) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the full cost method of accounting.

“Adjusted Treasury Rate” means, with respect to any redemption date, the sum of (a) the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to March 15, 2016; provided, however, that if the period from the redemption date to March 15, 2016 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to March 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used, plus

(b) 0.50%.

“Affiliate” means, with respect to any specified Person: (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (2) any other Person that owns, directly or indirectly, 10% or more of the Voting Stock of such specified Person (or any of such specified Person’s direct or indirect parent’s Voting Stock); or (3) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means at any redemption date, the greater of (i) 1.00% of the principal amount of any Note to be redeemed on such date and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on March 15, 2016 (such redemption price being described in the second paragraph under “—Optional Redemption”) exclusive of any accrued interest, plus (2) all required remaining scheduled interest payments due on such Note through March 15, 2016, (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation, Production Payments and Reserve Sales or a Sale Leaseback Transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(1) any Capital Stock of any Restricted Subsidiary;

(2) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other properties, assets or rights of the Company or any Restricted Subsidiary other than in the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” shall not include:

(A) any transfer of properties and assets (including any Capital Stock of a Restricted Subsidiary) that is governed by “— Consolidation, Merger or Sale of Assets,” or any transfer of equity interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary,

(B) any transfer of properties and assets that is by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any other Restricted Subsidiary in accordance with the terms of the 2021 Indenture,

(C) any transfer of properties and assets that would be within the definition of a “Permitted Payment,” a “Permitted Investment” or a “Restricted Payment” and, in the latter case, would be permitted to be made as a Restricted Payment (and shall be deemed a Restricted Payment) under the covenant described in “— Certain Covenants — Limitation on Restricted Payments,”

(D) the transfer of Cash Equivalents, inventory, accounts receivable, surplus or obsolete equipment or other property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment),

(E) the abandonment, assignment, lease, sublease or farm-out of oil and gas properties, or the forfeiture or other disposition of such properties, pursuant to operating agreements or other instruments or agreements that, in each case, are entered into in the ordinary course of business in a manner that is customary in the Oil and Gas Business,

(F) the transfer of Property received in settlement of debts owing to such Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person in the ordinary course of its business,

(G) any Production Payments and Reserve Sales, provided that any such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary), shall have been created, incurred, issued, assumed or guaranteed in connection with the acquisition or financing of, and within 90 days after the acquisition of, the Property that is subject thereto,

(H) the licensing or sublicensing of intellectual property or other general intangibles to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property,

(I) the creation or incurrence of any Lien,

(J) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

(K) the sale or other disposition (whether or not in the ordinary course of business) of oil and gas properties, provided at the time of such sale or other disposition such properties do not have associated with them any proved reserves, or

(L) any transfer of assets the Fair Market Value of which in the aggregate does not exceed $10,000,000 in any transaction or series of related transactions.

“Attributable Indebtedness” in respect of a Sale Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized by law to close, or are in fact closed, in New York City or in the city where the Corporate Trust Office of the Trustee is located.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

“Capital Stock” of any Person means any and all shares, units, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the date hereof, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities or other Indebtedness convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means

(1) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof,

(2) deposits, time deposit accounts, certificates of deposit, money market deposits or acceptances of any financial institution having capital and surplus in excess of $500,000,000 that is a member of the Federal Reserve System and whose senior unsecured debt is rated at least “A-1” by S&P or at least “P-1” by Moody’s,

(3) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s,

(4) repurchase agreements and reverse repurchase agreements relating to Indebtedness of a type described in clause (1) above that are entered into with a financial institution described in clause (2) above and mature within 365 days from the date of acquisition,

(5) deposits and certificates of deposit with any commercial bank not meeting the qualifications specified in clause (2) above, provided all such deposits do not exceed $1,000,000 in the aggregate at any one time and

(6) money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (4).

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Ward Group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company (measured by voting power rather than the number of shares);

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office;

(3) the Company consolidates with or merges with or into any Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any such Person, or any such Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where

(A) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving Person which is not Disqualified Stock and

(B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the surviving Person; or

(4) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of “—Consolidation, Merger or Sale of Assets.”

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

“Commission” or “SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the 2021 Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and the Exchange Act then the body performing such duties at such time.

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of

(a) without duplication, the sum of Consolidated Net Income, and in each case to the extent deducted in computing such Consolidated Net Income for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all non-cash items increasing Consolidated Net Income for such period, less (to the extent included in determining Consolidated Net Income) the sum of (1) the amount of deferred revenues that are amortized during the period and are attributable to reserves that are subject to Volumetric Production Payments and (2) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, and less all cash payments during such period relating to non-cash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to

(b) Consolidated Interest Expense for such period,

in each case after giving pro forma effect to, without duplication:

(1) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

(2) the incurrence, repayment or retirement of any other Indebtedness by the Person and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(3) in the case of Acquired Debt or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

(4) any acquisition or disposition by such Person and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period, and any expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of the Company (regardless of whether those costs savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

provided that

(1) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding for any part of the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate, and

(2) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period as determined, on a Consolidated basis, in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of

(a) the interest expense, less interest income, of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis, excluding any interest attributable to Dollar-Denominated Production Payments but including, without limitation,

(1) amortization of debt discount (excluding amortization of capitalized debt issuance costs),

(2) the net cash costs associated with Interest Rate Agreements (including amortization of discounts),

(3) the interest portion of any deferred payment obligation,

(4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and

(5) accrued interest, minus

(b) to the extent included in (a) above, write-offs of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium paid in connection with, paying any such Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity, plus

(c) (1) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and

(2) all capitalized interest of such Person and its Restricted Subsidiaries plus

(d) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under any other clause hereof, whether or not paid by such Person or its Restricted Subsidiaries, plus

(e) dividend payments by the Person with respect to Disqualified Stock and of any Restricted Subsidiary with respect to Preferred Stock (except, in either case, dividends paid solely in Qualified Capital Stock of such Person or such Restricted Subsidiary, as the case may be).

“Consolidated Net Income” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(1) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),

(2) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries but only to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

(3) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(4) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of the Oil and Gas Business (including, without limitation, dispositions pursuant to Sale Leaseback Transactions, but excluding transactions such as farmouts, sales of leasehold inventory and sales of undivided interests in drilling prospects),

(5) the net income of any Restricted Subsidiary that is not also a Guarantor, to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or the holders of its Capital Stock,

(6) any write-downs of non-current assets, provided that any ceiling limitation write-downs under SEC guidelines shall be treated as capitalized costs, as if such write-downs had not occurred,

(7) any cumulative effect of a change in accounting principles,

(8) all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness,

(9) any unrealized non-cash gains or losses or charges in respect of hedge or non-hedge derivatives (including those resulting from the application of the Derivatives and Hedging Topic of the FASB Accounting Standards Codification), and

(10) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards.

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the consolidated shareholders’ equity of such Person and its consolidated Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Stock of such Person.

“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, depletion, amortization and exploration expense and other non-cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period but including, without limitation, any non-cash charge arising from any grant of Capital Stock, options to acquire Capital Stock, or other equity based awards).

“Consolidation” and “Consolidated” mean, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP.

“Corporate Trust Office” means the office of the Trustee at which at any time the corporate trust business in relation to the 2021 Indenture and the notes is administered, which office at the date of these exchange offers is located at 750 N. Saint Paul Place, Suite 1750, MAC T9263-170, Dallas, Texas 75201, Attention: Corporate, Municipal & Escrow Services.

“Credit Facility” means one or more debt facilities (including, without limitation, the Senior Credit Facility), commercial paper facilities or other debt instruments, indentures or agreements providing for revolving credit loans, term loans, receivables financings (including through the sale of receivables to the lenders or to special purpose entities formed to borrow from the lenders against such receivables), letters of credit, capital markets financings and/or private placements involving bonds or other debt securities, or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced from time to time in whole or in part from time to time, including without limitation any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Designation” has the meaning assigned to such term in the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

“Designation Amount” has the meaning assigned to such term in the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than as a shareholder or employee of the Company or any Subsidiary) in or with respect to such transaction or series of related transactions.

“Disqualified Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed (unless, at the option of the Company such redemption can be satisfied solely with Qualified Capital Stock) prior to the final Stated Maturity of the notes or is redeemable at the option of the holder thereof (unless, at the option of the Company such redemption can be satisfied solely with Qualified Capital Stock) at any time prior to such final Stated Maturity (other than upon a change of control of or sale of assets by the Company in circumstances where the holders would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

“Dollar” and “$” mean lawful money of the United States.

“Dollar-Denominated Production Payment” means a production payment required to be recorded as a borrowing in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“equity interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of the Company.

“Event of Default” has the meaning assigned to such term in “—Default and Remedies.”

“Excess Proceeds” means any Net Available Cash from an Asset Sale not applied in accordance with paragraph (b) of the covenant described under “—Certain Covenants—Limitation on Asset Sales” within 365 days from the date of such Asset Sale.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Notes” has the meaning assigned to such term in “—Exchange Offers; Registration Rights.”

“Exchange Offer” means an offer by the Company to the holders of the Initial Notes or any Initial Additional Notes to exchange outstanding notes for Exchange Notes, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning assigned to such term in “—Exchange Offers; Registration Rights.”

“Exchanged Properties” means properties or assets or Capital Stock representing an equity interest in or assets used or useful in the Oil and Gas Business, received by the Company or a Restricted Subsidiary in a substantially concurrent purchase and sale, trade or exchange as a portion of the total consideration for other such properties or assets.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of an asset or property in excess of $25,000,000 shall be determined by the Board of Directors of the Company acting in good faith, in which event it shall be evidenced by a resolution of the Board of Directors.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that (x) is not organized under the laws of the United States of America or any State thereof or the District of Columbia, or (y) was organized under the laws of the United States of America or any State thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above and is not a guarantor of Indebtedness under a Credit Facility.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of ) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement, made primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services,

(3) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or

(5) otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantors” means, collectively, (i) Bandon Oil and Gas GP, LLC, Bandon Oil and Gas, LP, DBH, LLC, Dynamic Offshore Resources, LLC, Dynamic Offshore Resources NS Acquisition, Inc., Dynamic Offshore Resources NS, LLC, Dynamic Offshore Resources NS Parent, Inc., Integra Energy, L.L.C., Lariat Services, Inc., SandRidge Exploration and Production, LLC, SandRidge Holdings, Inc., SandRidge Midstream, Inc., SandRidge Offshore, LLC, SandRidge Onshore, LLC, SandRidge Operating Company and SPN Resources, LLC and (ii) each Restricted Subsidiary that executes a supplemental indenture providing for the guarantee of the payment of the notes, or any successor obligor under its Note Guarantee pursuant to the 2021 Indenture, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to the 2021 Indenture.

“Immaterial Subsidiary” means any Subsidiary with total assets of less than $500,000, as determined in accordance with its latest financial statements.

“Indebtedness” means, with respect to any Person, without duplication,

(1) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any Trade Accounts Payable and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

(2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(3) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding Trade Accounts Payable,

(4) all obligations under or in respect of currency exchange contracts, oil, gas or other hydrocarbon price hedging arrangements and Interest Rate Agreements of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time),

(5) all Capital Lease Obligations of such Person,

(6) the Attributable Indebtedness of such Person related to any Sale Leaseback Transaction,

(7) all Indebtedness referred to in clauses (1) through (6) above of other Persons and all dividends of other Persons, to the extent the payment of such Indebtedness or dividends is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(8) all Guaranteed Debt of such Person,

(9) all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

(10) all Preferred Stock of any Restricted Subsidiary of the Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

(11) with respect to any Production Payment and Reserve Sale, any warranties or guarantees of production or payment by such Person with respect to such Production Payment and Reserve Sale but excluding other contractual obligations of such Person with respect to such Production Payment and Reserve Sale and

(12) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (1) through (11) above.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if it were purchased on any date on which Indebtedness shall be required to be determined pursuant to the 2021 Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock or Preferred Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock or Preferred Stock. Subject to clause (11) of the preceding sentence, Production Payments and Reserve Sales shall not be deemed to be Indebtedness.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the notes issued on the Issue Date and any notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company and the Guarantors relating to the sale of the notes by the Company.

“Interest,” in respect of the notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into from time to time by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including Guarantees), or other extension of credit or capital contribution to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment” shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company’s or any Restricted Subsidiary’s balance sheet, endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Investment Grade Status” shall occur when the notes are rated as follows by one of the following two rating agencies: Baa3 or better by Moody’s, BBB- or better by S&P (or, if either such entity ceases to rate the notes, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency).

“Issue Date” means the earliest date on which any notes are originally issued under the 2021 Indenture.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, hypothecation, claim, preference, priority or other encumbrance for security purposes upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement. References herein to Liens allowed to exist upon any particular item of Property shall also be deemed (whether or not stated specifically) to allow Liens to exist upon any accessions, improvements or additions to such property, upon any contractual rights relating primarily to such Property, and upon any proceeds of such Property or of such accessions, improvements, additions or contractual rights.

“Liquid Securities” means securities (i) of an issuer that is not an Affiliate of the Company, (ii) that are publicly traded on the New York Stock Exchange, the NYSE AMEX Equities or the Nasdaq Stock Market (or any successor thereof) and (iii) as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting the requirements of clauses (i), (ii) and (iii) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (a) the date on which such securities are sold or exchanged for cash or Cash Equivalents and (b) 360 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Cash Equivalents within 360 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with the provisions of the covenant described under “—Certain Covenants—Limitation on Asset Sales,” such securities shall be deemed not to have been Liquid Securities at any time.

“Midstream Assets” means (i) assets used primarily for gathering, transmission, storage, processing or treatment of natural gas, natural gas liquids or other hydrocarbons or carbon dioxide and (ii) equity interests of any Person that has no substantial assets other than assets referred to in clause (i).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Net Available Cash” from an Asset Sale means cash proceeds received therefrom (including (i) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received and (ii) the Fair Market Value of Liquid Securities and Cash Equivalents, and excluding (iii) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the assets or property that is the subject of such Asset Sale and (iv) except to the extent subsequently converted to cash within 360 days after such Asset Sale; consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (i) and (ii)), in each case net of:

(a) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale,

(b) all payments made on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale) which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder,

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale and

(d) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale;

provided, however, that if any consideration for an Asset Sale (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or its Restricted Subsidiaries from escrow.

“Net Cash Proceeds” means with respect to any issuance or sale of Capital Stock or debt securities or Capital Stock that has been converted into or exchanged for Capital Stock as referred to in “—Certain Covenants—Limitation on Restricted Payments,” the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Working Capital” means (i) all current assets of the Company and its Restricted Subsidiaries, less (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in Consolidated financial statements of the Company prepared in accordance with GAAP, provided, however, that all of the following shall be excluded in the calculation of Net Working Capital: (a) current assets or liabilities relating to the mark-to-market value of Interest Rate Agreements and hedging arrangements constituting Permitted Debt, (b) any current assets or liabilities relating to non-cash charges arising from any grant of Capital Stock, options to acquire Capital Stock, or other equity based awards, and (c) any current assets or liabilities relating to non-cash charges or accruals for future abandonment liabilities.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting hydrocarbons and carbon dioxide and other related energy businesses, including contract drilling and other oilfield services.

“Oil and Gas Liens” means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; (iv) Liens arising in connection with Production Payments and Reserve Sales; provided that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales, and such Production Payments and Reserve Sales either (a) were created in connection with the acquisition or financing of the property and were incurred within 90 days after the acquisition of the property subject thereto, or (b) constitute Asset Sales made in compliance with the covenant described under “Certain Covenants—Limitation on Asset Sales”; and (v) Liens on pipelines or pipeline facilities that arise by operation of law.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Pari Passu Indebtedness” means any Indebtedness of the Company or a Guarantor that is pari passu in right of payment to the notes or Note Guarantee, as the case may be.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (i) ownership interests in oil and gas properties or gathering, transportation, processing, storage or related systems and (ii) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited) and other similar agreements (including for limited liability companies) with third parties.

“Permitted Debt” has the meaning assigned to such term in the covenant described under “—Certain Covenants—Limitation on Indebtedness and Disqualified Stock.”

“Permitted Investments” mean:

(1) Investments in the Company or any Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

(2) Indebtedness of the Company or a Restricted Subsidiary described under clauses (4), (5), (6) and (10) of the definition of “Permitted Debt”;

(3) Investments in the notes;

(4) Cash Equivalents;

(5) Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments;

(6) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under the covenant described under “—Certain Covenants—Limitation on Asset Sales” to the extent such Investments are non-cash proceeds as permitted under such covenant;

(7) Investments in existence on the Issue Date;

(8) Investments acquired in exchange for the issuance of Capital Stock of the Company (other than Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary);

(9) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(10) loans or advances to employees of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Restricted Subsidiaries (including travel, entertainment and relocation expenses) in the aggregate amount outstanding at any one time of not more than $2,000,000;

(11) any Investments received in good faith in settlement or compromise of receivables or other obligations that were obtained in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(12) other Investments in the aggregate amount outstanding at any one time of up to the greater of (x) $25,000,000 and (y) 5.0% of Adjusted Consolidated Net Tangible Assets; and

(13) Guarantees received with respect to any Permitted Investment listed above.

Investments permitted by this definition need not be permitted solely by reference to one clause of this definition but may be permitted in part by one such clause and in part by one or more other clauses of this definition. In connection with any assets or property contributed or transferred to any Person as an Investment, the value of such property and assets shall be equal to the Fair Market Value at the time of Investment, without regard to subsequent changes in value.

“Permitted Liens” means

(1) any Lien existing on the Issue Date securing Indebtedness or obligations existing on the Issue Date and not otherwise referred to in this definition;

(2) any Lien with respect to the Senior Credit Facility (including with respect to any Guarantee thereof made by any Guarantor) or any successor Credit Facilities securing Indebtedness incurred thereunder that could be borrowed under the covenant described under “—Certain Covenants—Limitation on Indebtedness and Disqualified Stock”;

(3) any Lien in favor of the Company or a Restricted Subsidiary;

(4) any Lien arising by reason of:

(A) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(B) taxes, assessments or governmental charges or claims that are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

(C) security made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security;

(D) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of Indebtedness);

(E) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business;

(F) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

(G) operation of law or contract in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees, suppliers and similar persons, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(H) normal depository arrangements with banks;

(5) any Lien securing Acquired Debt created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien only secures the assets acquired in connection with the transaction pursuant to which the Acquired Debt became an obligation of the Company or a Restricted Subsidiary;

(6) any Lien to secure performance bids, leases (including, without limitation, statutory and common law landlord’s liens), statutory obligations, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary and not securing or supporting Indebtedness, and any Lien to secure statutory or appeal bonds;

(7) any Lien securing Indebtedness permitted to be incurred pursuant to clause (6) or clause (8) of the definition of Permitted Debt, so long as none of such Indebtedness constitutes debt for borrowed money;

(8) any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred in accordance with clause (7) of the definition of Permitted Debt and which are incurred or assumed solely in connection with the acquisition, development or construction of real or personal, moveable or immovable property commencing within 90 days of such incurrence or assumption; provided that such Liens only extend to such acquired, developed or constructed property, such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto, and the incurrence of such Indebtedness is permitted by the covenant described under “—Certain Covenants—Limitation on Indebtedness and Disqualified Stock”;

(9) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(10)(A) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary or such merger or consolidation; provided further, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary and assets fixed or appurtenant thereto; and (B) Liens on property, assets or shares of capital stock existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any property other than the property so acquired;

(11) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money by the Company or any Restricted Subsidiary;

(12) Liens arising under the 2021 Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the 2021 Indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness;

(13) Liens (including put and call arrangements) on Capital Stock of (A) any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary or (B) any other Person (including a joint venture) in which the Company or any Restricted Subsidiary owns any Capital Stock that is not a Restricted Subsidiary that secure Indebtedness of such other Person;

(14) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (13) so long as no additional collateral is granted as security thereby; and

(15) in addition to the items referred to in clauses (1) through (14) above, Liens of the Company and its Restricted Subsidiaries to secure Indebtedness in an aggregate amount at any time outstanding which does not exceed 5.0% of Adjusted Consolidated Net Tangible Assets as most recently determined at such time.

If a Lien meets the criteria of more than one of the categories of Permitted Liens described in clauses (1) through (15) of this definition, the Company may classify, or later reclassify, such Lien in whole or in part in any manner that complies with this definition, including by allocation to more than one other type of Permitted Lien.

“Permitted MLP Securities” means equity securities (including incentive distribution rights) of a master limited partnership (or limited liability company or similar business entity with pass-through treatment for U.S. Federal income tax purposes) that has a class of equity securities traded on the New York Stock Exchange, the NYSE AMEX Equities or the Nasdaq Stock Market (or any successor thereof), provided that such master limited partnership (or other entity) is an Affiliate of the Company.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, extend, substitute, defease, refund, refinance or replace (“refinance”) other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being refinanced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced;

(3) if the Indebtedness being refinanced is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Note Guarantees, as the case may be, on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being refinanced; and

(4) such Indebtedness is incurred by either (i) the Company or (ii) the Restricted Subsidiary that is the obligor on the Indebtedness refinanced.

Notwithstanding the preceding, any Indebtedness incurred under a Credit Facility pursuant to the covenant described under the caption “—Certain Covenants—Limitation on Indebtedness and Disqualified Stock” shall be subject only to the refinancing provision in the definition of Credit Facility and not pursuant to the requirements set forth in this definition of Permitted Refinancing Indebtedness.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Prior Issue Date” means May 20, 2008, the date of the issue of the Prior Notes.

“Prior Notes” means the Company’s $750,000,000 principal amount of its 8% Senior Notes due 2018.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such properties, production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

“principal” of any Indebtedness means the principal amount of such Indebtedness, (or if such Indebtedness was issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness), together with, unless the context otherwise indicates, any premium then payable on such Indebtedness.

“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company or any Restricted Subsidiary which are purchased or constructed by the Company or such Restricted Subsidiary at any time after the Issue Date; provided that

(1) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired (together with any additions, accessions, and other related assets referred to in the last sentence of the above definition of “Liens”),

(2) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions, improvements, and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness, and

(3)(A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions, improvements and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or the applicable Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired subject to the last sentence of the above definition of “Liens”).

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date among the Company, the Guarantors and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company, the Guarantors and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for notes registered under the Securities Act.

“Reporting Default” means a Default of the Company’s obligations under the covenant described in “—Certain Covenants—Financial Reports.”

“Restricted Payment” has the meaning assigned to such term in the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of that Person that is not an Unrestricted Subsidiary.

“Revocation” has the meaning assigned to such term in the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale Leaseback Transaction” means, with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any real property or equipment, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such Person.

“Securities Act” means the Securities Act of 1933.

“Senior Credit Facility” means that certain Second Amended and Restated Credit Agreement, dated as of March 29, 2012, by and among SandRidge Energy, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto, as such agreement, in whole or in part, in one or more instances, may be amended, restated, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, restatements, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

“Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC as in effect on the Issue Date.

“Stated Maturity” means (i) with respect to any Indebtedness, the date specified as the fixed date on which the final installment of principal of such Indebtedness is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Indebtedness, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Indebtedness” means any Indebtedness of the Company or any Guarantor which is subordinated in right of payment to the notes or the Note Guarantee, as the case may be.

“Subsidiary” of a Person means

(1) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or

(2) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

(3) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding Capital Stock or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Surviving Entity” has the meaning specified in “—Consolidation, Merger or Sale of Assets.”

“Surviving Guarantor Entity” has the meaning specified in “—Consolidation, Merger or Sale of Assets.”

“Trade Accounts Payable” of any Person means accounts payable or other obligations of that Person or any Restricted Subsidiary to trade creditors created or assumed by the Person or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Unrestricted Subsidiary” means any Subsidiary of the Company that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary thereof.

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary:

(1) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate of the Company, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

(2) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

provided that notwithstanding the foregoing, any Unrestricted Subsidiary may Guarantee the notes or any Credit Facility.

“Volumetric Production Payment” means a production payment that is recorded as a sale in accordance with GAAP, whether or not the sale price must be recorded as deferred revenue, together with all undertakings and obligations in connection therewith.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Ward Group” means (i) Tom L. Ward (“Ward”); (ii) Ward’s wife; (iii) any of Ward’s lineal descendants; (iv) Ward’s estate; (v) any trust of which at least one of the trustees is Ward, or the principal beneficiaries of which are any one or more of the Persons in (i)-(iv); (vi) any Person which is controlled by any one or more of the Persons in (i)-(v); and (vii) any group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Issue Date) that includes one or more of Persons described in clauses (i) through (vi) above, provided that such Persons described in clauses (i) through (vi) above control more than 50% of the voting power of such group.

“Weighted Average Life to Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment and (b) the amount of each such principal payment by (2) the sum of all such principal payments.

DESCRIPTION OF THE 2023 NOTES

In this Description of the 2023 Notes, the term “Company” refers only to SandRidge Energy, Inc., and any successor obligor on the notes, and not to any of its subsidiaries. You can find the definitions of certain terms used in this description under “—Certain Definitions.” Unless stated otherwise, all references in this section to “notes” shall refer to the 2023 notes.

We issued the old 2023 notes, and will issue the new 2023 notes, under an indenture (the “2023 Indenture”), dated as of August 20, 2012 among us, the Guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The terms of the notes include those stated in the 2023 Indenture and those made part of the 2023 Indenture by reference to the Trust Indenture Act of 1939, as amended. The new 2023 notes and the old 2023 notes will be identical in all respects, except that the new 2023 notes have been registered under the Securities Act and are free of any obligation regarding registration, including the payment of additional interest upon failure to file or have declared effective an exchange offer registration statement or to consummate an exchange offer by specified dates. Accordingly, unless specifically stated to the contrary, the following description applies equally to the old 2023 notes and the new 2023 notes.

The following is a summary of the material provisions of the 2023 Indenture. Because this is a summary, it may not contain all the information that is important to you and we therefore urge you to read the 2023 Indenture in its entirety. The 2023 Indenture was filed with the SEC on August 21, 2012, as Exhibit 4.4 to our Current Report on Form 8-K, and is incorporated by reference into this prospectus. A copy of the 2023 Indenture may be obtained as described in the section of this prospectus entitled “Where You Can Find More Information.”

The registered holder of a note will be treated as the owner of the note for all purposes. Only registered holders will have rights under the 2023 Indenture, and all references to “holders” in this description are to registered holders of notes.

Basic Terms of the New 2023 Notes

The new 2023 notes:

•

will be senior unsecured obligations of the Company, having an aggregate principal amount of $825,000,000, ranking equally in right of payment with all existing and future unsubordinated obligations of the Company, including the 2021 notes described under “Description of the 2021 Notes”;

•	will be treated as a single class with the old 2023 notes for all purposes of the 2023 Indenture, and will vote together as one class on all matters with respect to the notes;

•	will mature on February 15, 2023;

•

will bear interest at the rate of 7.5% per annum, payable semiannually on each February 15 and August 15, commencing February 15, 2013, to holders of record on the February 1 or August 1 immediately preceding the interest payment date; and

•	will be guaranteed on a senior unsecured basis by the Company’s existing material subsidiaries and by certain future subsidiaries.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Additional Notes

Subject to the covenants described below, the Company may issue Additional Notes under the 2023 Indenture having the same terms in all respects as the notes, except for their date of issuance and the initial interest payment date. The new 2023 notes offered hereby and any Additional Notes would be treated as a single class for all purposes under the 2023 Indenture and would vote together as one class on all matters with respect to the notes; provided that if the Additional Notes are not fungible with the notes for United States federal income tax purposes, the Additional Notes will have a separate CUSIP number.

Optional Redemption

Except as set forth below and in paragraph (d) under “—Certain Covenants—Repurchase of Notes upon a Change of Control,” the notes are not redeemable at the option of the Company.

Prior to August 15, 2017, the Company will be entitled at its option to redeem the notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes plus the Applicable Premium as of, and accrued and unpaid interest if any, to, the redemption date (subject to the rights of holders on the relevant record date to receive interest due on the relevant interest payment date).

At any time and from time to time on or after August 15, 2017, the Company may redeem the notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date), if redeemed during the 12-month period beginning on August 15 of the years indicated below.

Year	Percentage
2017	103.75%
2018	102.50%
2019	101.25%
2020 and thereafter	100.00%

If fewer than all of the notes are being redeemed, the Trustee will select the notes to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate (or, in the case of notes represented by global certificates, in such manner as DTC may require), in denominations of $1,000 principal amount and multiples thereof. Upon surrender of any note redeemed in part, the holder will receive a newly-issued note equal in principal amount to the unredeemed portion of the surrendered note. Once notice of redemption is sent to the holders, notes called for redemption become due and payable at the redemption price on the redemption date, and, commencing on the redemption date, notes redeemed will cease to accrue interest.

In addition, at any time and from time to time prior to August 15, 2015, the Company may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of notes issued under the 2023 Indenture (including the principal amount of any Additional Notes issued under the 2023 Indenture) at a redemption price equal to 107.5% of the aggregate principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date); provided that this redemption provision shall not be applicable with respect to any transaction that results in a Change of Control. At least 65% of the aggregate principal amount of notes (including the principal amount of any Additional Notes issued under the 2023 Indenture) must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 60 days after the closing of the related Equity Offering and must complete such redemption within 90 days of the closing of the Equity Offering. Notice of any redemption upon an Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including the completion of the related Equity Offering.

All redemptions of the notes will be made upon not less than 30 days’ nor more than 60 days’ prior notice, except that a redemption notice may be made more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance or discharge of the notes as provided in “—Defeasance and Discharge.”

No Mandatory Redemption or Sinking Fund

There is no mandatory redemption or sinking fund payments for the notes. The Company and any of its Subsidiaries may at any time and from time to time purchase notes in the open market or otherwise.

Guarantees

The obligations of the Company pursuant to the notes, including any repurchase obligation resulting from a Change of Control, will be unconditionally guaranteed, jointly and severally, on an unsecured, senior basis, by the Guarantors (each such guarantee, a “Note Guarantee”). The initial Guarantors are all of our existing material Subsidiaries. (We own 50% noncontrolling equity interests in two variable interest entities that are consolidated in our financial accounts but neither qualifies as a “Subsidiary” for purposes of the 2023 Indenture and neither guarantees our other outstanding senior notes or our Senior Credit Facility. We also own approximately 29.3% of the outstanding units of beneficial interest of SandRidge Mississippian Trust I, approximately 30.5% of the outstanding units of beneficial interest of SandRidge Permian Trust, and approximately 39.9% of the outstanding units of beneficial interest of SandRidge Mississippian Trust II, which are variable interest entities that are consolidated in our financial statements but which are not Guarantors and which do not guarantee our other outstanding senior notes or our Senior Credit Facility). If the Company or any of its Restricted Subsidiaries acquires or creates a Restricted Subsidiary (other than a Foreign Subsidiary or an Immaterial Subsidiary) after the date of the 2023 Indenture, the new Restricted Subsidiary must provide a Note Guarantee.

Each Note Guarantee will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors—Risks Related to the New Notes—Insolvency and fraudulent transfer laws and other limitations may preclude the recovery of payment under the new notes and the guarantees.”

The Note Guarantee of a Guarantor will terminate upon:

(1) a sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of consolidation or merger) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition is permitted by the 2023 Indenture,

(2) a sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale or other disposition is permitted by the 2023 Indenture and as a result of such transaction the Guarantor no longer qualifies as a Subsidiary of the Company,

(3) if the Note Guarantee was required pursuant to the terms of the 2023 Indenture, the cessation of the circumstances requiring the Note Guarantee,

(4) the designation in accordance with the 2023 Indenture of the Guarantor as an Unrestricted Subsidiary,

(5) the liquidation or dissolution of such Guarantor provided no Default or Event of Default has occurred or is continuing, or

(6) defeasance or discharge of the notes, as provided in “—Defeasance and Discharge.”

Ranking

The payment of the principal of, premium, if any, and interest on the notes and the payment of any Note Guarantee will rank equally in right of payment to all existing and future senior indebtedness of the Company or the relevant Guarantor, as the case may be, including its obligations under the Senior Credit Facilities.

The notes and the Note Guarantees will be effectively subordinated in right of payment to all of the Company’s and each Guarantor’s existing and future secured Indebtedness to the extent of the value of the collateral securing such secured indebtedness, including the obligations of the Company and such Guarantor under the Senior Credit Facilities. Although the 2023 Indenture will contain limitations on the amount of additional Indebtedness that the Company, the Guarantors and the Company’s Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be senior indebtedness. See “—Certain Covenants—Limitation on Indebtedness and Disqualified Stock.”

The Company conducts some of its operations through its subsidiaries, and certain of its immaterial subsidiaries have not guaranteed the notes. Claims of creditors of such non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those subsidiaries, and claims of preferred and minority stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Company, including holders of the notes. The notes and each Note Guarantee therefore will be effectively subordinated to creditors (including trade creditors) and preferred and minority stockholders (if any) of subsidiaries of the Company (other than the Guarantors). As of June 30, 2012, the total liabilities of the Company’s consolidated subsidiaries (other than the Guarantors) were approximately $21.4 million, including trade payables. Although the 2023 Indenture limits the incurrence of Indebtedness and Disqualified Stock of Restricted Subsidiaries, the limitation is subject to a number of significant exceptions. Moreover, the 2023 Indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Indebtedness or Disqualified Stock under the 2023 Indenture. See “—Certain Covenants—Limitation on Indebtedness and Disqualified Stock.”

Certain Covenants

The 2023 Indenture contains covenants including, among others, the following:

Limitation on Indebtedness and Disqualified Stock. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Indebtedness (including any Acquired Debt and the issuance of Disqualified Stock), unless such Indebtedness is incurred by the Company or any Guarantor and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.25:1.

(b) Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the “Permitted Debt”):

(1) Indebtedness of the Company or any Guarantor (whether as borrowers or guarantors) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the greater of (x) $1,750,000,000 and (y) 30.0% of Adjusted Consolidated Net Tangible Assets;

(2) Indebtedness of (i) the Company pursuant to the notes (other than Additional Notes) and (ii) any Guarantor pursuant to a Note Guarantee of the notes (including Additional Notes);

(3) Indebtedness of the Company or any Guarantor outstanding on the Issue Date, and not otherwise referred to in this definition of “Permitted Debt”;

(4) intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company and its Restricted Subsidiaries) expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(B) (i) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof (other than pursuant to a Credit Facility) and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);

(5) Guarantees by the Company or any Guarantor of any Indebtedness of the Company or any of the Guarantors which is permitted to be incurred under the 2023 Indenture;

(6) Indebtedness of the Company or any Restricted Subsidiary that represents:

(A) obligations pursuant to Interest Rate Agreements entered into in the ordinary course of business with respect to Indebtedness permitted by the 2023 Indenture;

(B) obligations under currency exchange contracts entered into in the ordinary course of business; and

(C) obligations pursuant to hedging arrangements (including, without limitation, swaps, caps, floors, collars, options and similar agreements) entered into in the ordinary course of business for the purpose of protecting, on a net basis, against price risks, basis risks, or other risks encountered in the Oil and Gas Business;

(7) Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations (whether or not incurred pursuant to Sale Leaseback Transactions) or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price , lease expense, rental payment or cost of construction or improvement of property used in the business of the Company or any of its Restricted Subsidiaries, whether through the direct purchase of such property or through the purchase of Capital Stock of any Person owning such property, in an aggregate principal amount pursuant to this clause (7) (together with the aggregate principal amount of any Permitted Refinancing Indebtedness in respect of Indebtedness originally incurred pursuant to this clause (7)) not to exceed $100,000,000 outstanding at any time; provided that the principal amount of any Indebtedness permitted under this clause (7) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

(8) Indebtedness of the Company or any Guarantor in connection with:

(A) one or more standby letters of credit issued for the account of the Company or a Guarantor in the ordinary course of business; and

(B) other letters of credit, surety, bid, performance, appeal or similar bonds, bankers’ acceptances, completion guarantees or similar instruments; provided that, in each case contemplated by this clause (8), upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided, further, that with respect to clauses (A) and (B), such Indebtedness is not in connection with the borrowing of money or the obtaining of advances or credit;

(9) Indebtedness of the Company or any Restricted Subsidiary with respect to obligations relating to oil or gas balancing positions arising in the ordinary course of business;

(10) Indebtedness of the Company or any Restricted Subsidiary arising from agreements for indemnification or purchase price adjustment obligations or similar obligations, earn-outs or other similar obligations or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary;

(11) Permitted Refinancing Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to renew, extend, substitute, defease, refund, refinance or replace, any Indebtedness, including any Disqualified Stock, incurred pursuant to paragraph (a) and clause (2), (3), (7), (11) or (12) of paragraph (b) of this covenant;

(12) the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in connection with a transaction meeting any one of the three alternative financial tests set forth in clause (3) of “—Consolidation, Merger or Sale of Assets—Consolidation, Merger or Sale of Assets by the Company”;

(13) Indebtedness of the Company or any Restricted Subsidiary with respect to any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(14) Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and its Restricted Subsidiaries; and

(15) Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (1) through (14) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed the greater of (x) $50,000,000 and (y) 2.5% of Adjusted Consolidated Net Tangible Assets outstanding at any one time in the aggregate.

(c) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion may classify or reclassify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types (or to divide such Indebtedness between two or more of such types); provided that any Indebtedness under the Senior Credit Facility which was in existence on the Prior Issue Date (after giving effect to the application of the net proceeds from the Prior Notes) shall be deemed to have been incurred pursuant to clause (1) of paragraph (b) of this covenant rather than paragraph (a) of this covenant.

(d) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness.

(e) Accrual of interest, accretion of principal or liquidation preference (or similar amount) in respect of Preferred Stock or amortization of original issue discount, and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the accretion or payment of dividends on any Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof as accrued shall be included as required in the calculation of the Consolidated Fixed Charge Coverage Ratio of the Company.

(f) For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

(g) If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (x) the principal of such Indebtedness and (y) the amount that may be drawn under such letter of credit.

(h) The amount of Indebtedness issued at a price less than the amount of the liability thereof shall be determined in accordance with GAAP.

Limitation on Restricted Payments. (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

(i) pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable in shares of the Company’s Qualified Capital Stock);

(ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company’s Capital Stock;

(iii) make any principal payment on, or purchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness (excluding any intercompany Subordinated Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment on, or a purchase, redemption, defeasance, retirement or other acquisition of such Subordinated Indebtedness within one year of its final maturity;

(iv) pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (A) to the Company or any of its Restricted Subsidiaries or any Guarantor or (B) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all holders of the Capital Stock of such Restricted Subsidiary); or

(v) make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing actions described in clauses (i) through (v) above, other than any such action that is a Permitted Payment (as defined in paragraph (b) of this covenant), collectively, “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless

(A) immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default (except a Reporting Default) or Event of Default shall have occurred and be continuing;

(B) immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) under paragraph (a) of the covenant described under “—Limitation on Indebtedness and Disqualified Stock;” and

(C) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after March 22, 2007 (including all Designation Amounts) does not exceed the sum of (such sum being called the “Restricted Payments Basket”):

(1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning April 1, 2007 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

(2) the aggregate Net Cash Proceeds, or the Fair Market Value of property other than cash (including assets used in the Oil and Gas Business or Capital Stock of Persons engaged in the Oil and Gas Business that become Restricted Subsidiaries), received after March 22, 2007 by the Company either (1) as capital contributions in the form of common equity to the Company or (2) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clauses (2) and (3) of paragraph (b) of this covenant, and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(3) the aggregate Net Cash Proceeds received after March 22, 2007 by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(4) the aggregate Net Cash Proceeds received after March 22, 2007 by the Company from the conversion or exchange, if any, of debt securities or Disqualified Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Disqualified Stock were issued after March 22, 2007, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Disqualified Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(5) (a) in the case of the disposition or repayment of any Investment constituting a Restricted Payment (including any Investment in an Unrestricted Subsidiary) made after March 22, 2007, an amount (to the extent not included in Consolidated Net Income) equal to the amount received with respect to such Investment, less the cost of the disposition of such Investment and net of taxes, and (b) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary at the time of such redesignation; and

(6) any amount which previously qualified as a Restricted Payment on account of any Guarantee entered into by the Company or any Restricted Subsidiary; provided that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists.

(b) As of June 30, 2012, the Restricted Payments Basket was approximately $3.9 billion. The foregoing provisions shall not prohibit the following actions (each of clauses (1) through (12) being referred to as a “Permitted Payment”):

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this covenant, and such payment shall be deemed to have been paid on such date of declaration; provided, that in determining the aggregate amount of Restricted Payments made after March 22, 2007 in accordance with clause (C) above, amounts expended pursuant to this clause (1) shall be included in such calculation;

(2) the purchase, defeasance, redemption, or other acquisition or retirement for value of any Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, any Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such Qualified Capital Stock shall be excluded from clause (C)(2) above;

(3) the purchase, redemption, defeasance, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock shall be excluded from clause (C)(2) above;

(4) the purchase, redemption, defeasance, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Stock) through the substantially concurrent issuance of Permitted Refinancing Indebtedness;

(5) any purchase, redemption, retirement, defeasance or other acquisition for value of any Subordinated Indebtedness pursuant to the provisions of such Subordinated Indebtedness upon a Change of Control or an Asset Sale after the Company shall have complied with the provisions of the covenants set forth in “—Repurchase of Notes upon a Change of Control” or “—Limitation on Asset Sales,” as the case may be and repurchased all notes tendered for purchase in connection with the Offer to Purchase;

(6) the purchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees) pursuant to the terms of agreements (including employment agreements) or plans approved by the Company’s Board of Directors, including any such purchase, redemption, defeasance or other acquisition or retirement of such Capital Stock that is deemed to occur upon the exercise of stock options or similar rights if such shares represent all or a portion of the exercise price or are surrendered in connection with satisfying Federal income tax obligations; provided, however, that the aggregate amount of such purchases, redemptions, defeasances or other retirements and acquisitions pursuant to this clause (6) will not, in the aggregate, exceed $2,000,000 per fiscal year (with any unused amount in any fiscal year being carried over into one or more succeeding fiscal years);

(7) loans made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors of the Company in an aggregate amount not to exceed $2,000,000 outstanding at any one time, the proceeds of which are used solely (A) to purchase Capital Stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (B) to refinance loans, together with accrued interest thereon, made pursuant to item (A) of this clause (7);

(8) payments of regularly scheduled or accrued dividends on any Preferred Stock of the Company outstanding on the Issue Date;

(9) payments to dissenting stockholders of the Company (A) pursuant to applicable law or (B) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the 2023 Indenture, and payments made in lieu of the issuance of fractional shares of Capital Stock of the Company in connection with any such transaction;

(10) payments made by any Person other than the Company or any Restricted Subsidiary to the stockholders of the Company in connection with or as part of (A) a merger or consolidation of the Company with or into such Person or a Subsidiary of such Person, or (B) a merger of a Subsidiary of such Person into the Company;

(11) the purchase, redemption or other acquisition or retirement for value of equity interests deemed to occur upon the exercise or exchange of stock options, warrants or other convertible securities if the equity interests represent a portion of the exercise or exchange price thereof and purchases or other acquisitions or retirement for value of equity interests deemed to occur upon the withholding of a portion of the equity interests granted or awarded to an employee to pay for the taxes payable by such employee upon such grant, award or vesting or in connection with any such exercise or exchange of stock options, warrants or other convertible securities; and

(12) Restricted Payments not exceeding $25,000,000 in the aggregate since March 22, 2007.

(c) Not later than the date of making any Restricted Payment (except for any Restricted Payment under clauses (2) through (12) of paragraph (b) of this covenant), the Company will deliver to the Trustee an Officers’ Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant were calculated.

(d) For purposes of clauses (2), (3) and (4) above, the term “substantially concurrent” means that the offering was consummated within 180 days after the date of determination.

(e) For purposes of determining compliance with this covenant, if a payment meets the criteria of more than one of the types of Permitted Payments described in clauses (1) through (12) of paragraph (b) of this covenant, the Company, in its sole discretion, may divide, re-divide, classify or reclassify (or later divide, re-divide, classify or reclassify, in whole or in part) such payment in any manner that complies with this covenant.

Limitation on Liens. (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or incur, in order to secure any Indebtedness, any Lien of any kind, other than Permitted Liens, upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the date hereof or acquired after the date hereof, or assign or convey, in order to secure any Indebtedness, any right to receive any income or profits therefrom, unless the notes (or a Note Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the notes shall have with respect to such Subordinated Indebtedness) the Indebtedness secured by such Lien.

(b) Notwithstanding the foregoing, any Lien securing the notes or a Note Guarantee granted pursuant to paragraph (a) above shall be automatically and unconditionally released and discharged upon:

(i) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or

(ii) with respect to any Lien securing a Note Guarantee, the release of such Note Guarantee in accordance with the terms of the 2023 Indenture.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to come into existence or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distribution on its Capital Stock to the Company or any other Restricted Subsidiary,

(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

(iii) make loans or advances to the Company or any other Restricted Subsidiary, or

(iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

(b) However, paragraph (a) above will not prohibit any encumbrance or restriction created, existing or becoming effective under or by reason of:

(1) any agreement (including the Senior Credit Facility) in effect on the Issue Date;

(2) any agreement or instrument with respect to a Person that was not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes (or became) a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

(3) any agreement or instrument governing any Acquired Debt or other agreement of any Person or related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiaries, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets or subsidiaries of the Person, so acquired, so long as the agreement containing such restriction does not violate any other provision of the 2023 Indenture;

(4) any applicable law or any requirement of any regulatory body;

(5) the security documents evidencing any Liens securing obligations or Indebtedness that limit the right of the debtor to dispose of the assets subject to such Liens; provided that such Liens are permitted to be incurred under the covenant described under “—Limitation on Liens”;

(6) provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, or restrictions in licenses relating to the property covered thereby, or other encumbrances or restrictions in agreements or instruments relating to specific assets or property that restrict generally the transfers of such assets or property, provided, however, that such encumbrances or restrictions do not materially impact the ability of the Company to make payments on the notes when due as required by the terms of the 2023 Indenture;

(7) asset sale agreements with respect to asset sales permitted to be made under the covenant described under “—Limitation on Asset Sales” that limit the transfer of such assets pending the closing of such sale;

(8) shareholders’, partnership, joint venture and similar agreements entered into in the ordinary course of business; provided, however, that such encumbrances or restrictions do not apply to any Restricted Subsidiaries other than the applicable company, partnership, joint venture or other entity; and provided, further, however, that such encumbrances and restrictions do not materially impact the ability of the Company to make payments on the notes when due as required by the terms of the 2023 Indenture;

(9) cash or other deposits, or net worth requirements or similar requirements, imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

(10) any other Credit Facility governing debt of the Company or any Guarantor, permitted to be incurred by the covenant described under “—Limitation on Indebtedness and Disqualified Stock”; provided, however, that such encumbrances or restrictions are not (in the view of the Board of Directors of the Company as expressed in a board resolution thereof) materially more restrictive, taken as a whole, than those contained in the Senior Credit Facility;

(11) customary restrictions on the disposition or distribution of assets or property in agreements entered into in the ordinary course of the Oil and Gas Business of the types described in the definition of Permitted Business Investments; and

(12) the 2023 Indenture, or any agreement, amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (11), or in this clause (12); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect taken as a whole than those under or pursuant to the agreement so extended, renewed, refinanced or replaced.

Guarantees by Restricted Subsidiaries. (a) Upon the formation or acquisition of any new direct or indirect Restricted Subsidiary (excluding (i) any Foreign Subsidiary and (ii) any Immaterial Subsidiary) by the Company or any Restricted Subsidiary, then such new Restricted Subsidiary will provide a Note Guarantee within 20 days after its formation or acquisition.

(b) A Restricted Subsidiary required to provide a Note Guarantee shall execute a supplemental indenture, and deliver an Opinion of Counsel to the Trustee in accordance with the 2023 Indenture.

(c) Each Note Guarantee will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes, or a Guarantor may have effectively no obligation under its Note Guarantee.

Repurchase of Notes upon a Change of Control. (a) Not later than 30 days following a Change of Control, the Company will make an Offer to Purchase all outstanding notes at a purchase price equal to 101% of the principal amount plus accrued interest to the date of purchase (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

(b) The Company will not be required to make an Offer to Purchase pursuant to paragraph (a) of this covenant if a third party makes an Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in paragraph (a) of this covenant and the other requirements contained in the 2023 Indenture (including those described in the following paragraphs) applicable to an Offer to Purchase made by the Company and purchases all notes validly tendered and not withdrawn pursuant to such Offer to Purchase.

(c) An “Offer to Purchase” must be made by written offer, which will specify the principal amount of notes subject to the offer and the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date. The offer will also contain instructions and materials necessary to enable holders to tender notes pursuant to the offer.

(d) In the event that holders of not less than 90% of the aggregate principal amount of the outstanding notes accept an Offer to Purchase and the Company (or a third party making the Offer to Purchase as provided in paragraph (b) above) purchases all of the notes held by such holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Offer to Purchase described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to 101% of the principal amount plus accrued and unpaid interest on the notes that remain outstanding, to the date of redemption (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

(e) A holder may tender all or any portion of its notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a note tendered must be in a multiple of $1,000 principal amount. Holders are entitled to withdraw notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each note accepted for purchase pursuant to the Offer to Purchase, and interest on notes purchased will cease to accrue on and after the purchase date.

(f) The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

(g) The Company has agreed in the 2023 Indenture that it will timely repay debt or obtain consents as necessary under, or terminate, agreements or instruments that would otherwise prohibit an Offer to Purchase required to be made pursuant to the 2023 Indenture. Notwithstanding this agreement of the Company, it is important to note that future debt of the Company may prohibit the Company from purchasing notes in the event of a Change of Control, provide that a Change of Control is a default or require repurchase upon a Change of Control. Moreover, the exercise by the noteholders of their right to require the Company to purchase the notes could cause a default under other debt, even if the Change of Control itself does not, due to the financial effect of the purchase on the Company.

(h) Further, the Company’s ability to pay cash to the noteholders following the occurrence of a Change of Control may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make the required purchase of the notes. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the new notes upon a change of control.”

(i) The phrase “all or substantially all,” as used with respect to the assets of the Company in the definition of “Change of Control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” the assets of the Company has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear.

(j) Except as described above with respect to a Change of Control, the 2023 Indenture does not contain provisions that permit the holder of the notes to require that the Company purchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

(k) The provisions under the 2023 Indenture relating to the Company’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or amended as described in “—Amendments and Waivers.”

Limitation on Asset Sales. (a) The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets and property subject to such Asset Sale and (2) at least 75% of the aggregate consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale and all other Asset Sales since the Prior Issue Date, on a cumulative basis, is in the form of (i) cash, Cash Equivalents, Liquid Securities, Exchanged Properties (including pursuant to asset swaps), or Additional Assets, (ii) the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the notes), (iii) the assumption by the purchaser of liabilities of any Guarantor that made such Asset Sale (other than liabilities of a Guarantor that are by their terms subordinated to such Guarantor’s Guarantee), and, in the case of each of clauses (ii) and (iii) as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable for such liabilities, (iv) solely in the case of any Asset Sale of Midstream Assets, Permitted MLP Securities, or (v) consideration consisting of Indebtedness of the Company or any Guarantor received from Persons who are not the Company or any Restricted Subsidiary.

(b) The Net Available Cash from Asset Sales by the Company or a Restricted Subsidiary may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Pari Passu Indebtedness of the Company or a Restricted Subsidiary), to

(1) repay any Indebtedness of the Company or any Restricted Subsidiaries other than Subordinated Indebtedness; or

(2) reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or make capital expenditures in the Oil and Gas Business.

(c) Excess Proceeds of less than $20,000,000 will be carried forward and accumulated. When accumulated Excess Proceeds equals or exceeds $20,000,000, the Company must, within seven Business Days, make an Offer to Purchase Notes having a principal amount equal to:

(1) accumulated Excess Proceeds, multiplied by

(2) a fraction (x) the numerator of which is equal to the outstanding principal amount of the notes and (y) the denominator of which is equal to the outstanding principal amount of the notes and all Pari Passu Indebtedness similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. Any Offer to Purchase Notes pursuant to this paragraph (c) shall be made ratably to the holders of the notes on the basis of the principal amount of the notes then outstanding. The purchase price for the notes will be 100% of the principal amount plus accrued interest to the date of purchase (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date). Upon completion of the Offer to Purchase, Excess Proceeds will be reset at zero.

(d) The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase Notes, and the above procedures will be deemed modified as necessary to permit such compliance.

Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and:

(1) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with a party who is not an Affiliate of the Company and, if in the good faith judgment of the Board of Directors of the Company (whose determination shall be conclusive), no comparable transaction is available with which to compare such transaction or series of related transactions, such transaction or series of related transactions is otherwise fair to the Company or such Restricted Subsidiary from a financial point of view,

(2) with respect to any transaction or series of related transactions involving aggregate value in excess of $20,000,000, the Company delivers an Officers’ Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (1) above, and

(3) with respect to any transaction or series of related transactions involving aggregate value in excess of $40,000,000, the Company delivers an Officers’ Certificate to the Trustee certifying that such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director;

provided, however, that this covenant shall not apply to:

(1) employee benefit arrangements with any officer or director of the Company, including under any employment agreement, stock option or stock incentive plans, and customary indemnification arrangements with officers or directors of the Company, in each case entered into in the ordinary course of business,

(2) the payment of reasonable and customary fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate,

(3) any Permitted Investments, Restricted Payments or Permitted Payments made in compliance with the covenant described under “—Limitation on Restricted Payments,”

(4) sales of Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company,

(5) in the case of contracts for purchase of drilling equipment or sale of oil field service supplies or natural gas or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm’s length basis, as determined by the Board of Directors of the Company,

(6) any customary agreements with stockholders of the Company providing for preemptive, voting, tag-along and similar rights to certain stockholders of the Company, provided that such agreements are approved in advance by a majority of the Disinterested Directors,

(7) transactions between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company or any direct or indirect parent of the Company and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any Restricted Subsidiary; provided, however, that such director shall abstain from voting as a director of the Company or such direct or indirect parent company, as the case may be, on any matter involving such other Person, and

(8) any transactions undertaken pursuant to any contracts in existence on the Issue Date (as in effect on such date) and any renewals, replacements or modifications of such contracts (pursuant to new transactions or otherwise) on terms no less favorable to the holders of the notes than those in effect on the Issue Date.

Line of Business. Neither the Company nor any of its Restricted Subsidiaries will directly or indirectly engage in any line or lines of business activity other than that which is an Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

Designation of Restricted and Unrestricted Subsidiaries. (a) The Board of Directors of the Company may designate after the Issue Date any Subsidiary as an “Unrestricted Subsidiary” (a “Designation”) only if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(2) (A) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to the covenant described under “—Limitation on Restricted Payments” in an amount (the “Designation Amount”) equal to the greater of (1) the net book value of the Company’s interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company’s interest in such Subsidiary, or (B) the Designation Amount is less than $1,000;

(3) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

(4) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Note Guarantee; and

(5) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

In the event of any such Designation, the Company shall be deemed, for all purposes of the 2023 Indenture, to have made an Investment equal to the Designation Amount that constitutes a Restricted Payment pursuant to the covenant described under “—Limitation on Restricted Payments.”

(b) The Company shall not and shall not cause or permit any Restricted Subsidiary to at any time

(1) provide credit support for, Guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), provided, however, that the provisions of this clause (1) of this paragraph (b) shall not be deemed to prevent Permitted Investments in Unrestricted Subsidiaries that are otherwise allowed under the 2023 Indenture, or

(2) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary.

(c) For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries.

(d) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

(2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the 2023 Indenture; and

(3) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Debt), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the covenant described under “—Limitation on Indebtedness and Disqualified Stock.”

(e) All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions of this covenant.

Financial Reports. (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the Trustee and holders of notes within the time periods specified in those sections with:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Company’s certified independent accountants, and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b) Whether or not required by the SEC, the Company will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations, and any such information and reports so filed with the SEC shall be deemed to have been provided to holders pursuant to paragraph (a) of this covenant. The Company will make the information and reports referred to in clauses (1) and (2) above available to securities analysts and prospective investors upon request, to the extent such information and reports have not been filed with the SEC.

(c) If the Company had any Unrestricted Subsidiaries during the relevant period, the Company will provide to the Trustee and the holders of notes information sufficient to ascertain the financial condition and results of operations of the Company and its Restricted Subsidiaries, excluding in all respects the Unrestricted Subsidiaries, to the extent such information has not been filed with the SEC.

(d) For so long as any of the notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the holders of the notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Reports to Trustee. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Restricted Subsidiaries and their performance under the 2023 Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

(b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

Consolidation, Merger or Sale of Assets

The 2023 Indenture further provides as follows regarding consolidation, merger or disposition of all or substantially all of the properties and assets of the Company or a Guarantor:

Consolidation, Merger or Sale of Assets by the Company. (a) The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or a Guarantor), unless at the time and after giving effect thereto:

(1) either (A) the Company will be the continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation, limited liability company or limited partnership (provided that in the event the Surviving Entity is a limited partnership, then a Subsidiary of the Surviving Entity that is a corporation or limited liability company shall execute a supplement to the 2023 Indenture pursuant to which it shall become a co-obligor of the Surviving Entity’s obligations under the 2023 Indenture and the notes) duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and the Surviving Entity expressly assumes, by executing a supplement to the 2023 Indenture, all the obligations of the Company under the 2023 Indenture and the notes;

(2) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(3) either (x) immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the 2023 Indenture) (A) could incur $1.00 of additional Indebtedness (other than Permitted Debt) under the covenant described under “—Limitation on Indebtedness and Disqualified Stock,” or (B) would have a Consolidated Fixed Charge Coverage Ratio not less than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to such transaction, or (y) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the 2023 Indenture) is no less than the Consolidated Net Worth of the Company immediately prior to such transaction; provided, however, that this clause (3) will be of no effect during any Suspension Period;

(4) unless the Company is the continuing obligor under the 2023 Indenture, at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have confirmed, by executing a supplement to the 2023 Indenture, that its Note Guarantee shall apply to the Surviving Entity’s obligations under the 2023 Indenture and the notes;

(5) at the time of the transaction, if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the covenant described under “—Limitation on Liens” are complied with; and

(6) at the time of the transaction, the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and any supplement to the 2023 Indenture executed and delivered in connection therewith comply with the terms of the 2023 Indenture.

(b) In the event of any transaction (other than a lease) described in and complying with the conditions listed in paragraph (a) of this covenant in which the Company is not the Surviving Entity, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the 2023 Indenture and the notes, and the Company shall be discharged from all obligations and covenants under the 2023 Indenture and the notes.

(c) Notwithstanding the foregoing, the Company may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax or other benefits.

Consolidation, Merger or Sale of Assets by a Guarantor. (a) Each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, (x) consolidate with or merge with or into any other Person (other than the Company or any other Guarantor) or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company or any other Guarantor) or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, in the case of clause (y) would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

(1) either (A) the Guarantor or the Company will be the continuing Person in the case of a merger involving the Guarantor or (B) the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Guarantor Entity”) expressly assumes, by executing a supplement to the 2023 Indenture, all the obligations of such Guarantor under its Note Guarantee;

(2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

(3) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and any supplement to the 2023 Indenture executed and delivered in connection therewith comply with the 2023 Indenture;

provided, however, that paragraph (a) of this covenant shall not apply to any Guarantor whose Note Guarantee is terminated in accordance with the 2023 Indenture.

(b) In the event of any transaction (other than a lease) described in and complying with the conditions listed in paragraph (a) of this covenant in which the Guarantor is not the Surviving Guarantor Entity, the Surviving Guarantor Entity shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under the 2023 Indenture, and such Guarantor shall be discharged from all obligations and covenants under the 2023 Indenture and the Note Guarantee.

(c) Notwithstanding the foregoing, any Guarantor may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in another jurisdiction to realize tax or other benefits.

Suspension of Covenants when Notes Rated Investment Grade

If on any date following the Issue Date:

(1) the notes have achieved Investment Grade Status; and

(2) no Default or Event of Default shall have occurred and be continuing on such date,

then, beginning on that day and continuing until such time, if any, at which the notes cease to have Investment Grade Status (such period, the “Suspension Period”), the covenants specifically listed under the following captions in this prospectus (the “Suspended Covenants”) will no longer be applicable to the notes and any related default provisions of the 2023 Indenture will cease to be effective and will not be applicable to the Company and its Restricted Subsidiaries:

(3) “—Certain Covenants—Limitation on Asset Sales”;

(4) “—Certain Covenants—Limitation on Restricted Payments”;

(5) “—Certain Covenants—Limitation on Indebtedness and Disqualified Stock”;

(6) “—Certain Covenants—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(7) “—Certain Covenants—Line of Business”;

(8) “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries”;

(9) “—Certain Covenants—Limitation on Transactions with Shareholders and Affiliates”;

(10) “—Certain Covenants—Guarantees by Restricted Subsidiaries”; and

(11) clause (3) of the first paragraph of the covenant described under “—Consolidation, Merger or Sale of Assets.”

The Suspended Covenants will not, however, be of any effect with regard to the actions of the Company and the Restricted Subsidiaries properly taken during the continuance of the Suspension Period; provided that (1) with respect to the Restricted Payments made after any such reinstatement, the amount of Restricted Payments will be calculated as though the covenant described under the caption “—Certain Covenants—Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period and (2) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of paragraph (b) of the covenant described under the caption “—Certain Covenants—Limitation on Indebtedness and Disqualified Stock.” Upon the occurrence of a Suspension Period, the amount of Excess Proceeds shall be reset at zero.

There can be no assurance that the notes will ever achieve or maintain an Investment Grade Status.

Default and Remedies

Events of Default. An “Event of Default” occurs if:

(1) the Company defaults in the payment of the principal of any note when the same becomes due and payable at Stated Maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);

(2) the Company defaults in the payment of interest (including any Additional Interest) on any note when the same becomes due and payable, and the default continues for a period of 30 days;

(3) the Company fails to make an Offer to Purchase and thereafter accept and pay for notes tendered when and as required pursuant to the covenants described under “—Certain Covenants—Repurchase of Notes Upon a Change of Control” or “—Certain Covenants—Limitation on Asset Sales,” or the Company or any Guarantor fails to comply with “—Consolidation, Merger or Sale of Assets”;

(4) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the 2023 Indenture or under the notes and the default or breach continues for a period of 60 consecutive days after written notice (or 180 consecutive days after written notice in the case of a Reporting Default to the Company by the Trustee or to the Company and the Trustee by the holders of 25% or more in aggregate principal amount of the notes;

(5) there occurs with respect to any Indebtedness of the Company, any Guarantor or any other Significant Subsidiary having an outstanding principal amount of $50,000,000 or more in the aggregate for all such Indebtedness of all such Persons (i) an event of default that results in such Indebtedness (including any scheduled installment of principal with respect to such Indebtedness) being due and payable prior to its Stated Maturity or (ii) failure to make a principal, premium (if any) or interest payment when due and such defaulted payment is not made, waived or extended within the applicable grace period, the result of which is to give the holder of such Indebtedness the right to accelerate such Indebtedness;

(6) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $50,000,000 (determined net of any amounts covered by insurance policies by insurers believed by the Company in good faith to be credit-worthy), either individually or in the aggregate, shall be rendered against the Company, any Guarantor or any other Significant Subsidiary or any of their respective properties and shall not be discharged and either (i) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(7) the Company or any Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law with respect to it, or makes an assignment for the benefit of its creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding;

(8) the Company or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; or

(9) any Note Guarantee ceases to be in full force and effect, other than in accordance with the terms of the 2023 Indenture, or a Guarantor denies or disaffirms its obligations under its Note Guarantee.

Consequences of an Event of Default. (a) If an Event of Default occurs and is continuing under the 2023 Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by such holders), may, and the Trustee at the request of such holders shall, declare the principal of and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the principal of and accrued interest on the notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of notes.

(b) The holders of a majority in aggregate principal amount of the outstanding notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

(1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by the declaration of acceleration, have been cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Except as otherwise provided in “—Consequences of an Event of Default” or “—Amendments and Waivers—Amendments with Consent of Holders,” the holders of a majority in aggregate principal amount of the outstanding notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

The holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the 2023 Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes.

A holder may not institute any proceeding, judicial or otherwise, with respect to the 2023 Indenture or the notes, or for the appointment of a receiver or Trustee, or for any other remedy under the 2023 Indenture or the notes, unless:

(1) the holder has previously given to the Trustee written notice of a continuing Event of Default;

(2) holders of at least 25% in aggregate principal amount of outstanding notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the 2023 Indenture;

(3) holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes have not given the Trustee a direction that is inconsistent with such written request.

Notwithstanding anything to the contrary, the right of a holder of a note to receive payment of principal of or interest on its note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such dates, may not be impaired or affected without the consent of that holder.

If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any note, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the holders.

No Liability of Directors, Officers, Employees, Incorporators, Members, Partners and Stockholders

No director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the notes, any Note Guarantee or the 2023 Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Amendments and Waivers

Amendments Without Consent of Holder. The Company, the Guarantors and the Trustee may amend or supplement the 2023 Indenture or the notes without notice to or the consent of any noteholder

(1) to cure any ambiguity, defect or inconsistency in the 2023 Indenture or the notes;

(2) to comply with the covenants described in “—Certain Covenants—Consolidation, Merger or Sale of Assets”;

(3) to comply with any requirements of the SEC in connection with the qualification of the 2023 Indenture under the Trust Indenture Act;

(4) to evidence and provide for the acceptance of an appointment by a successor Trustee;

(5) to provide for uncertificated notes in addition to or in place of certificated notes;

(6) to provide for any Guarantee of the notes, to secure the notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the notes when such release, termination or discharge is permitted by the 2023 Indenture;

(7) to provide for or confirm the issuance of Additional Notes;

(8) to conform the text of the 2023 Indenture or the notes to any provision set forth in the “Description of the 2023 Notes” section of this prospectus to the extent that such provision in such “Description of the 2023 Notes” section was intended to be a verbatim recitation of a provision of the 2023 Indenture or the notes; or

(9) to make any other change that does not materially and adversely affect the rights of any holder.

Amendments With Consent of Holders. (a) Except as otherwise provided in “—Default and Remedies—Consequences of an Event of Default” or paragraph (b), the Company, the Guarantors and the Trustee may amend, modify or supplement the 2023 Indenture and the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes and the holders of a majority in aggregate principal amount of the outstanding notes may waive future compliance by the Company with any provision of the 2023 Indenture or the notes.

(b) Notwithstanding the provisions of paragraph (a), without the consent of each holder affected, an amendment, modification, supplement or waiver may not:

(1) reduce the principal amount of or change the Stated Maturity of any installment of principal of any note,

(2) reduce the rate of or change the Stated Maturity of any interest payment on any note,

(3) reduce the amount payable upon the optional redemption of any note or change the times at which any note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

(4) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,

(5) make any note payable in money other than that stated in the note,

(6) impair the right of any holder of notes to receive any principal payment or interest payment on such holder’s notes, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,

(7) make any change in the percentage of the principal amount of the notes required for amendments or waivers,

(8) modify or change any provision of the 2023 Indenture affecting the ranking of the notes or any Note Guarantee in a manner adverse to the holders of the notes or

(9) make any change in any Note Guarantee that would adversely affect the noteholders.

It is not necessary for noteholders to approve the particular form of any proposed amendment, modification, supplement or waiver, but is sufficient if their consent approves the substance thereof.

Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver, amendment or modification of any of the terms or provisions of the 2023 Indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes that consent, waive or agree to amend or modify such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver, amendment or modification.

Defeasance and Discharge

The Company may discharge its obligations under the notes and the 2023 Indenture by irrevocably depositing in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to maturity or redemption within sixty days, subject to meeting certain other conditions.

The Company may also elect to:

(1) discharge most of its obligations in respect of the notes and the 2023 Indenture, not including obligations related to the defeasance trust or to the replacement of notes or its obligations to the Trustee (“legal defeasance”), or

(2) discharge its obligations under most of the covenants and under clauses (3)—(4) of paragraph (a) of “—Consolidation, Merger or Sale of Assets—Consolidation, Merger or Sale of Assets by the Company” (and the events listed in clauses (3), (4), (5), (6) and (9) under “—Default and Remedies—Events of Default” will no longer constitute Events of Default) (“covenant defeasance”)

by irrevocably depositing in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the notes to final Stated Maturity or redemption and by meeting certain other conditions, including delivery to the Trustee of either a ruling received from the Internal Revenue Service or an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case. Legal defeasance of the notes would be effective when 91 days have passed since the date of the deposit in trust.

In the case of either discharge or defeasance, the Note Guarantees, if any, will terminate.

Concerning the Trustee

Wells Fargo Bank, National Association, the Trustee under the 2023 Indenture, is a lender under the Company’s Senior Credit Facility.

Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the 2023 Indenture and no others, and no implied covenants or obligations will be read into the 2023 Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the 2023 Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of the 2023 Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it is offered reasonable security or indemnity against any loss, liability or expense.

The 2023 Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of any obligor on the notes, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company and its Affiliates; provided that if it acquires any conflicting interest it must either eliminate the conflict within 90 days, apply to the Commission for permission to continue or resign.

Form, Denomination and Registration of Notes

The notes will be issued in fully registered form only, without interest coupons, in denominations of $1,000 and integral multiples thereof.

The Trustee is not required (i) to issue, register the transfer of or exchange any note for a period of 15 days before a selection of notes to be redeemed or purchased pursuant to an Offer to Purchase, (ii) to register the transfer of or exchange any note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any note not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer or exchange of any note on or after the regular record date and before the date of redemption or purchase.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Governing Law

The 2023 Indenture, including any Note Guarantees, and the notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Debt” means Indebtedness of a Person (1) existing at the time such Person is merged with or into or becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Additional Assets” means (i) any assets or property (other than cash, Cash Equivalents or securities) used in the Oil and Gas Business or any business ancillary thereto, (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary, (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary or (iv) Permitted Business Investments.

“Additional Interest” means additional interest owed to the holders pursuant to a Registration Rights Agreement.

“Additional Notes” means any notes issued under the 2023 Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes except that interest may accrue on the Additional Notes from their date of issuance.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

(i) the sum of:

(a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state, federal or foreign income taxes, as estimated in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers as to reserves accounting for at least 80% of all such discounted future net revenues and by the Company’s petroleum engineers with respect to any other reserves covered by such report, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (2) estimated increases in proved oil and gas reserves since such year-end due to exploration, development or exploitation activities or due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves reflected in such year-end report produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be as estimated by the Company’s petroleum engineers, plus

(b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements, plus

(c) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements, plus

(d) the greater of (1) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company’s latest audited financial statements (provided that the Company shall not be required to obtain such appraisal of such assets if no such appraisal has been performed), minus (ii) the sum of:

(a) minority interests, plus

(b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited Consolidated financial statements, plus

(c) to the extent included in (i)(a) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto) plus

(d) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Company were still using the full cost method of accounting.

“Adjusted Treasury Rate” means, with respect to any redemption date, the sum of (a) the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to August 15, 2017; provided, however, that if the period from the redemption date to August 15, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to August 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used, plus

(b) 0.50%.

“Affiliate” means, with respect to any specified Person: (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (2) any other Person that owns, directly or indirectly, 10% or more of the Voting Stock of such specified Person (or any of such specified Person’s direct or indirect parent’s Voting Stock); or (3) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means at any redemption date, the greater of (i) 1.00% of the principal amount of any Note to be redeemed on such date and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on August 15, 2017 (such redemption price being described in the second paragraph under “—Optional Redemption”) exclusive of any accrued interest, plus (2) all required remaining scheduled interest payments due on such Note through August 15, 2017, (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation, Production Payments and Reserve Sales or a Sale Leaseback Transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(1) any Capital Stock of any Restricted Subsidiary;

(2) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other properties, assets or rights of the Company or any Restricted Subsidiary other than in the ordinary course of business.

For the purposes of this definition, the term “Asset Sale” shall not include:

(A) any transfer of properties and assets (including any Capital Stock of a Restricted Subsidiary) that is governed by “— Consolidation, Merger or Sale of Assets,” or any transfer of equity interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary,

(B) any transfer of properties and assets that is by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any other Restricted Subsidiary in accordance with the terms of the 2023 Indenture,

(C) any transfer of properties and assets that would be within the definition of a “Permitted Payment,” a “Permitted Investment” or a “Restricted Payment” and, in the latter case, would be permitted to be made as a Restricted Payment (and shall be deemed a Restricted Payment) under the covenant described in “— Certain Covenants — Limitation on Restricted Payments,”

(D) the transfer of Cash Equivalents, inventory, accounts receivable, surplus or obsolete equipment or other property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment),

(E) the abandonment, assignment, lease, sublease or farm-out of oil and gas properties, or the forfeiture or other disposition of such properties, pursuant to operating agreements or other instruments or agreements that, in each case, are entered into in the ordinary course of business in a manner that is customary in the Oil and Gas Business,

(F) the transfer of Property received in settlement of debts owing to such Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person in the ordinary course of its business,

(G) any Production Payments and Reserve Sales, provided that any such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary), shall have been created, incurred, issued, assumed or guaranteed in connection with the acquisition or financing of, and within 90 days after the acquisition of, the Property that is subject thereto,

(H) the licensing or sublicensing of intellectual property or other general intangibles to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property,

(I) the creation or incurrence of any Lien,

(J) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

(K) the sale or other disposition (whether or not in the ordinary course of business) of oil and gas properties, provided at the time of such sale or other disposition such properties do not have associated with them any proved reserves, or

(L) any transfer of assets the Fair Market Value of which in the aggregate does not exceed $20,000,000 in any transaction or series of related transactions.

“Attributable Indebtedness” in respect of a Sale Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized by law to close, or are in fact closed, in New York City or in the city where the Corporate Trust Office of the Trustee is located.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

“Capital Stock” of any Person means any and all shares, units, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the date hereof, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities or other Indebtedness convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means:

(1) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof,

(2) deposits, time deposit accounts, certificates of deposit, money market deposits or acceptances of any financial institution having capital and surplus in excess of $500,000,000 that is a member of the Federal Reserve System and whose senior unsecured debt is rated at least “A-1” by S&P or at least “P-1” by Moody’s,

(3) commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s,

(4) repurchase agreements and reverse repurchase agreements relating to Indebtedness of a type described in clause (1) above that are entered into with a financial institution described in clause (2) above and mature within 365 days from the date of acquisition,

(5) deposits and certificates of deposit with any commercial bank not meeting the qualifications specified in clause (2) above, provided all such deposits do not exceed $1,000,000 in the aggregate at any one time and

(6) money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (4).

“Change of Control” means the occurrence of any of the following events:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Ward Group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company or any Successor Parent (measured by voting power rather than the number of shares); provided, however, that no Change of Control shall be deemed to occur by reason of the Company becoming a Subsidiary of a Successor Parent;

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or any Successor Parent (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company or any Successor Parent, as the case may be, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office;

(3) the Company or any Successor Parent consolidates with or merges with or into any Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any such Person, or any such Person consolidates with or merges into or with the Company or any Successor Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or such Successor Parent, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(A) the outstanding Voting Stock of the Company or such Successor Parent, as the case may be, is changed into or exchanged for Voting Stock of the surviving Person which is not Disqualified Stock; and

(B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the surviving Person; or

(4) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of “—Consolidation, Merger or Sale of Assets.”

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur upon the consummation of any actions undertaken by the Company or any Restricted Subsidiary solely for the purpose of changing the legal structure of the Company or such Restricted Subsidiary.

“Commission” or “SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the 2023 Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and the Exchange Act then the body performing such duties at such time.

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of:

(a) without duplication, the sum of Consolidated Net Income, and in each case to the extent deducted in computing such Consolidated Net Income for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all non-cash items increasing Consolidated Net Income for such period, less (to the extent included in determining Consolidated Net Income) the sum of (1) the amount of deferred revenues that are amortized during the period and are attributable to reserves that are subject to Volumetric Production Payments and (2) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, and less all cash payments during such period relating to non-cash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to

(b) Consolidated Interest Expense for such period,

in each case after giving pro forma effect to, without duplication:

(1) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

(2) the incurrence, repayment or retirement of any other Indebtedness by the Person and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

(3) in the case of Acquired Debt or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

(4) any acquisition or disposition by such Person and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period, and any expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of the Company (regardless of whether those costs savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

provided that:

(1) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding for any part of the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate, and

(2) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period as determined, on a Consolidated basis, in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of

(a) the interest expense, less interest income, of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis, excluding any interest attributable to Dollar-Denominated Production Payments but including, without limitation,

(1) amortization of debt discount (excluding amortization of capitalized debt issuance costs),

(2) the net cash costs associated with Interest Rate Agreements (including amortization of discounts),

(3) the interest portion of any deferred payment obligation,

(4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing, and

(5) accrued interest, minus

(b) to the extent included in (a) above, write-offs of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium paid in connection with, paying any such Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity, plus

(c) (1) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and

(2) all capitalized interest of such Person and its Restricted Subsidiaries plus

(d) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under any other clause hereof, whether or not paid by such Person or its Restricted Subsidiaries, plus

(e) dividend payments by the Person with respect to Disqualified Stock and of any Restricted Subsidiary with respect to Preferred Stock (except, in either case, dividends paid solely in Qualified Capital Stock of such Person or such Restricted Subsidiary, as the case may be).

“Consolidated Net Income” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(1) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),

(2) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries but only to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries,

(3) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(4) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of the Oil and Gas Business (including, without limitation, dispositions pursuant to Sale Leaseback Transactions, but excluding transactions such as farmouts, sales of leasehold inventory and sales of undivided interests in drilling prospects),

(5) the net income of any Restricted Subsidiary that is not also a Guarantor, to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or the holders of its Capital Stock,

(6) any write-downs of non-current assets, provided that any ceiling limitation write-downs under SEC guidelines shall be treated as capitalized costs, as if such write-downs had not occurred,

(7) any cumulative effect of a change in accounting principles,

(8) all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness,

(9) any unrealized non-cash gains or losses or charges in respect of hedge or non-hedge derivatives (including those resulting from the application of the Derivatives and Hedging Topic of the FASB Accounting Standards Codification), and

(10) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards.

“Consolidated Net Worth” means, with respect to any specified Person as of any date, the consolidated shareholders’ equity of such Person and its consolidated Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Stock of such Person.

“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, depletion, amortization and exploration expense and other non-cash charges of such Person and its Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period but including, without limitation, any non-cash charge arising from any grant of Capital Stock, options to acquire Capital Stock, or other equity based awards).

“Consolidation” and “Consolidated” mean, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP.

“Corporate Trust Office” means the office of the Trustee at which at any time the corporate trust business in relation to the 2023 Indenture and the notes is administered, which office at the date of these exchange offers is located at 750 N. Saint Paul Place, Suite 1750, MAC T9263-170, Dallas, Texas 75201, Attention: Corporate, Municipal & Escrow Services.

“Credit Facility” means one or more debt facilities (including, without limitation, the Senior Credit Facility), commercial paper facilities or other debt instruments, indentures or agreements providing for revolving credit loans, term loans, receivables financings (including through the sale of receivables to the lenders or to special purpose entities formed to borrow from the lenders against such receivables), letters of credit, capital markets financings and/or private placements involving bonds or other debt securities, or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced from time to time in whole or in part from time to time, including without limitation any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Designation” has the meaning assigned to such term in the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

“Designation Amount” has the meaning assigned to such term in the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than as a shareholder or employee of the Company or any Subsidiary) in or with respect to such transaction or series of related transactions.

“Disqualified Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed (unless, at the option of the Company such redemption can be satisfied solely with Qualified Capital Stock) prior to the final Stated Maturity of the notes or is redeemable at the option of the holder thereof (unless, at the option of the Company such redemption can be satisfied solely with Qualified Capital Stock) at any time prior to such final Stated Maturity (other than upon a change of control of or sale of assets by the Company in circumstances where the holders would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

“Dollar” and “$” mean lawful money of the United States.

“Dollar-Denominated Production Payment” means a production payment required to be recorded as a borrowing in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“equity interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Offering” means a public or private offering of Capital Stock (other than Disqualified Stock) of the Company.

“Event of Default” has the meaning assigned to such term in “—Default and Remedies.”

“Excess Proceeds” means any Net Available Cash from an Asset Sale not applied in accordance with paragraph (b) of the covenant described under “—Certain Covenants—Limitation on Asset Sales” within 365 days from the date of such Asset Sale.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” has the meaning assigned to such term in “—Exchange Offers; Registration Rights.”

“Exchange Offer” means an offer by the Company to the holders of the Initial Notes or any Initial Additional Notes to exchange outstanding notes for Exchange Notes, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning assigned to such term in “—Exchange Offers; Registration Rights.”

“Exchanged Properties” means properties or assets or Capital Stock representing an equity interest in or assets used or useful in the Oil and Gas Business, received by the Company or a Restricted Subsidiary in a substantially concurrent purchase and sale, trade or exchange as a portion of the total consideration for other such properties or assets.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of an asset or property in excess of $25,000,000 shall be determined by the Board of Directors of the Company acting in good faith, in which event it shall be evidenced by a resolution of the Board of Directors.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that (x) is not organized under the laws of the United States of America or any State thereof or the District of Columbia, or (y) was organized under the laws of the United States of America or any State thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above and is not a guarantor of Indebtedness under a Credit Facility.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of ) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement, made primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services,

(3) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(4) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance, or

(5) otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantors” means, collectively, (i) Bandon Oil and Gas GP, LLC, Bandon Oil and Gas, LP, DBH, LLC, Dynamic Offshore Resources, LLC, Dynamic Offshore Resources NS Acquisition, Inc., Dynamic Offshore Resources NS, LLC, Dynamic Offshore Resources NS Parent, Inc., Integra Energy, L.L.C., Lariat Services, Inc., SandRidge Exploration and Production, LLC, SandRidge Holdings, Inc., SandRidge Midstream, Inc., SandRidge Offshore, LLC, SandRidge Onshore, LLC, SandRidge Operating Company and SPN Resources, LLC and (ii) each Restricted Subsidiary that executes a supplemental indenture providing for the guarantee of the payment of the notes, or any successor obligor under its Note Guarantee pursuant to the 2023 Indenture, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to the 2023 Indenture.

“Immaterial Subsidiary” means any Subsidiary with total assets of less than $500,000, as determined in accordance with its latest financial statements.

“Indebtedness” means, with respect to any Person, without duplication,

(1) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any Trade Accounts Payable and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

(2) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(3) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding Trade Accounts Payable,

(4) all obligations under or in respect of currency exchange contracts, oil, gas or other hydrocarbon price hedging arrangements and Interest Rate Agreements of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time),

(5) all Capital Lease Obligations of such Person,

(6) the Attributable Indebtedness of such Person related to any Sale Leaseback Transaction,

(7) all Indebtedness referred to in clauses (1) through (6) above of other Persons and all dividends of other Persons, to the extent the payment of such Indebtedness or dividends is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(8) all Guaranteed Debt of such Person,

(9) all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

(10) all Preferred Stock of any Restricted Subsidiary of the Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,

(11) with respect to any Production Payment and Reserve Sale, any warranties or guarantees of production or payment by such Person with respect to such Production Payment and Reserve Sale but excluding other contractual obligations of such Person with respect to such Production Payment and Reserve Sale, and

(12) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (1) through (11) above.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if it were purchased on any date on which Indebtedness shall be required to be determined pursuant to the 2023 Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock or Preferred Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock or Preferred Stock. Subject to clause (11) of the preceding sentence, Production Payments and Reserve Sales shall not be deemed to be Indebtedness.

“Initial Additional Notes” means Additional Notes issued in an offering not registered under the Securities Act and any notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the notes issued on the Issue Date and any notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company and the Guarantors relating to the sale of the notes by the Company.

“Interest,” in respect of the notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into from time to time by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan (including Guarantees), or other extension of credit or capital contribution to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment” shall exclude direct or indirect advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the Company’s or any Restricted Subsidiary’s balance sheet, endorsements for collection or deposit arising in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Investment Grade Status” shall occur when the notes are rated as follows by one of the following two rating agencies: Baa3 or better by Moody’s, BBB- or better by S&P (or, if either such entity ceases to rate the notes, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency).

“Issue Date” means the earliest date on which any notes are originally issued under the 2023 Indenture.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, hypothecation, claim, preference, priority or other encumbrance for security purposes upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement. References herein to Liens allowed to exist upon any particular item of Property shall also be deemed (whether or not stated specifically) to allow Liens to exist upon any accessions, improvements or additions to such property, upon any contractual rights relating primarily to such Property, and upon any proceeds of such Property or of such accessions, improvements, additions or contractual rights.

“Liquid Securities” means securities (i) of an issuer that is not an Affiliate of the Company, (ii) that are publicly traded on the New York Stock Exchange, the NYSE AMEX Equities or the Nasdaq Stock Market (or any successor thereof) and (iii) as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting the requirements of clauses (i), (ii) and (iii) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (a) the date on which such securities are sold or exchanged for cash or Cash Equivalents and (b) 360 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Cash Equivalents within 360 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with the provisions of the covenant described under “—Certain Covenants—Limitation on Asset Sales,” such securities shall be deemed not to have been Liquid Securities at any time.

“Midstream Assets” means (i) assets used primarily for gathering, transmission, storage, processing or treatment of natural gas, natural gas liquids or other hydrocarbons or carbon dioxide and (ii) equity interests of any Person that has no substantial assets other than assets referred to in clause (i).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Net Available Cash” from an Asset Sale means cash proceeds received therefrom (including (i) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received and (ii) the Fair Market Value of Liquid Securities and Cash Equivalents, and excluding (iii) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the assets or property that is the subject of such Asset Sale and (iv) except to the extent subsequently converted to cash within 360 days after such Asset Sale; consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (i) and (ii)), in each case net of:

(a) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale,

(b) all payments made on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale) which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder,

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

(d) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale;

provided, however, that if any consideration for an Asset Sale (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or its Restricted Subsidiaries from escrow.

“Net Cash Proceeds” means with respect to any issuance or sale of Capital Stock or debt securities or Capital Stock that has been converted into or exchanged for Capital Stock as referred to in “—Certain Covenants—Limitation on Restricted Payments,” the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Working Capital” means (i) all current assets of the Company and its Restricted Subsidiaries, less (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in Consolidated financial statements of the Company prepared in accordance with GAAP, provided, however, that all of the following shall be excluded in the calculation of Net Working Capital: (a) current assets or liabilities relating to the mark-to-market value of Interest Rate Agreements and hedging arrangements constituting Permitted Debt, (b) any current assets or liabilities relating to non-cash charges arising from any grant of Capital Stock, options to acquire Capital Stock, or other equity based awards, and (c) any current assets or liabilities relating to non-cash charges or accruals for future abandonment liabilities.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“Oil and Gas Business” means the business of exploiting, exploring for, developing, acquiring, operating, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting hydrocarbons and carbon dioxide and other related energy businesses, including contract drilling and other oilfield services.

“Oil and Gas Liens” means: (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for “development” shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; (iv) Liens arising in connection with Production Payments and Reserve Sales; provided that such Liens are limited to the property that is subject to such Production Payments and Reserve Sales, and such Production Payments and Reserve Sales either (a) were created in connection with the acquisition or financing of the property and were incurred within 90 days after the acquisition of the property subject thereto, or (b) constitute Asset Sales made in compliance with the covenant described under “Certain Covenants—Limitation on Asset Sales”; and (v) Liens on pipelines or pipeline facilities that arise by operation of law.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee.

“Original Notes” means the Initial Notes and any Exchange Notes issued in exchange therefor.

“Pari Passu Indebtedness” means any Indebtedness of the Company or a Guarantor that is pari passu in right of payment to the notes or Note Guarantee, as the case may be.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including (i) ownership interests in oil and gas properties or gathering, transportation, processing, storage or related systems and (ii) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited) and other similar agreements (including for limited liability companies) with third parties.

“Permitted Debt” has the meaning assigned to such term in the covenant described under “—Certain Covenants—Limitation on Indebtedness and Disqualified Stock.”

“Permitted Investments” mean:

(1) Investments in the Company or any Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

(2) Indebtedness of the Company or a Restricted Subsidiary described under clauses (4), (5), (6) and (10) of the definition of “Permitted Debt;”

(3) Investments in the notes;

(4) Cash Equivalents;

(5) Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments;

(6) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under the covenant described under “—Certain Covenants—Limitation on Asset Sales” to the extent such Investments are non-cash proceeds as permitted under such covenant;

(7) Investments in existence on the Issue Date;

(8) Investments acquired in exchange for the issuance of Capital Stock of the Company (other than Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary);

(9) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(10) loans or advances to employees of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Restricted Subsidiaries (including travel, entertainment and relocation expenses) in the aggregate amount outstanding at any one time of not more than $2,000,000;

(11) any Investments received in good faith in settlement or compromise of receivables or other obligations that were obtained in the ordinary course of business, including in settlement of litigation, arbitration or other disputes or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(12) other Investments in the aggregate amount outstanding at any one time of up to the greater of (x) $25,000,000 and (y) 5.0% of Adjusted Consolidated Net Tangible Assets; and

(13) Guarantees received with respect to any Permitted Investment listed above.

Investments permitted by this definition need not be permitted solely by reference to one clause of this definition but may be permitted in part by one such clause and in part by one or more other clauses of this definition. In connection with any assets or property contributed or transferred to any Person as an Investment, the value of such property and assets shall be equal to the Fair Market Value at the time of Investment, without regard to subsequent changes in value.

“Permitted Liens” means:

(1) any Lien existing on the Issue Date securing Indebtedness or obligations existing on the Issue Date and not otherwise referred to in this definition;

(2) any Lien with respect to the Senior Credit Facility (including with respect to any Guarantee thereof made by any Guarantor) or any successor Credit Facilities securing Indebtedness incurred thereunder that could be borrowed under the covenant described under “—Certain Covenants—Limitation on Indebtedness and Disqualified Stock”;

(3) any Lien in favor of the Company or a Restricted Subsidiary;

(4) any Lien arising by reason of:

(A) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(B) taxes, assessments or governmental charges or claims that are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

(C) security made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security;

(D) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of Indebtedness);

(E) zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property for the purpose of such business;

(F) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

(G) operation of law or contract in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees, suppliers and similar persons, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

(H) normal depository arrangements with banks;

(5) any Lien securing Acquired Debt created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary; provided that such Lien only secures the assets acquired in connection with the transaction pursuant to which the Acquired Debt became an obligation of the Company or a Restricted Subsidiary;

(6) any Lien to secure performance bids, leases (including, without limitation, statutory and common law landlord’s liens), statutory obligations, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or any Subsidiary and not securing or supporting Indebtedness, and any Lien to secure statutory or appeal bonds;

(7) any Lien securing Indebtedness permitted to be incurred pursuant to clause (6) or clause (8) of the definition of Permitted Debt, so long as none of such Indebtedness constitutes debt for borrowed money;

(8) any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred in accordance with clause (7) of the definition of Permitted Debt and which are incurred or assumed solely in connection with the acquisition, development or construction of real or personal, moveable or immovable property commencing within 90 days of such incurrence or assumption; provided that such Liens only extend to such acquired, developed or constructed property, such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto, and the incurrence of such Indebtedness is permitted by the covenant described under “—Certain Covenants—Limitation on Indebtedness and Disqualified Stock”;

(9) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(10)(A) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary or such merger or consolidation; provided further, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary and assets fixed or appurtenant thereto; and (B) Liens on property, assets or shares of capital stock existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any property other than the property so acquired;

(11) Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money by the Company or any Restricted Subsidiary;

(12) Liens arising under the 2023 Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the 2023 Indenture, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness;

(13) Liens (including put and call arrangements) on Capital Stock of (A) any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary or (B) any other Person (including a joint venture) in which the Company or any Restricted Subsidiary owns any Capital Stock that is not a Restricted Subsidiary that secure Indebtedness of such other Person;

(14) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (13) so long as no additional collateral is granted as security thereby; and

(15) in addition to the items referred to in clauses (1) through (14) above, Liens of the Company and its Restricted Subsidiaries to secure Indebtedness in an aggregate amount at any time outstanding which does not exceed 5.0% of Adjusted Consolidated Net Tangible Assets as most recently determined at such time.

If a Lien meets the criteria of more than one of the categories of Permitted Liens described in clauses (1) through (15) of this definition, the Company may classify, or later reclassify, such Lien in whole or in part in any manner that complies with this definition, including by allocation to more than one other type of Permitted Lien.

“Permitted MLP Securities” means equity securities (including incentive distribution rights) of a master limited partnership (or limited liability company or similar business entity with pass-through treatment for U.S. Federal income tax purposes) that has a class of equity securities traded on the New York Stock Exchange, the NYSE AMEX Equities or the Nasdaq Stock Market (or any successor thereof), provided that such master limited partnership (or other entity) is an Affiliate of the Company.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, extend, substitute, defease, refund, refinance or replace (“refinance”) other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being refinanced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced;

(3) if the Indebtedness being refinanced is subordinated in right of payment to the notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Note Guarantees, as the case may be, on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being refinanced; and

(4) such Indebtedness is incurred by either (i) the Company or (ii) the Restricted Subsidiary that is the obligor on the Indebtedness refinanced.

Notwithstanding the preceding, any Indebtedness incurred under a Credit Facility pursuant to the covenant described under the caption “—Certain Covenants—Limitation on Indebtedness and Disqualified Stock” shall be subject only to the refinancing provision in the definition of Credit Facility and not pursuant to the requirements set forth in this definition of Permitted Refinancing Indebtedness.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Prior Issue Date” means May 20, 2008, the date of the issue of the Prior Notes.

“Prior Notes” means the Company’s $750,000,000 principal amount of its 8% Senior Notes due 2018.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such properties, production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

“principal” of any Indebtedness means the principal amount of such Indebtedness, (or if such Indebtedness was issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness), together with, unless the context otherwise indicates, any premium then payable on such Indebtedness.

“Purchase Money Obligation” means any Indebtedness secured by a Lien on assets related to the business of the Company or any Restricted Subsidiary which are purchased or constructed by the Company or such Restricted Subsidiary at any time after the Issue Date; provided that:

(1) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a “Purchase Money Security Agreement”) shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired (together with any additions, accessions, and other related assets referred to in the last sentence of the above definition of “Liens”),

(2) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions, improvements, and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness, and

(3)(A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions, improvements and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or the applicable Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired subject to the last sentence of the above definition of “Liens”).

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date among the Company, the Guarantors and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company, the Guarantors and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for notes registered under the Securities Act.

“Reporting Default” means a Default of the Company’s obligations under the covenant described in “—Certain Covenants—Financial Reports.”

“Restricted Payment” has the meaning assigned to such term in the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of that Person that is not an Unrestricted Subsidiary.

“Revocation” has the meaning assigned to such term in the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries.”

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale Leaseback Transaction” means, with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any real property or equipment, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Facility” means that certain Second Amended and Restated Credit Agreement, dated as of March 29, 2012, by and among SandRidge Energy, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto, as such agreement, in whole or in part, in one or more instances, may be amended, restated, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive amendments, restatements, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

“Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC as in effect on the Issue Date.

“Stated Maturity” means (i) with respect to any Indebtedness, the date specified as the fixed date on which the final installment of principal of such Indebtedness is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Indebtedness, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.

“Subordinated Indebtedness” means any Indebtedness of the Company or any Guarantor which is subordinated in right of payment to the notes or the Note Guarantee, as the case may be.

“Subsidiary” of a Person means:

(1) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or

(2) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

(3) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding Capital Stock or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Successor Parent” with respect to any Person means any other Person more than 50% of the total outstanding Voting Stock of which (measured by voting power rather than number of shares) is, at the time the first Person becomes a Subsidiary of such other Person, “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by one or more Persons that “beneficially owned” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) more than 50% of the total outstanding Voting Stock of the first Person (measured by voting power rather than number of shares) immediately prior to the first Person becoming a Subsidiary of such other Person.

“Surviving Entity” has the meaning specified in “—Consolidation, Merger or Sale of Assets.”

“Surviving Guarantor Entity” has the meaning specified in “—Consolidation, Merger or Sale of Assets.”

“Trade Accounts Payable” of any Person means accounts payable or other obligations of that Person or any Restricted Subsidiary to trade creditors created or assumed by the Person or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Unrestricted Subsidiary” means any Subsidiary of the Company that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” and any Subsidiary thereof.

“Unrestricted Subsidiary Indebtedness” of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary:

(1) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate of the Company, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

(2) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

provided that notwithstanding the foregoing, any Unrestricted Subsidiary may Guarantee the notes or any Credit Facility.

“Volumetric Production Payment” means a production payment that is recorded as a sale in accordance with GAAP, whether or not the sale price must be recorded as deferred revenue, together with all undertakings and obligations in connection therewith.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Ward Group” means: (i) Tom L. Ward (“Ward”); (ii) Ward’s wife; (iii) any of Ward’s lineal descendants; (iv) Ward’s estate; (v) any trust of which at least one of the trustees is Ward, or the principal beneficiaries of which are any one or more of the Persons in (i)-(iv); (vi) any Person which is controlled by any one or more of the Persons in (i)-(v); and (vii) any group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Issue Date) that includes one or more of the Persons described in clauses (i) through (vi) above, provided that such Persons described in clauses (i) through (vi) above control more than 50% of the voting power of such group.

“Weighted Average Life to Maturity” means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment and (b) the amount of each such principal payment by (2) the sum of all such principal payments.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

Global Notes

The new notes will be issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•

upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•

ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below.

Exchanges Among the Global Notes

Beneficial interests in one global note may generally be exchanged for interests in another global note. Depending on the global note to which the transfer is being made, the Trustee may require the seller to provide certain written certifications in the form provided in the indentures. A beneficial interest in a global note that is transferred to a person who takes delivery through another global note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other global note.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers, banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indentures. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive certificated notes; and

•

will not be considered the owners or holders of the notes under the indentures for any purposes, including with respect to the giving of any direction, instruction or approval to the Trustee under the indentures.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indentures (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the new notes represented by a global note will be made by the Trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Certificated Notes

Notes in certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related new notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the indentures should occur.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

The following discussion summarizes the material United States federal income tax consequences of each exchange offer that may be relevant to you. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed Treasury Regulations thereunder, and administrative rulings and judicial decisions as of the date of this prospectus. These authorities are subject to differing interpretations and may be changed, possibly with retroactive effect, resulting in U.S. federal income tax consequences that are different from those discussed below. We have not sought any ruling from the United States Internal Revenue Service, or the IRS, or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This summary assumes that the old notes and the new notes are or will be held as capital assets within the meaning of Section 1221 of the Code.

This summary does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction. In addition, this summary does not address all tax considerations that may be applicable to your particular circumstances or to you if you are subject to special tax rules, including, without limitation:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	banks, insurance companies or other financial institutions;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	tax-exempt organizations;

•	regulated investment companies;

•	holders subject to the alternative minimum tax;

•	persons holding notes as part of a straddle transaction, hedging transaction, conversion transaction or other risk reduction transaction; or

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER FEDERAL TAX LAWS, OR SUBSEQUENT REVISIONS THEREOF.

For purposes of this summary, a “U.S. holder” means a beneficial owner of the notes that is, for U.S. federal income tax law purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

Tax Consequences of Participation in the Exchange Offers

The exchange by any holder of an old note for a new note under either exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. The new notes are substantially identical in kind and extent to the old notes and, as a result, your exchange of old notes for new notes will not constitute a taxable disposition of the old notes for U.S. federal income tax purposes. As a result, you will not recognize taxable income, gain or loss on such exchange, your holding period for the new notes will generally include the holding period for the old notes so exchanged, and your adjusted tax basis in the new notes will generally be the same as your adjusted tax basis in the old notes exchanged therefor immediately before such exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account in connection with the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. A broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes where the broker-dealer acquired old notes as a result of market-making activities or other trading activities. We have agreed that we will make available this prospectus, as amended or supplemented, to any broker-dealer for use in connection with resales for a period ending on the earlier of 180 days after the date on which the registration statement is declared effective and the date on which broker-dealers are no longer required to deliver a prospectus in connection with market making or other trading activities.

We are conducting the exchange offers to satisfy our obligations under the registration rights agreements entered into in connection with the private placements of the old notes, and we will not receive any proceeds from the issuance of the new notes pursuant to the terms of the exchange offers, or from the subsequent sale of the new notes by any holder thereof. Broker-dealers may sell new notes received by them for their own account pursuant to either exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to those prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes.

Any broker-dealer that resells new notes that were received by it for its own account pursuant to either exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an underwriter within the meaning of the Securities Act. A profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offers, other than commissions or concessions of any brokers or dealers. We will also indemnify the holders of the old notes, including any broker-dealers, against specified liabilities, including any liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes and the guarantees will be passed upon for us by Covington & Burling LLP, Washington, D.C. Certain legal matters relating to Texas law will be passed upon for us by Philip T. Warman, Senior Vice President, General Counsel and Secretary of the Company. Mr. Warman is paid a salary by us, participates in our equity compensation plans and owns shares of our common stock. Certain legal matters relating to Louisiana law will be passed upon for us by Thompson & Knight LLP.

EXPERTS

Certain estimates of our proved reserves of oil, natural gas and natural gas liquids incorporated by reference in this prospectus were based in part upon engineering reports prepared by independent petroleum engineers Netherland, Sewell & Associates, Inc., Lee Keeling and Associates, Inc. and DeGolyer and MacNaughton. These estimates are referred to or incorporated by reference herein in reliance on the authority of such firms as experts in such matters.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements for the three years ended December 31, 2011 of Dynamic incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on April 9, 2012 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in its report dated March 29, 2012 and incorporated by reference herein.

The statements of revenues and direct operating expenses of certain oil and natural gas interests in the Gulf of Mexico acquired by Dynamic from Exxon Mobil Corporation in August 2011 for the years ended December 31, 2010 and 2009 incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on April 9, 2012 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in its report dated November 8, 2011 and incorporated by reference herein.

The statements of revenues and direct operating expenses of the Gulf of Mexico Properties for the year ended December 31, 2011 incorporated in this prospectus by reference to Amendment No. 1 to our Current Report on Form 8-K filed with the SEC on August 31, 2012 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in its report dated August 10, 2012 and incorporated by reference herein.

Annex A

LETTER OF TRANSMITTAL

SANDRIDGE ENERGY, INC.

Offer to Exchange $275,000,000 of 7.5% Senior Notes due 2021

Registered under the Securities Act of 1933 for

An Equal Amount of Outstanding 7.5% Senior Notes due 2021

Offer to Exchange $825,000,000 of 7.5% Senior Notes due 2023

Registered under the Securities Act of 1933 for

An Equal Amount of Outstanding 7.5% Senior Notes due 2023

Pursuant to the Prospectus dated October 11, 2012

EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON NOVEMBER 8, 2012, UNLESS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offers is:

WELLS FARGO BANK, NATIONAL ASSOCIATION

Delivery by Registered and Certified Mail:	By Facsimile for Eligible Institutions	Regular Mail or Overnight Courier:
Wells Fargo Bank, NA Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480	612-667-6282 Attention: Corporate Trust Services	Wells Fargo Bank, NA Corporate Trust Operations MAC N9303-121 Sixth & Marquette Avenue Minneapolis, MN 55479
To Confirm by Telephone or for Information Call: 1-800-344-5128

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL BEFORE COMPLETING IT.

The undersigned acknowledges that he or she has received the prospectus, dated October 11, 2012 (the “Prospectus”), of SandRidge Energy, Inc., a Delaware corporation (the “Company”), and this letter of transmittal (this “Letter of Transmittal”), which together constitute the Company’s offers (the “Exchange Offers”) to exchange (i) an aggregate principal amount of up to $275,000,000 of its 7.5% Senior Notes due 2021 and the associated guarantees (together, the “New 2021 Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s outstanding 7.5% Senior Notes due 2021 and the associated guarantees (together, the “Old 2021 Notes”) issued on August 20, 2012, which have not been registered under the Securities Act and (ii) an aggregate principal amount of up to $825,000,000 of its 7.5% Senior Notes due 2023 and the associated guarantees (together, the “New 2023 Notes” and, collectively with the New 2021 Notes, the “New Notes”), which have been registered under the Securities Act, for a like principal amount of the Company’s outstanding 7.5% Senior Notes due 2023 and the associated guarantees (together, the “Old 2023 Notes” and, collectively with the Old 2021 Notes, the “Old Notes”) issued on August 20, 2012, which have not been registered under the Securities Act. Capitalized terms used but not defined herein shall have the same meanings given them in the Prospectus. The Exchange Offers are subject to all of the terms and conditions set forth in the Prospectus, including, without limitation, the right of the Company to waive, subject to applicable laws, conditions. In the event of any conflict between this Letter of Transmittal and the Prospectus, the Prospectus shall govern.

The terms of the New 2021 Notes are identical in all respects to the terms of the Old 2021 Notes for which they may be exchanged pursuant to the Exchange Offers, and the terms of the New 2023 Notes are identical in all respects to the terms of the Old 2023 Notes for which they may be exchanged pursuant to the Exchange Offers, except that the transfer restrictions, registration rights and provisions for additional interest relating to the Old 2021 Notes and Old 2023 Notes do not apply to the New 2021 Notes and New 2023 Notes. For each Old 2021 Note accepted for exchange, the holder of such Old 2021 Note will receive a New 2021 Note having a principal amount equal to that of the surrendered Old 2021 Note, and for each Old 2023 Note accepted for exchange, the holder of such Old 2023 Note will receive a New 2023 having a principal amount equal to that of the surrendered Old 2021 Note. The New 2021 Notes will bear interest from the last interest payment date of the Old 2021 Notes for which interest was paid prior to the issue date of the New 2021 Notes, and the New 2023 Notes will bear interest from the last interest payment date of the Old 2023 Notes for which interest was paid prior to the issue date of the New 2023 Notes. Interest on the New 2021 Notes will accrue at the rate of 7.5% per annum and will be payable semi-annually in cash in arrears on each March 15 and September 15 to holders of record. The New 2021 Notes will mature on March 15, 2021. Interest on the New 2023 Notes will accrue at the rate of 7.5% per annum and will be payable semi-annually on each February 15 and August 15 to holders of record, beginning on February 15, 2013. The New 2023 note will mature on February 15, 2023.

The Company reserves the right, at any time or from time to time, to extend either Exchange Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. The Company will notify the Exchange Agent and the registered holders of the Old 2021 Notes and Old 2023 Notes of any such extension by oral or written notice thereof.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE CHECKING ANY BOX BELOW. THE INSTRUCTIONS INCLUDED IN THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS, THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT. SEE INSTRUCTION 11.

The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offers.

List below the Old 2021 Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, list the certificate numbers and principal amount of Old 2021 Notes on a separate signed schedule and affix the schedule to this Letter of Transmittal.

DESCRIPTION OF OLD 2021 NOTES

Name(s) and Address(es) of Registered Holder(s) (Please Fill in, if Blank, Exactly as Name(s) Appear on Certificates)	Certificate Number(s)*	Aggregate Amount of Old 2021 Notes	Principal Amount Tendered**

Total

*	Need not be completed if Old 2021 Notes are being tendered through book-entry transfer.
**	Unless otherwise indicated in this column, ALL of the Old 2021 Notes represented by the certificates will be deemed to have been tendered. See Instruction 2. Old 2021 Notes tendered must be in denominations of principal amount of $1,000 and any integral multiple of $1,000 in excess thereof. See Instruction 1.

☐	CHECK HERE IF TENDERED OLD 2021 NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE DEPOSITORY TRUST COMPANY (“DTC”) AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Book-Entry Account:

Transaction Code Number:

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

List below the Old 2023 Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, list the certificate numbers and principal amount of Old 2023 Notes on a separate signed schedule and affix the schedule to this Letter of Transmittal.

DESCRIPTION OF OLD 2023 NOTES

Name(s) and Address(es) of Registered Holder(s) (Please Fill in, if Blank, Exactly as Name(s) Appear on Certificates)	Certificate Number(s)*	Aggregate Amount of Old 2023 Notes	Principal Amount Tendered**

Total

*	Need not be completed if Old 2023 Notes are being tendered through book-entry transfer.
**	Unless otherwise indicated in this column, ALL of the Old 2023 Notes represented by the certificates will be deemed to have been tendered. See Instruction 2. Old 2023 Notes tendered must be in denominations of principal amount of $1,000 and any integral multiple of $1,000 in excess thereof. See Instruction 1.

☐	CHECK HERE IF TENDERED OLD 2023 NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Book-Entry Account:

Transaction Code Number:

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offers, the undersigned hereby tenders to the Company the aggregate principal amount of Old Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Old Notes as are being tendered hereby.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Old Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company. The undersigned further represents that (i) it will acquire the New Notes in the ordinary course of its business; (ii) it has no arrangements or understandings with any person to participate in a distribution of the New Notes; and (iii) it is not an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act.

The undersigned also acknowledges that these Exchange Offers are being made by the Company based upon the Company’s understanding of an interpretation by the staff of the Securities and Exchange Commission (the “Commission”) as set forth in no-action letters issued to third parties, that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offers may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that: (i) such holders are not affiliates of the Company within the meaning of Rule 405 under the Securities Act; (ii) such New Notes are acquired in the ordinary course of such holder’s business; and (iii) such holders are not engaged in, and do not intend to engage in, a distribution of the New Notes and have no arrangement or understanding with any person to participate in the distribution of the New Notes. However, the staff of the Commission has not considered the Exchange Offers in the context of a request for a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offers as it has in other circumstances.

Any broker-dealer and any holder who has an arrangement or understanding with any person to participate in the distribution of New Notes may not rely on the applicable interpretations of the staff of the Commission. Consequently, these holders must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. If the undersigned is a broker-dealer, it acknowledges that the staff of the Commission considers broker-dealers that acquired Old Notes directly from the Company, but not as a result of market-making activities or other trading activities, to be making a distribution of the New Notes.

If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes acquired by such broker-dealer as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, personal representatives, executors, administrators, trustees in bankruptcy and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in “The Exchange Offers — Withdrawal Rights” section of the Prospectus.

Unless otherwise indicated herein in the box entitled “Special Issuance Instructions” below, please issue the New Notes in the name of the undersigned or, in the case of a book-entry delivery of Old Notes, please credit the book-entry account indicated above maintained at DTC. Similarly, unless otherwise indicated under the box entitled “Special Delivery Instructions” below, please send the New Notes (and, if applicable, substitute certificates representing Old Notes for any Old Notes not exchanged) to the undersigned at the address shown above in the box entitled “Description of Old Notes.”

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF OLD 2021 NOTES” OR “DESCRIPTION OF OLD 2023 NOTES” ABOVE AND SIGNING THIS LETTER OF TRANSMITTAL, WILL BE DEEMED TO HAVE TENDERED THE OLD NOTES AS SET FORTH IN SUCH BOX ABOVE.

SPECIAL ISSUANCE INSTRUCTIONS

(SEE INSTRUCTIONS 3, 4, 5 AND 7)

To be completed ONLY if certificates for Old Notes not tendered and/or New Notes are to be issued in the name of and sent to someone other than the person(s) whose signature(s) appear(s) on this Letter of Transmittal above or if Old Notes delivered by book-entry transfer that are not accepted for exchange are to be returned by credit to an account maintained at DTC other than the account indicated above.

Issue: New Notes and/or Old Notes to:

Name(s):

(Please Type or Print)

(Please Type or Print)

Address:

(Including Zip Code)

(Complete accompanying

Substitute Form W-9)

☐	Credit unexchanged Old Notes delivered by book-entry transfer to the DTC account set forth below.

(DTC Account Number, if applicable)

SPECIAL DELIVERY INSTRUCTIONS

(SEE INSTRUCTIONS 3, 4, 5 AND 7)

To be completed ONLY if certificates for Old Notes not tendered and/or New Notes are to be sent to someone other than the person(s) whose signature(s) appear(s) on this Letter of Transmittal above or to such person(s) at an address other than shown in the box entitled “Description of Old 2021 Notes” or “Description of Old 2023 Notes” on this Letter of Transmittal above.

Mail New Notes and/or Old Notes to:

Name(s):

(Please Type or Print)

(Please Type or Print)

Address:

(Including Zip Code)

IMPORTANT: THIS LETTER OF TRANSMITTAL, OR A FACSIMILE HEREOF, OR AN AGENT’S MESSAGE (TOGETHER WITH THE CERTIFICATES FOR OLD NOTES OR A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL

CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

PLEASE SIGN HERE

(To be completed by all tendering holders of Old Notes,

regardless of whether Old Notes are being physically delivered herewith)

This Letter of Transmittal must be signed by the holder(s) of Old Notes exactly as their name(s) appear(s) on certificate(s) for Old Notes or, if delivered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of Old Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Letter of Transmittal. If any signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below beside “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act. See Instruction 4.

If the signature appearing below is not of the record holder(s) of the Old Notes, then the record holder(s) must sign a valid bond power.

X

X

(Signature(s) of Registered Holder(s) or Authorized Signatory)

Date:

Name:

Capacity:

Address:

(Include Zip Code)

Area Code and Telephone No.:

Please complete Substitute Form W-9 Herein

MEDALLION SIGNATURE GUARANTEE

(If Required by Instruction 4)

Name of Eligible Institution Guaranteeing Signatures

Address (including Zip Code) and Telephone Number (including Area Code) of Firm

Authorized Signature

Printed Name

Title

Date

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFERS TO EXCHANGE

Registered 7.5% Senior Notes due 2021 for

Outstanding 7.5% Senior Notes due 2021 issued August 20, 2012

And Registered 7.5% Senior Notes due 2023 for

Outstanding 7.5% Senior Notes due 2023 issued August 20, 2012 of SandRidge Energy, Inc.

1. Delivery of this Letter of Transmittal and Old Notes. A holder of Old Notes may tender the same by (i) properly completing and signing this Letter of Transmittal or a facsimile thereof (all references in the Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates, if applicable, representing the Old Notes being tendered and any required signature guarantees and any other documents required by this Letter of Transmittal, to the Exchange Agent at its address set forth above on or prior to the Expiration Date or (ii) complying with the procedure for book-entry transfer described below. Old Notes tendered hereby must be in denominations of $1,000 or any integral multiple of $1,000 in excess thereof.

For purposes of the Exchange Offers, the Exchange Agent will establish an account at DTC, with respect to the Old Notes promptly after the date of the Prospectus. DTC participants may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent’s account at DTC in accordance with DTC’s Automated Tender Offer Program (“ATOP”) procedures for such transfer. However, although delivery of Old Notes may be effected through book-entry transfer at DTC, an Agent’s Message (as defined in the next paragraph) in connection with a book-entry transfer and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address specified on the cover page of this Letter of Transmittal on or prior to the Expiration Date for a holder to have validly tendered its Old Notes.

A holder may tender Old Notes that are held through DTC by transmitting its acceptance through DTC’s ATOP, for which the transaction will be eligible, and DTC will then edit and verify the acceptance and send an Agent’s Message to the Exchange Agent for its acceptance. The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Exchange Agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant tendering the Old Notes that such participant has received the Letter of Transmittal and agrees to be bound by the terms of this Letter of Transmittal and that the Company may enforce such agreement against such participant. Delivery of an Agent’s Message will also constitute an acknowledgment from the tendering DTC participant that the representations and warranties set forth in this Letter of Transmittal are true and correct.

DELIVERY OF THE AGENT’S MESSAGE BY DTC WILL SATISFY THE TERMS OF THE EXCHANGE OFFERS AS TO EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL BY THE PARTICIPANT IDENTIFIED IN THE AGENT’S MESSAGE.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE OLD NOTES AND ALL OTHER REQUIRED DOCUMENTS, OR BOOK-ENTRY TRANSFER AND TRANSMISSION OF AN AGENT’S MESSAGE BY A DTC PARTICIPANT, ARE AT THE ELECTION AND RISK OF THE TENDERING HOLDERS. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND-DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY OR DTC. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE TENDERS FOR SUCH HOLDERS. SEE “THE EXCHANGE OFFERS” SECTION OF THE PROSPECTUS.

2. Partial Tenders; Withdrawals. If less than all of the Old Notes evidenced by a submitted certificate are to be tendered, the tendering holder(s) should fill in the aggregate principal amount of Old Notes tendered in the box entitled “Description of Old Notes—Principal Amount Tendered.” A newly issued certificate for the Old Notes submitted but not tendered will be sent to such holder as soon as practicable after the Expiration Date. All Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise clearly indicated.

If not yet accepted, a tender pursuant to either Exchange Offer may be withdrawn at any time prior to 5:00 p.m., Eastern time, on the Expiration Date.

For a withdrawal to be effective:

•	the Exchange Agent must receive a written notice, which may be by facsimile transmission or letter, of withdrawal at the address set forth above, or

•	for DTC participants, holders must comply with DTC’s standard operating procedures for electronic tenders and the Exchange Agent must receive an electronic notice of withdrawal from DTC.

Any notice of withdrawal must:

•	specify the name of the person who deposited the Old Notes to be withdrawn,

•	identify the Old Notes to be withdrawn, including the certificate number or numbers and principal amount of the Old Notes to be withdrawn,

•	be signed by the person who tendered the Old Notes in the same manner as the original signature on this Letter of Transmittal, including any required signature guarantees, and

•	specify the name in which any Old Notes are to be re-registered, if different from that of the withdrawing holder.

The Exchange Agent will return the properly withdrawn Old Notes without cost to the holder promptly following receipt of the notice of withdrawal. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Notes or otherwise comply with the book-entry transfer facility’s procedures. All questions as to the validity, form and eligibility, including time of receipt, of any notice of withdrawal will be determined by the Company, in its sole discretion, and such determination will be final and binding on all parties.

3. Tender by Holder. Except in limited circumstances, only a DTC participant listed on a DTC securities position listing may tender Old Notes in the Exchange Offers. Any beneficial owner of Old Notes who is not the registered holder and is not a DTC participant and who wishes to tender should arrange with such registered holder to execute and deliver this Letter of Transmittal on such beneficial owner’s behalf or must, prior to completing and executing this Letter of Transmittal and delivering his, her or its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner’s name or obtain a properly completed bond power from the registered holder or properly endorsed certificates representing such Old Notes.

4. Signatures on this Letter of Transmittal, Bond Powers and Endorsements; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered holder of the Old Notes tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates without alteration, enlargement or any change whatsoever.

If any tendered Old Notes are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any tendered Old Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of certificates.

When this Letter of Transmittal is signed by the registered holder (including any participant in DTC whose name appears on a security position listing as the owner of the Old Notes) of the Old Notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the New Notes are to be issued to a person other than the registered holder, then endorsements of any certificates transmitted hereby or separate bond powers are required. Signatures on such certificate(s) must be guaranteed by an Eligible Institution (as defined below).

If this Letter of Transmittal is signed by a person other than the registered holder or holders of any Old Notes specified therein, such certificate(s) must be endorsed by such registered holder(s) or accompanied by separate written instruments of transfer or endorsed in blank by such registered holder(s) exchange in form satisfactory to the Company and duly executed by the registered holder, in either case signed exactly as such registered holder(s) name(s) appear(s) on the Old Notes.

If this Letter of Transmittal or any certificates of Old Notes or separate written instruments of transfer or exchange are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

Signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder (including any participant in DTC whose name appears on a security position listing as the owner of the Old Notes) who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on this Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing an “Eligible Institution”).

5. Special Issuance and Delivery Instructions. Tendering holders of Old Notes should indicate in the applicable box the name and address to which New Notes issued pursuant to the Exchange Offers are to be issued or sent, if different from the name or address of the person signing this Letter of Transmittal. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated. Holders tendering Old Notes by book-entry transfer may request that Old Notes not exchanged be credited to such account maintained at DTC as such holder may designate hereon. If no such instructions are given, such Old Notes not exchanged will be returned to the name or address of the person signing this Letter of Transmittal.

6. Taxpayer Identification Number. Under United States federal income tax law, a tendering holder whose Old Notes are accepted for exchange may be subject to backup withholding (currently at a 28% rate) on payments that may be made by the Company on account of New Notes issued pursuant to the Exchange Offers. To prevent backup withholding, each tendering holder of Old Notes must provide to the Exchange Agent such holder’s correct taxpayer identification number (“TIN”) by completing the Substitute Form W-9 below, certifying that the holder is a United States person (including a United States resident alien), that the TIN provided is correct (or that the holder is awaiting a TIN), and that (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding. If the Exchange Agent is not provided with the correct TIN, the tendering holder may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”). In addition, the holder of New Notes may be subject to backup withholding on all reportable payments made after the exchange.

If the tendering holder is an individual, the TIN is his or her social security number. If the tendering holder is a nonresident alien or a foreign entity not subject to backup withholding, the holder must provide to the Exchange Agent the appropriate completed Form W-8 rather than a Substitute Form W-9. These forms may be obtained from the Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the “W-9 Guidelines”) for additional instructions. If the Old Notes are in more than one name or are not in the name of the actual owner, the tendering holder should consult the W-9 Guidelines for information regarding which TIN to report.

If the tendering holder does not have a TIN or does not know its TIN, the holder should check the box in Part 2 of the Substitute Form W-9, write “Applied For” in lieu of its TIN in Part 1, sign and date the form and provide it to the Exchange Agent. In addition, such tendering holder also must sign and date the Certificate of Awaiting Taxpayer Identification Number. A tendering holder that does not have a TIN should consult the W-9 Guidelines for instructions on applying for a TIN. Note: Checking the box in Part 2 of the Substitute Form W-9 and writing “Applied For” in Part 1 means that the tendering holder has already applied for a TIN or that the holder intends to apply for one in the near future. If a tendering holder checks the box in Part 2 and writes “Applied For” in Part 1, backup withholding at the applicable rate will nevertheless apply to all reportable payments made to such holder. If such a holder furnishes its properly certified TIN to the Exchange Agent within 60 days of the Exchange Agent’s receipt of the Substitute Form W-9, however, any amounts so withheld shall be refunded to such holder. If, however, the tendering holder has not provided the Exchange Agent with its TIN within such 60-day period, such previously retained amounts will be remitted to the IRS as backup withholding.

Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in overpayment of taxes, a refund may be obtained from the IRS.

7. Transfer Taxes. Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered hereby, or if tendered Old Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the Exchange Offers, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the Old Notes specified in this Letter of Transmittal.

8. Waiver of Conditions. The Company reserves the right to waive satisfaction of any or all conditions enumerated in the Prospectus at any time and from time to time prior to the Expiration Date.

9. No Conditional Tenders. No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of Old Notes, by execution of this Letter of Transmittal or, in lieu thereof, in accordance with DTC’s ATOP procedures, shall waive any right to receive notice of the acceptance of their Old Notes for exchange.

Neither the Company, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Old Notes nor shall any of them incur any liability for failure to give any such notice.

10. Mutilated, Lost, Stolen or Destroyed Old Notes. Any holder whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address and telephone number indicated above for further instructions.

11. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, should be directed to the Exchange Agent, at the address and telephone number indicated above.

TO BE COMPLETED BY ALL TENDERING HOLDERS

(See Instruction 6)

PAYOR’S NAME: SANDRIDGE ENERGY, INC.
SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service (“IRS”)

Part 1—PLEASE PROVIDE YOUR

TAXPAYER IDENTIFICATION

NUMBER (“TIN”) IN THE BOX

AT THE RIGHT AND CERTIFY

BY SIGNING AND DATING

BELOW. For individuals, this is

your Social Security Number

(“SSN”). For sole proprietors or if

your account is in more than one

name, see the enclosed W-9

Guidelines. For other entities, it is

your Employer Identification

Number (“EIN”). If you do not have

a number, see how to get a TIN by

consulting the enclosed W-9

Guidelines.

TIN: Social Security Number OR Employee Identification Number
Payor’s Request for TIN and Certification	Part 2—Awaiting TIN. ☐ Part 3—Exempt Payee. Check box at right if you are an exempt payee. ☐

CERTIFICATION—UNDER PENALTIES OF PERJURY, I CERTIFY THAT:

(1) The number shown on this form is my correct TIN (or I am waiting for a TIN to be issued to me),

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividend income, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien)

Certification Instructions—You must cross out item (2) of the above certification if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting of interest or dividend income on your tax return and you have not received another notification from the IRS that you are no longer subject to backup withholding. The IRS does not require your consent to any provisions of this document other than the certifications required to avoid backup withholding.

PLEASE SIGN HERE	Signature of U.S. Person	Date

Name:
Business Name:
(if different from above)
Address:
City:
State
Zip

Check appropriate box:
☐ Individual /Sole Proprietor ☐ Corporation ☐ Limited Liability Company. Enter tax classification (D=disregarded entity, C=corporation, P=partnership ☐ Other	☐ Exempt Payee

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY
RESULT IN BACKUP WITHHOLDING ON ANY PAYMENTS
MADE TO YOU ON ACCOUNT OF THE NEW NOTES. IN
ADDITION, FAILURE TO PROVIDE SUCH INFORMATION MAY
RESULT IN A PENALTY IMPOSED BY THE IRS. PLEASE
REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION
OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED

THE BOX IN PART 2 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER (“TIN”)

I certify, under penalties of perjury, that a TIN has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, the payor may withhold a percentage (currently 28%) of all reportable payments paid to my account until I provide a number. I understand that if I do not provide a TIN to the payor within 60 days of the payor’s receipt of the form, such retained amounts will be remitted to the Internal Revenue Service as backup withholding and the specified rate of all reportable payments made to me thereafter will be withheld and remitted to the Internal Revenue Service until I provide a TIN.

Signature:                          Date:

Annex B

BROKER DEALER LETTER

SANDRIDGE ENERGY, INC.

Offer to Exchange $275,000,000 of 7.5% Senior Notes due 2021

Registered under the Securities Act of 1933 for

An Equal Amount of Outstanding 7.5% Senior Notes due 2021

Offer to Exchange $825,000,000 of 7.5% Senior Notes due 2023

Registered under the Securities Act of 1933 for

An Equal Amount of Outstanding 7.5% Senior Notes due 2023

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

SandRidge Energy, Inc. (the “Company”), is offering to exchange (the “Exchange Offers”), upon and subject to the terms and conditions set forth in the prospectus, dated October 11, 2012 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), (i) an aggregate principal amount of up to $275,000,000 of its 7.5% Senior Notes due 2021 and the associated guarantees, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s outstanding 7.5% Senior Notes due 2021 and the associated guarantees (together, the “Old 2021 Notes”) issued on August 20, 2012, which have not been registered under the Securities Act, and (ii) an aggregate principal amount of up to $825,000,000 of its 7.5% Senior Notes due 2023 and the associated guarantees, which have been registered under the Securities Act, for a like principal amount of the Company’s outstanding 7.5% Senior Notes due 2023 and the associated guarantees (together, the “Old 2023 Notes” and, collectively with the Old 2021 Notes, the “Old Notes”) issued on August 20, 2012, which have not been registered under the Securities Act. The Exchange Offers are being made in order to satisfy certain obligations of the Company contained in registration rights agreements, dated as of August 20, 2012, among the Company, the Guarantors referred to therein and the representatives of the Initial Purchasers referred to therein.

We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offers. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

1. Prospectus, dated October 11, 2012;

2. The Letter of Transmittal for your use and for the use of your clients who hold Old Notes registered in their own names and for the information of your clients for whom you hold Old Notes registered in your name or in the name of your nominee;

3. A form of letter that may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

4. Guidelines for Certification of taxpayer identification number on Substitute Form W-9.

YOUR PROMPT ACTION IS REQUESTED. EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON NOVEMBER 8, 2012, UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”). THE OLD NOTES TENDERED PURSUANT TO EACH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

B-1

The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent for the Exchange Offers). The Company will pay or cause to be paid transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offers, or the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal. The Company may, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable out-of-pocket expenses incurred in forwarding copies of the Prospectus, Letter of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

To participate in the Exchange Offers, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

Any inquiries you may have with respect to the Exchange Offers or requests for additional copies of the enclosed materials should be directed to the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

SandRidge Energy, Inc.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY, THE EXCHANGE AGENT OR ANY AFFILIATE OF EITHER OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFERS, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

B-2

Annex C

CLIENT LETTER

SANDRIDGE ENERGY, INC.

Offer to Exchange $275,000,000 of 7.5% Senior Notes due 2021

Registered under the Securities Act of 1933 for

An Equal Amount of Outstanding 7.5% Senior Notes due 2021

Offer to Exchange $825,000,000 of 7.5% Senior Notes due 2023

Registered under the Securities Act of 1933 for

An Equal Amount of Outstanding 7.5% Senior Notes due 2023

To Our Clients:

Enclosed for your consideration is a prospectus, dated October 11, 2012 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), relating to the offers (the “Exchange Offers”) of SandRidge Energy, Inc. (the “Company”) to exchange (i) its 7.5% Senior Notes due 2021 and the associated guarantees, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s outstanding 7.5% Senior Notes due 2021 and the associated guarantees (together, the “Old 2021 Notes”) issued on August 20, 2012, which have not been registered under the Securities Act and (ii) its 7.5% Senior Notes due 2023 and the associated guarantees, which have been registered under the Securities Act, for a like principal amount of the Company’s outstanding 7.5% Senior Notes due 2023 and the associated guarantees (together, the “Old 2023 Notes” and, collectively with the Old 2021 Notes, the “Old Notes”) issued on August 20, 2012, which have not been registered under the Securities Act, upon the terms and subject to the conditions described in the Prospectus. The Exchange Offers are being made in order to satisfy certain obligations of the Company contained in the registration rights agreements, dated as of August 20, 2012, among the Company, the Guarantors referred to therein and the representatives of the Initial Purchasers referred to therein.

This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offers. Each Exchange Offer will expire at 5:00 p.m., Eastern time, on November 8, 2012, unless extended by the Company (the “Expiration Date”). Any Old Notes tendered pursuant to each applicable Exchange Offer may be withdrawn at any time before 5:00 p.m., Eastern time, on the Expiration Date.

The Exchange Offers are not conditioned upon any minimum number of Old Notes being tendered.

Your attention is directed to the following:

1. The Exchange Offers are for any and all Old Notes.

2. The Exchange Offers are subject to conditions set forth in the Prospectus in the section captioned “The Exchange Offers—Conditions to the Exchange Offers.”

3. Each Exchange Offer expires at 5:00 p.m., Eastern time, on the Expiration Date, unless extended by the Company.

4. Any transfer taxes incident to the transfer of the Old Notes from the tendering holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus and the Letter of Transmittal.

IF YOU WISH TO TENDER YOUR OLD NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER, ON WHICH YOU ARE REFERRED TO AS THE UNDERSIGNED BENEFICIAL OWNER. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Old Notes in your account.

Unless a specific contrary instruction is given in the space provided, your signature(s) hereon will constitute an instruction to us to tender all the Old Notes held by us for your account.

Please carefully review the enclosed material as you consider the Exchange Offers.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFERS

The undersigned beneficial owner acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offers made by SandRidge Energy, Inc., with respect to its Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned beneficial owner, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal. Please tender the Old Notes held by you for the account of the undersigned beneficial owner as indicated below:

The aggregate principal amount of Old 2021 Notes held by you for the account of the undersigned beneficial owner is:

$

(fill in amount).

The aggregate principal amount of Old 2023 Notes held by you for the account of the undersigned beneficial owner is:

$

(fill in amount).

With respect to the Exchange Offers, the undersigned beneficial owner hereby instructs you (check appropriate box):

☐

To TENDER the following aggregate principal amount of Old 2021 Notes held by you for the account of the undersigned beneficial owner (insert principal amount of Old 2021 Notes in denominations of $1,000 and integral multiples of $1,000 in excess thereof to be tendered): $

☐

NOT to TENDER any Old 2021 Notes held by you for the account of the undersigned beneficial owner.

☐

To TENDER the following aggregate principal amount of Old 2023 Notes held by you for the account of the undersigned beneficial owner (insert principal amount of Old 2023 Notes in denominations of $1,000 and integral multiples of $1,000 in excess thereof to be tendered): $

☐

NOT to TENDER any Old 2023 Notes held by you for the account of the undersigned beneficial owner.

If the undersigned beneficial owner instructs you to tender the Old Notes held by you for such person’s account, it is understood that you are authorized (a) to make, on behalf of the undersigned beneficial owner (and the undersigned beneficial owner, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of Old Notes, (b) to make such agreements, representations and warranties, on behalf of the undersigned beneficial owner, as are set forth in the Letter of Transmittal, and (c) to take such other action as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes.

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date:

Annex D

TAX GUIDELINES

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor. Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

For this type of account:		Give the Name and Social Security Number of:

1.	An individual’s account	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(l)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5.	Sole proprietorship or disregarded entity owned by an individual	The owner(3)

6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:		Give the Name and Employer Identification Number of:

7.	Disregarded entity not owned by an individual	The owner

8.	A valid trust, estate, or pension trust	Legal entity(4)

9.	Corporate account or an account of an LLC electing corporate status on Form 8832	The corporation

10.	Association, club, religious, charitable, educational or other tax-exempt organization account	The organization

11.	Partnership or multi-member LLC account	The partnership

12.	A broker or registered nominee	The broker or nominee

13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s Social Security Number.

(3)	You must show your individual name, and you may also enter your business or “doing business as” name on the “Business name/disregarded entity” name line. You may use either your Social Security Number or Employer Identification Number (if you have one), but the IRS encourages you to use your Social Security Number.

(4)	List first and circle the name of the trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1 of Form W-9 instructions.

*Note. Grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Obtaining A Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for business and all other entities), and apply for a number. These forms are available at the local office of the Social Security Administration or the Internal Revenue Service, on the internet at http://www.irs.gov, or by calling 1 (800) TAX-FORM.

Payees Exempt from Backup Withholding

Payees specifically exempt from backup withholding on ALL payments include the following:

•

An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), any individual retirement account, or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code.

•	The United States or any agency or instrumentality thereof.

•	A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization, or any agency or instrumentality thereof.

Payees that MAY BE EXEMPT from backup withholding include the following:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a) of the Code.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A foreign central bank of issue.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under section 664 of the Code or described in Section 4947 of the Code.

Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding.

FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX IN PART 3 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYOR THE APPROPRIATE COMPLETED IRS FORM W-8.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the regulations promulgated thereunder.

Privacy Act Notice. Section 6109 of the Code requires most recipients of dividends, interest or other payments to give a taxpayer identification number (“TIN”) to payors who must report the payments to the IRS. The IRS uses the TIN for identification purposes and to help verify the accuracy of your tax returns. Payors must be given a TIN whether or not recipients are required to file tax returns. Payors must generally withhold a percentage (currently 28%) of taxable interest, dividends and certain other payments to a payee who does not furnish a TIN to a payor. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish TIN. If you fail to furnish your correct TIN to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of TIN. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.

SandRidge Energy, Inc.

Offer to Exchange

$275,000,000 aggregate principal amount of its 7.5% Senior Notes due 2021, the issuance of each of which has been registered under the Securities Act of 1933 for

any and all of its outstanding unregistered 7.5% Senior Notes due 2021

and

$825,000,000 aggregate principal amount of its 7.5% Senior Notes due 2023, the issuance of each of which has been registered under the Securities Act of 1933 for

any and all of its outstanding unregistered 7.5% Senior Notes due 2023

PROSPECTUS

October 11, 2012